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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                              PAMECO CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

 WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND PROMPTLY RETURN YOUR PROXY. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING. IT WILL, HOWEVER, HELP ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

                               PAMECO CORPORATION

                               1000 Center Place
                            Norcross, Georgia 30093

                               ----------------

                    Notice of Annual Meeting of Shareholders

                                 July 21, 2000

Dear Shareholder:              ----------------


  The Annual Meeting of Shareholders of Pameco Corporation, a Georgia corporation ("Pameco" or the "Company"), will be held on July 21, 2000, at 9:00 a.m., local time, at the Marriott Hotel, Technology Parkway, Norcross, Georgia 30093, for the following purposes:

  1. Election of nine directors to the Board of Directors for the ensuing year consisting of two directors to be elected by the holders of the Company's Class A Common Stock, par value $.01 per share, and seven directors to be elected by the holders of the Company's Class B Common Stock, par value $.01 per share.

  2. Approval of the convertibility features and voting rights of the Series A Cumulative Pay-in-Kind Preferred Stock, par value $.01 per share, issued by the Company, and shares of additional preferred stock that may be issued by the Company in the future, pursuant to the terms of the Company's February 2000 recapitalization.

  3. Approval and adoption of an Agreement and Plan of Merger for the reincorporation of the Company in Delaware.

  4. Approval and adoption of the Certificate of Incorporation of the Delaware corporation that survives the reincorporation of the Company in Delaware eliminating the Company's Class B Common Stock and decreasing the Company's Class A Common Stock from 40,000,000 shares to 20,000,000 shares of common stock.

  5. Approval of the 1-for-3 reverse stock split of the Company's outstanding common stock in to be effected pursuant to the Agreement and Plan of Merger involving the reincorporation of the Company in Delaware.

  6. Ratification and approval of director and officer indemnification agreements.

  7. Approval of an amendment to the Company's 1999 Stock Award Plan to increase the number of shares reserved for issuance upon exercise of options granted under it and to increase the number of shares that may be subject to options granted under it to a single individual in a single year.

  8. Transaction of such other business as properly may come before the meeting or any adjournment thereof.

  Holders of the Company's common stock at the close of business on June 20, 2000 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Such shareholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

                                         By Order of the Board of Directors

                                         /s/ Richard S. Martin
                                         ----------------------------
                                         Richard S. Martin
                                         Secretary

Norcross, Georgia
June 23, 2000

                               PAMECO CORPORATION
                               1000 Center Place
                            Norcross, Georgia 30093

                               ----------------

                                PROXY STATEMENT

                               ----------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
FORWARD LOOKING STATEMENTS................................................  ii
GENERAL INFORMATION.......................................................   1
  Proxy Solicitation......................................................   1
  Voting Rights...........................................................   1
  Security Ownership Of Certain Beneficial Owners And Management..........   3
ELECTION OF DIRECTORS (Proposal 1)........................................   5
  Certain Relationships and Related Transactions..........................   7
  Material Pending Legal Proceedings......................................   9
  Committees and Meetings of the Board of Directors.......................  10
  Section 16(a) Beneficial Ownership Compliance...........................  10
  Executive Compensation..................................................  11
  Director Compensation...................................................  13
  Compensation Committee Report...........................................  13
  Compensation Committee Interlocks and Insider Participation in
   Compensation Decisions.................................................  16
  Stock Performance Chart.................................................  17
APPROVAL OF THE CONVERTIBILITY FEATURES AND VOTING RIGHTS OF THE SERIES A
 PREFERRED STOCK (Proposal 2).............................................  18
  Overview................................................................  18
  Directors' Rationale....................................................  19
  Opinion of Financial Advisor............................................  20
  Terms of the Series A Preferred Stock...................................  26
  Description of the Warrants.............................................  29
  Description of the Additional Preferred Stock...........................  29
  Risks Associated with the Resale of Shares of Class A Common Stock
   Issuable Upon Conversion...............................................  30
  Board Recommendation and Vote...........................................  30
APPROVAL OF REINCORPORATION MERGER (Proposal 3)...........................  31
  The Reincorporation.....................................................  31
  Vote Required; Board Recommendation.....................................  32
  Principal Reasons for the Reincorporation...............................  33
  Dissenters' Rights......................................................  33
  Antitakeover Implications...............................................  35
  Possible Disadvantages of Reincorporation...............................  36
  Post-Reincorporation Operations.........................................  36
  Provisions Affecting Change in Control..................................  37
  Comparison of Shareholders' Rights......................................  37
  Indemnification of Directors and Officers...............................  43
  Amendments to Certificate or Articles of Incorporation..................  44
  Amendments to Bylaws....................................................  44
  Certain Federal Income Tax Consequences.................................  45

                                                                         Page
                                                                       ---------
APPROVAL AND ADOPTION OF THE DELAWARE CERTIFICATE OF INCORPORATION
 ELIMINATING THE CLASS B COMMON STOCK AND DECREASING THE NUMBER OF
 AUTHORIZED SHARES OF COMMON STOCK
 (Proposal 4)........................................................         46
  Description........................................................         46
  Vote Required; Board Recommendation................................         46
  Principal Reasons for Eliminating the Class B Common Stock and
   Decreasing the Number of Authorized Shares of Common Stock........         47
APPROVAL OF THE REVERSE STOCK SPLIT (Proposal 5).....................         48
  The Reverse Stock Split............................................         48
  Vote Required; Board Recommendation................................         48
  Principal Reasons for the Reverse Stock Split......................         48
RATIFICATION AND APPROVAL OF DIRECTORS' AND OFFICERS' INDEMNIFICATION
 AGREEMENTS (Proposal 6).............................................         49
  Description........................................................         49
  Directors' Rationale...............................................         49
  Reason for Submitting this Matter to Shareholders..................         49
  Effect of the Failure to Approve this Proposal.....................         49
  Recommendation and Vote............................................         49
APPROVAL OF AMENDMENT TO THE 1999 STOCK AWARD PLAN (Proposal 7)......         50
  Summary of the 1999 Plan...........................................         50
MISCELLANEOUS........................................................         55
  Incorporation of Financial Information.............................         55
  Information Concerning the Company's Accountants...................         55
  Other Business.....................................................         55
  Annual Reports.....................................................         55
  Restriction on Incorporation by Reference of Certain Information...         56
  Submission of Shareholder Proposals for 2001 Annual Meeting........         56

Fairness Opinion of Houlihan Lokey Howard & Zukin....................    Annex I
Article 13 of the Georgia Business Corporation Code on Dissenters'
 Rights..............................................................   Annex II
Merger Agreement between the Company and Pameco Acquisition Corp. ...  Exhibit A
Certificate of Incorporation of Pameco Acquisition Corp..............  Exhibit B
By-laws of Pameco Acquisition Corp. Exhibit..........................  Exhibit C

                               ----------------

                          FORWARD LOOKING STATEMENTS

  When used in this Proxy Statement, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "projected," or similar expressions are intended to identify "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, uncertainties and other factors, including, but not limited to, general economic and business conditions, dependence on debt financing, competition, changes in foreign political, social and economic conditions, customer preferences, changes in weather conditions and various other matters, many of which are beyond the Company's control. Such factors could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from future results expressed or implied by such forward-looking statements. As a result, the Company wishes to caution readers not to place undue reliance on any such forward looking statements which speak only as of the date made.

                              GENERAL INFORMATION

Proxy Solicitation

  This Proxy Statement and the accompanying proxy card (the "Proxy") are first being mailed to shareholders on or about June 23, 2000 by the Board of Directors of Pameco Corporation (the "Company") in connection with the solicitation of proxies for Class A and Class B Common Stock, each par value $.01 per share (collectively, the "Common Stock"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Marriot Hotel, Technology Parkway, Norcross, Georgia 30093, on July 21, 2000, at 9:00 a.m., local time, and at all adjournments or postponements thereof. The Company will pay all expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. In addition to solicitation by mail, certain officers and directors of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication or other means. The closing price of the Company's Class A Common Stock as reported on the New York Stock Exchange on June 20, 2000, was $2.62 per share. There is no public market for the Class B Common Stock, but shares of Class B Common Stock are convertible at the option of the holder on a share-for-share basis into shares of Class A Common Stock.

Voting Rights

  If the Proxy is signed and returned properly to the Company and not revoked, it will be voted in accordance with the instructions contained in it. If the Proxy is signed and returned, but voting directions are not made, your shares of Common Stock will be voted:

  . "FOR" the election of each of the nominees for director set forth herein for which you are entitled to vote,

  . "FOR" the convertibility features and voting rights of shares of the Series A Cumulative Pay-in-Kind Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"), and shares of additional preferred stock that may be issued by the Company in the future, pursuant to the terms of the Company's February 2000 recapitalization,

  .  "FOR" the approval and adoption of an Agreement and Plan of Merger
     (the "Merger Agreement") between the Company and Pameco Acquisition Corp. ("Pameco Delaware"), a newly formed Delaware corporation and a wholly-owned subsidiary of the Company, providing for the reincorporation of the Company in Delaware pursuant to a statutory merger of the Company into Pameco Delaware (the "Reincorporation Merger") and the issuance of (a) one share of Pameco Delaware Common Stock, par value $.01 per share, for each three shares of Common Stock outstanding at the effective time of the Reincorporation Merger (the "Effective Time") and (b) one share of Pameco Delaware Series A Cumulative Pay-in-Kind Preferred Stock, par value $1.00 per share, for each share of the Company's Series A Preferred Stock outstanding at the Effective Time,

  . "FOR" the approval and adoption of the Certificate of Incorporation of Pameco Delaware eliminating the Company's Class B Common Stock and decreasing the Company's Class A Common Stock from 40,000,000 to 20,000,000 shares of common stock,

  . "FOR" the approval of the 1-for-3 reverse stock split (the "Reverse Stock Split") of the Company's outstanding Common Stock to be effected pursuant to the Reincorporation Merger in which the Company will issue one share of Pameco Delaware Common Stock, par value $.01 per share, for each three shares of Common Stock outstanding at the Effective Time,

  . "FOR" the approval of the amendment to the Company's 1999 Stock Award Plan, and

  . "FOR" the ratification and approval of certain directors' indemnification agreements.

Any Proxy given pursuant to this solicitation may be revoked by: (1) filing written notice of revocation with the Secretary of the Company before the vote of shareholders, (2) filing a duly executed proxy bearing a later date with the Secretary of the Company before the vote of shareholders, or (3) attending the Annual Meeting and voting in person.

  Certain shareholders of the Company which together control more than the requisite voting power of the Company necessary to approve each of the proposals contained in this Proxy Statement, other than the proposal relating to the election of directors by the holders of Class A Common Stock, have agreed to vote their shares of Class A Common Stock and Class B Common Stock in favor of each proposal contained in this Proxy Statement and, accordingly, all of the proposals contained in this Proxy Statement, other than the proposal relating to the election of directors by the holders of Class A Common Stock, are assured of being approved.

  The Board of Directors has fixed the close of business on June 20, 2000, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements thereof (the "Record Date"). As of the close of business on June 20, 2000, the Company had outstanding 7,366,582 shares of Class A Common Stock, 1,872,929 shares of Class B Common Stock, and 140,000 shares of Series A Preferred Stock. On all matters to come before the Annual Meeting, each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes, except with respect to: (1) the election of directors, (2) certain "Going Private Transactions" (as defined in the Company's Articles of Incorporation), none of which is anticipated by the Board of Directors to be brought before the Annual Meeting, and (3) any other matters required by law. Holders of Class A and Class B Common Stock will vote together as a single voting group on all matters anticipated to come before the Annual Meeting, except the election of directors where holders of Class A Common Stock, voting as a separate class, are entitled to elect two of the Company's directors and holders of Class B Common Stock, voting as a separate class, are entitled to elect the remaining directors. Pursuant to the Company's Bylaws, the election of any director requires that a majority of the votes are cast in favor of the election of such director by the shares entitled to vote in the election at a meeting at which a quorum is present.

  Except in connection with the approval and adoption of the Reincorporation Merger (Proposal 3), in which case each share of Series A Preferred Stock is entitled to one vote, the holders of the Series A Preferred Stock are not entitled to vote on any matter presently expected to be brought before the Annual Meeting. In addition to the approval by the holders of both classes of Common Stock, the approval and adoption of the Reincorporation Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock as of the Record Date, voting separately as a class. The holders of all of the outstanding shares of Series A Preferred Stock have advised the Company that they presently intend to vote their shares "FOR" the approval and adoption of the Reincorporation Merger. As there are only two holders of Series A Preferred Stock, there is no proxy solicitation requirement as to these holders and no proxies are being solicited by the Company from the holders of the Series A Preferred Stock.

  The presence in person or by proxy of shares representing a majority of the votes entitled to be cast on a matter by either the Class A Common Stock, the Class B Common Stock or the Series A Preferred Stock (each, a "Voting Group") constitutes a quorum of such Voting Group with regard to that matter. The Company's Articles of Incorporation do not authorize cumulative voting. Except in connection with the approval and adoption of the Reincorporation Merger (Proposal 3), the approval and adoption of the Certificate of Incorporation of Pameco Delaware (Proposal 4) and the adoption of the Reverse Stock Split (Proposal 5), the Bylaws provide that all matters requiring a shareholder vote and scheduled to be brought before the Annual Meeting shall be approved if the votes cast within the applicable Voting Group favoring the action exceed the votes cast opposing the action, subject to the required majority vote for election of directors as discussed above. Abstentions and broker non-votes will be counted in determining whether a quorum of the relevant Voting Group is present, but will not affect the outcome of a vote on any matter other than the election of directors. With respect to the election of directors, abstentions and broker non-votes effectively are counted as votes against the election of the relevant director. Assuming the presence of a quorum for the Class A and Class B Common Stock Voting Groups, the approval and adoption of the Reincorporation Merger (Proposal 3), the approval and adoption of the Certificate of Incorporation of Pameco Delaware (Proposal 4) and the adoption of the Reverse Stock Split (Proposal 5) will require the affirmative vote of holders of a majority of the outstanding shares of Common Stock.

  The Annual Meeting has been called for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders ("Notice"). The Board of Directors does not anticipate that matters other than those described in the Notice will be brought before the Annual Meeting for shareholder action, but if any other matters properly come before the Annual Meeting, votes thereon will be cast by the proxy holder in accordance with his or her best judgment. If a shareholder wishes to give a proxy to someone other than the person indicated on the accompanying proxy, such holder must cross out the names appearing on the proxy and insert the name or names of another person or persons to act as proxies or must use a separate form of proxy which complies with applicable law and which names other persons as their proxy. The signed proxy must be presented at the Annual Meeting by the person or persons representing the shareholder.

Security Ownership Of Certain Beneficial Owners And Management

  The following table sets forth certain information, as of March 31, 2000, regarding shares of Common Stock and Series A Preferred Stock owned of record or beneficially by (a) each director and nominee for director, (b) each executive officer named in the Summary Compensation Table in this Proxy Statement, (c) all directors and executive officers as a group, and (d) each person known to the Company to beneficially own more than five percent of either class of the Company's outstanding Common Stock or of the Series A Preferred Stock. Except as set forth in the footnotes to the table below, each of the shareholders identified in the table below has sole voting and investment power over the shares beneficially owned by such person. As described in Proposal 2, the Company underwent a change in control since the beginning of the last complete fiscal year ending February 29, 2000 ("Fiscal 2000") and the following table reflects the beneficial ownership of shares of Common Stock after the completion of such change of control. In addition, the following table assumes the approval of Proposal 2 such that the shares of Series A Preferred Stock (including both the outstanding shares of Series A Preferred Stock and those shares of Series A Preferred Stock issuable upon exercise of certain currently exercisable warrants) vote on an as-converted basis with, and are immediately convertible into, shares of Class A Common Stock.

                              PAMECO CORPORATION
                     STOCK OWNERSHIP AS OF MARCH 31, 2000

                      Class A Common Stock  Class B Common Stock  Series A Preferred Stock                             Percent of
                      --------------------- --------------------- ----------------------------   Percent of Percent of   Shares
                      Beneficial Percent of Beneficial Percent of  Beneficial      Percent of      Voting   Investment Outstanding
Name and Address(1)   Ownership   Class A   Ownership   Class B    Ownership        Series A        Power      Power       (+)
----------------      ---------- ---------- ---------- ---------- -------------   ------------   ---------- ---------- -----------
 James R.
  Balkcom,
  Jr.(2).........        267,131     3.6%          --       --                --             --        *          *          *
 Jerry W. Bowman.             --      --           --       --                --             --       --         --         --
 W. Michael
  Clevy(3).......          3,825      --           --       --                --             --        *          *          *
 Willem F.P. de
  Vogel(4).......        128,679     1.7%     122,379      6.5%               --             --      1.7%       1.7%         *
 Earl Dolive(5)..          8,615       *           --       --                --             --        *          *          *
 Edmund J.
  Feeley.........             --      --           --       --                --             --       --         --         --
 Daniel P.
  Herrick........             --      --           --       --                --             --       --         --         --
 Michael Ira
  Klein..........             --      --           --       --                --             --       --         --         --
 Angus C.
  Littlejohn,
  Jr.(6).........     27,437,825    79.7%   1,234,042     65.9%          252,000            100%    79.7%      80.5%      79.7%
 Grant McGee(7)..         16,667       *           --       --                --             --        *          *          *
 Mark S.
  Sellers(7).....         80,000     1.0%          --       --                --             --        *          *          *
 Dixon R. Walker.             --      --           --       --                --             --       --         --         --
 Harry F. Weyher
  III............             --      --           --       --                --             --       --         --         --
 Directors and
  Executive
  Officers as a
  group (13 persons
   (2)(4)(5)(6).      27,820,363    80.8%   1,234,042     65.9%          252,000            100%    80.8%      81.5%      80.8%
 Littlejohn Fund
  II, L.P.(6)(8).     27,437,825    79.7%   1,234,042     65.9%          252,000            100%    79.7%      80.5%      79.7%
 Littlejohn
  Associates II,
  L.L.C.(6)(9)...     27,437,825    79.7%   1,234,042     65.9%          252,000            100%    79.7%      80.5%      79.7%
 Royce and
  Associates,
  Inc.(10).......        461,600     6.3%          --       --                --             --       --          *          *
 The Kaufman
  Fund, Inc.(11).        474,200     6.4%          --       --                --             --      1.3%         *        1.3%
 Quilvest
  American Equity
  Ltd.(12).......      7,450,000    50.2%     846,217     45.2%           56,000           33.3%    50.2%      50.2%      50.2%

-------

 (+) Percentage based on a total outstanding of 37,232,463 shares of Class A
     Common Stock, consisting of 7,359,534 shares of Class A Common Stock, 1,872,929 shares of Class B Common Stock on an as converted basis, 140,000 shares of Series A Preferred Stock on an as converted basis, and, pursuant to warrants, 140,000 shares of Series A Preferred Stock on an as exercised and as converted basis.

 (*) Represents less than one percent of the outstanding Class A Common Stock, Class B Common Stock, Voting Power, Investment Power or Total Shares Outstanding, as applicable.
 (1) Unless otherwise indicated, the address of the persons named above is: care of Pameco Corporation, 1000 Center Place, Norcross, Georgia 30093.
 (2) Includes 35,113 shares held by Mr. Balkcom's wife. Mr. Balkcom disclaims beneficial ownership of the shares owned by his wife.
 (3) Includes currently exercisable options to purchase 2,500 shares.
 (4) Includes 6,300 shares of Class A Common Stock held by Mr. de Vogel's minor children and 122,379 shares of Class B Common Stock that are convertible on a one-to-one basis into Class A Common Stock. Mr. de Vogel shares voting and dispositive powers with respect to the 6,300 shares held by his minor children with his wife. Mr. de Vogel shares voting and dispositive power with respect to the 122,379 shares of Class B Common Stock with the Littlejohn Fund II, L.P., Littlejohn Associates II, L.L.C. and Mr. Littlejohn.
 (5) Includes currently exercisable options to purchase 24,167 shares.
 (6) Has indicated in filings with the Securities and Exchange Commission that all shares are held for investment purposes only and not with the intent of effecting a change of control. Includes 11,200,000 shares of Class A Common Stock which may be obtained upon conversion of 112,000 shares of Series A Preferred Stock that are convertible on a 1-for-100 basis into Class A Common Stock and 11,200,000 shares of Class A Common Stock which may be obtained upon exercise of warrants to purchase 112,000 shares of Series A Preferred Stock that are convertible on a 1-for-100 basis into Class A Common Stock. Also includes the 4,650,000 shares of Common Stock as to which beneficial ownership is shared with Quilvest American Equity Ltd., 122,379 shares of Class B Common Stock as to which beneficial ownership is shared with Mr. de Vogel, 115,446 shares of Class B Common Stock as to which beneficial ownership is shared with Mr. J. William Uhrig, and 150,000 shares of Class B Common Stock as to which beneficial ownership is shared with Terbem Limited. Information relating to the shares of Series A Preferred Stock includes 140,000 shares and warrants to purchase an additional 112,000 shares. See "Election of Directors-- Shareholders Agreement" and "--Voting Arrangements" below.
 (7) Represents currently exercisable options to purchase shares.
 (8) The address of Littlejohn Fund II, L.P. is 115 East Putnam Avenue, Greenwich, Connecticut 06830.
 (9) The address of Littlejohn Associates II, L.L.C. is 115 East Putnam Avenue, Greenwich, Connecticut 06830.
(10) Has indicated in filings with the Securities and Exchange Commission that all shares are held for investment purposes only and not with the intent of effecting a change of control. The address of Royce & Associates, Inc. is 1414 Avenue of the Americas, New York, New York 10019.
(11) Has indicated in filings with the Securities and Exchange Commission that all shares are held for investment purposes only and not with the intent of effecting a change of control. The address of The Kaufmann Fund, Inc. is 140 East 45th Street, 43rd Floor, New York, New York 10017.
(12) Has indicated in filings with the Securities and Exchange Commission that all shares are held for investment purposes only and not with the intent of effecting a change of control. Includes 846,217 shares of Class B Common Stock that are convertible on a one-to-one basis to Class A Common Stock, 2,800,000 shares of Class A Common Stock which may be obtained upon conversion of 28,000 shares of Series A Preferred Stock that are convertible on a 1-for-100 basis into Class A Common Stock and 2,800,000 shares of Class A Common Stock which may be obtained upon exercise of warrants to purchase 28,000 shares of Series A Preferred Stock that are convertible on a 1-for-100 basis into Class A Common Stock. The address of Quilvest American Equity Ltd. is P.O. Box 71, Road Town, Tortola, British Virgin Islands.

                             ELECTION OF DIRECTORS

                                 (Proposal 1)

  Holders of the Class A Common Stock and the Class B Common Stock, voting as separate classes, are entitled to elect two directors and seven directors, respectively. The nine persons named below have been nominated to serve on the Board of Directors until the 2001 Annual Meeting of Shareholders (or until such time as their respective successors are elected and qualified). Each nominee is currently a director of the Company.

  The Company has entered into a Shareholders Agreement (the "Shareholders Agreement") with Littlejohn Fund II, L.P. (the "Littlejohn Fund"), Quilvest American Equity Ltd. ("Quilvest") and Mr. de Vogel. The Shareholders Agreement requires that the Board of Directors have nine directors at all times. So long as shares of Class B Common Stock are outstanding, the Board of Directors will be composed of two persons elected by the holders of the Class A Common Stock (the "Class A Directors") and seven persons elected by the holders of the Class B Common Stock (the "Class B Directors"). Pursuant to the Shareholders Agreement, the Littlejohn Fund is entitled to nominate five persons to stand for election to serve as Class B Directors, and Quilvest is entitled to nominate one person to stand for election to serve as a Class B Director. The then existing members of the Board of Directors may nominate the remaining Class B Director and the two Class A Directors, none of whom shall be an affiliate or associate (as defined in the Securities Exchange Act of 1934, as amended, or the Georgia Business Corporation Code) of Quilvest or the Littlejohn Fund. After such time as there are no shares of Class B Common Stock outstanding, or if Proposal 4 regarding the Certificate of Incorporation of Pameco Delaware is approved and the Reincorporation Merger is consummated, the Littlejohn Fund will retain the right to nominate five persons to stand for election to serve as directors, Quilvest will retain the right to nominate one person to stand for election to serve as a director and the remaining three directors will be nominated in accordance with the requirements of applicable law, and none of whom shall be affiliates or associates of Quilvest or the Littlejohn Fund.

  The Board of Directors has no reason to believe that the persons named below as nominees for directors will be unable or will decline to serve as directors if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, the proxy may be voted by the proxy holders with discretionary authority for the substitute or substitutes designated by the Board of Directors. Nominees for election as Class A Directors are the following:

                               W. Michael Clevy
                                  Earl Dolive

The Board of Directors recommends that shareholders vote FOR the election of the Class A Director nominees. Nominees for election as Class B Directors are the following:

                             James R. Balkcom, Jr.
                               Edmund J. Feeley
                               Michael Ira Klein
                           Angus C. Littlejohn, Jr.
                                Dixon R. Walker
                              Harry F. Weyher III
                             Willem F.P. de Vogel

The Board of Directors recommends that shareholders vote FOR the election of the Class B Director nominees. Certain holders of Class B Common Stock who together control more than 50% of the outstanding Class B Common Stock have agreed to vote to elect each of the Class B Director nominees and, accordingly, the election of each such nominee is assured.

  All nominees have indicated their willingness to serve and, unless otherwise specified on the proxy, it is the intention of the proxy holder to vote for the nominees listed below. No proxy may be voted for more than two persons in the case of holders of Class A Common Stock and seven persons in the case of holders of Class B Common Stock. The following sets forth certain biographical information of the nine nominees for director of the Company:

       Name of Nominee      Age                    Position
       ---------------      ---                    --------
   James R. Balkcom, Jr....  55 Chairman of Board of Directors
   Dixon R. Walker.........  48 President, Chief Executive Officer and Director
   W. Michael Clevy........  51 Director
   Earl Dolive.............  82 Director
   Edmund J. Feeley........  40 Director
   Michael Ira Klein.......  36 Director
   Angus C. Littlejohn,
    Jr.....................  50 Director
   Harry F. Weyher III.....  44 Director
   Willem F.P. de Vogel....  49 Director

  James R. Balkcom, Jr. has been a Director of the Company since February 1996 and Chairman of the Board of Directors since May 1996. He was appointed President and Chief Executive Officer in January 1999 but resigned from that position on March 1, 2000. Mr. Balkcom also is self-employed with J.R. Balkcom Associates, Inc., a strategic planning consulting firm. Mr. Balkcom worked from 1977 to 1997 at Techsonic Industries, Inc., a manufacturer of consumer marine electronics ("Techsonic"). At Techsonic, he served at various times as Chairman, President and Chief Executive Officer. Mr. Balkcom is also currently a Director of Century South Banks Inc., a Georgia-based bank holding company and of ARI, Inc., an auto parts remanufacturer affiliated with Three Cities Research, Inc. ("TCR"), a firm engaged in the investment and management of private capital. Mr. Balkcom also serves as chairman and director of Eufaula Bancorp, an Alabama-based bank holding company.

  Dixon R. Walker became the President and Chief Executive Officer of the Company in April 2000. Prior to that time, Mr. Walker was the President and Chief Executive Officer of Jannock Limited beginning in 1999 and continuing until March 2000. Prior to joining Jannock Limited, Mr. Walker was a management consultant at MacMillan Bloedel in 1998 and a Senior Vice President at Johns Manville Corporation from 1993 to 1997 where he was employed for 28 years. Mr. Walker is a nominee of the Littlejohn Fund pursuant to the Shareholders Agreement.

  W. Michael Clevy was appointed to the Company's Board of Directors in June 1999. He currently serves as President and Chief Executive Officer of Desa International, a position he has held since November 1999. Prior to such time, Mr. Clevy served as President and Chief Executive Officer of International Comfort Products, beginning in September 1994.

  Earl Dolive has been a Director of the Company since 1993. Mr. Dolive retired as Vice-Chairman of Genuine Parts Company in 1989 after 52 years of employment there. Mr. Dolive was President of the National Automotive Parts Association in 1970 and 1971. Mr. Dolive also serves as a Director of Aaron Rents and Exide Corporation, and is a Director Emeritus of Genuine Parts Company.

  Edmund J. Feeley is currently a Managing Director of Littlejohn & Co., LLC, which he joined in November 1998. Littlejohn & Co., LLC manages private equity funds focusing on control investments in under-performing companies. Prior to joining Littlejohn, Mr. Feeley worked with Fleer Corporation ("Fleer"), a company that manufactures, markets and distributes collectible sports and entertainment trading cards, starting in March 1996. Thereafter, Mr. Feeley served from May 1996 through November 1998 as Fleer's President and Chief Operating Officer to lead a turnaround of the operations. As part of the reorganization of Marvel Entertainment Group, Inc. ("Marvel"), Fleer filed a Chapter 11 reorganization petition in December 1996. Marvel and Fleer emerged from reorganization proceedings in October of 1998 and Fleer was sold in January of

1999. Prior to January 1996, Mr. Feeley was the Senior Vice President and General Manager of The Timberland Company, which manufactures footwear and apparel. He is currently Chairman of the Board of Directors and a Director of Jerr-Dan Corporation, a privately-held company. Mr. Feeley is a nominee of the Littlejohn Fund pursuant to the Shareholders Agreement.

  Michael Ira Klein is President of Littlejohn & Co., LLC, a position he has held since August of 1996. Prior to such time and beginning in 1995, Mr. Klein was a private investor and a Director of S&S Industries, Inc., a privately-held company. He currently sits on the Boards of Directors of General Trailers, Ltd., in the United Kingdom; and of Perfect Fit Industries, Inc., Durakon Industries, Inc., Jerr-Dan Corporation, Keystone Automotive Operations, Inc., and DriverFx.com, Inc., each of which is a private corporation. Mr. Klein is a nominee of the Littlejohn Fund pursuant to the Shareholders Agreement.

  Angus C. Littlejohn has been the Chairman and Chief Executive Officer of Littlejohn & Co., LLC since August 1996. Prior to such time and beginning in 1988, Mr. Littlejohn was a Partner at Joseph Littlejohn & Levy, a private equity firm, in New York, New York. Mr. Littlejohn currently serves as a Director of General Trailers, Ltd., in the United Kingdom; and Perfect Fit Industries, Inc., Durakon Industries, Inc. and Jerr-Dan Corporation, each of which is a private corporation. Mr. Littlejohn is a nominee of the Littlejohn Fund pursuant to the Shareholders Agreement.

  Harry F. Weyher III has been the Executive Vice President of Littlejohn & Co., LLC since August 1996. Prior to that time, from 1990 to 1996, he was the Chief Financial Officer of Gerald Metals, Inc., a privately-held metals trading and processing firm. Mr. Weyher is a Director of General Trailers, Ltd., in the United Kingdom; and Perfect Fit Industries, Inc. and Durakon Industries, Inc. Mr. Weyher is a nominee of the Littlejohn Fund pursuant to the Shareholders Agreement.

  Willem F. P. de Vogel has been a Director of the Company since 1999. He has been the President of TCR since 1982 and was previously a Director of the Company from 1992 until 1996. Mr. de Vogel also serves as a Director of Computer Associates International, Inc. and Morton Industrial Group, Inc. Mr. de Vogel was appointed to the Board of Directors due to his relationship with TCR and Quilvest. Mr. de Vogel is the nominee of Quilvest pursuant to the Shareholders Agreement.

Certain Relationships and Related Transactions

  The Recapitalization. On February 18, 2000, the Company, Quilvest and the Littlejohn Fund (Quilvest and the Littlejohn Fund, collectively, the "Purchasers") signed a series of agreements (the "Recapitalization") pursuant to which the Purchasers agreed to pay $35 million in exchange for shares of the Series A Preferred Stock and warrants to purchase additional shares of Series A Preferred Stock (the "Warrants"). Each of Angus C. Littlejohn, Jr., Michael Ira Klein, Edmund J. Feeley, Harry F. Weyher III, and Dixon R. Walker is a current director of the Company and a nominee of the Littlejohn Fund. The Littlejohn Fund is a Delaware limited partnership and Littlejohn Associates II, L.L.C., a Delaware limited liability company ("LJ Associates"), is the general partner of Littlejohn. Mr. Angus C. Littlejohn is the manager of LJ Associates. Littlejohn & Co., L.L.C., a Delaware limited liability company, provides certain investment advisory and management services to Littlejohn.

  Willem F. P. de Vogel, a director of the Company, is a nominee of Quilvest. Quilvest, a holder of both Common Stock and of Series A Preferred Stock, is a subsidiary of Quilvest Overseas Ltd., a British Virgin Islands international business company ("QOL"). The principal business of QOL and Quilvest is the making of direct and indirect equity and debt investments in various parts of the world and in the United States, respectively. QOL is a subsidiary of Quilvest S.A. ("QV"), a Luxembourg holding company.

  As part of the Recapitalization, the Company entered into the Shareholders Agreement with the Littlejohn Fund, Quilvest and Mr. deVogel pursuant to which the Littlejohn Fund, Quilvest and Mr. de Vogel have agreed to vote in favor of the Recapitalization, and against any matter that would impede the Recapitalization, until the required shareholder approval of Proposal 2 described below (the "Required Approval"), is obtained.

  Pursuant to the Recapitalization, the Littlejohn Fund and Quilvest have agreed, subject to certain terms and conditions, until February 18, 2003, to purchase, in one or more series, as and when requested by the Company in order to fund acquisitions, capital expenditures and working capital programs designed for the future growth of the Company, each as approved by the Board of Directors of the Company, a number of additional shares of the Series A Preferred Stock (the "Additional Preferred Stock") proportionate to their respective interests in the Series A Preferred Stock at an aggregate purchase price of up to $25,000,000.

  Shareholders Agreement. The Shareholders Agreement requires that the Board of Directors have nine directors at all times. So long as shares of Class B Common Stock are outstanding, the Board of Directors will be composed of two Class A Directors and seven Class B Directors. Pursuant to the Shareholders Agreement, the Littlejohn Fund is entitled to nominate five persons to stand for election to serve as Class B Directors, and Quilvest is entitled to nominate one person to stand for election to serve as a Class B Director. The then existing members of the Board of Directors will nominate the remaining Class B Director and the two Class A Directors, none of whom shall be an affiliate or associate of Quilvest or the Littlejohn Fund. After such time as there are no shares of Class B Common Stock outstanding, or if the Proposal regarding the Reincorporation Merger is approved, subject to the conditions set forth below, the Littlejohn Fund will retain the right to nominate five persons to stand for election to serve as directors, Quilvest will retain the right to nominate one person to stand for election to serve as a director and the remaining three directors will be nominated in accordance with the requirements of applicable law, and none of whom shall be an affiliate or associate of Quilvest or the Littlejohn Fund. The Littlejohn Fund's rights regarding its director nominees, as described above in this paragraph, will remain in full force and effect so long as it beneficially owns at least 25% of the Company's common stock, and Quilvest's rights regarding its director nominee, as described above in this paragraph, will remain in full force and effect so long as both (i) Quilvest beneficially owns at least 5% of the Class A Common Stock and (ii) the Littlejohn Fund beneficially owns at least 25% of the Class A Common Stock.

  Subject to certain exceptions, each of Mr. de Vogel and Quilvest has agreed that he or it will not transfer any of his or its voting securities of the Company, whether held of record or beneficially owned. Under certain circumstances, each of the Purchasers and Mr. de Vogel has "tag along" and "bring along" rights. The Shareholders Agreement terminates on the earliest of
(i) 10 years from its date of execution, (ii) the mutual agreement of the Purchasers and Mr. de Vogel which beneficially own a majority of the Class A Common Stock issued or issuable upon conversion of the Series A Preferred Stock, the Additional Preferred Stock or upon the exercise of the Warrants, in each case which are subject to the Shareholders Agreement, and (iii) the sale of 90% or more of the securities described in clause (ii) to a person which is not a permitted transferee (as defined in the Shareholders Agreement) of the Littlejohn Fund or a permitted transferee of either Quilvest or Mr. de Vogel, who becomes party to the Shareholders Agreement.

  Management Fee. Commencing on August 31, 2001, the Company has agreed to pay to Littlejohn & Co., LLC and Quilvest, or their respective designees, pro rata based upon the respective applicable percentage interest in the Series A Preferred Stock of the Littlejohn Fund and Quilvest, a management fee for each annual period ended on August 31, in an amount determined by Littlejohn and the Company, but not to exceed $500,000 (the "Management Fee"), payable on the last business day in February and August of each year, or on such dates as the parties will otherwise agree. The Management Fee continues so long as the Littlejohn Fund has the right to elect a majority of the members of the Board of Directors, whether through the ownership of securities, by contract or otherwise. The Management Fee will not be paid (and will not accrue), if (i) at the time of the payment of the Management Fee the Company would be in violation of the financial covenants contained in its Credit Facility with the Company's senior lenders (the "Credit Facility"), or (ii) the Board of Directors determines that the payment of the Management Fee is reasonably likely to result in the Company not being able to achieve its budgeted earnings before interest, taxes, depreciation and amortization (determined in accordance with generally accepted accounting principles) for such fiscal year.

  Overadvance Fee. To induce the Littlejohn Fund to guarantee up to $5 million of the funds lent to the Company pursuant to any overadvance under the Credit Facility, the Company has agreed to pay to Littlejohn a fee calculated at a rate of 8% per annum of the actual amount of such overadvance outstanding from time to time (the "Overadvance Fee") which the Littlejohn Fund is then so required to guarantee. The Overadvance Fee is payable quarterly in arrears commencing three months after the first day in which there is an overadvance pursuant to the Credit Facility and only with respect to such days in which there is an overadvance. The Company is not required to pay an Overadvance Fee to the extent that, at the time of the payment, or after giving effect to the payment, the Company is, or would be, in violation of the financial covenants contained in the Credit Facility, in which case any such Overadvance Fee will accrue and be payable as soon as possible. The Littlejohn Fund and Quilvest have entered into a Contribution Agreement pursuant to which Quilvest has agreed to reimburse the Littlejohn Fund for 20% of the actual amount of any overadvance funded by the Littlejohn Fund in exchange for which Quilvest will receive from the Littlejohn Fund 20% of any Overadvance Fee that the Littlejohn Fund receives from the Company.

  Voting Arrangements. Pursuant to the Shareholders Agreement, Quilvest and Mr. de Vogel have agreed that, so long as the Securities Purchase Agreement entered into in connection with the Recapitalization has not been terminated in accordance with its terms, at any meeting of the shareholders, each of them will vote the voting securities of the Company beneficially owned by him or it in accordance with written instructions signed by an authorized officer of the Littlejohn Fund. Contemporaneously with entering into the Shareholders Agreement, Quilvest and Mr. de Vogel have delivered to the Littlejohn Fund an irrevocable proxy, which became effective as of February 29, 2000, the date of the closing of the Recapitalization (the "Closing"), and will be irrevocable to the fullest extent permitted by law (an "Irrevocable Proxy"), with respect to all voting securities of the Company owned of record and beneficially by each of them as of the date of the Closing.

  Pursuant to Voting Agreements dated February 18, 2000 with J. William Uhrig and Terbem Limited ("Terbem"), each of Mr. Uhrig and Terbem has agreed to vote in favor of the convertibility features and the voting rights of the Series A Preferred Stock and against any matter that would impede the Required Approval. Contemporaneously with entering into the Voting Agreements, each of Mr. Uhrig and Terbem has delivered to the Littlejohn Fund an Irrevocable Proxy, with respect to all voting securities of the Company owned of record and beneficially by each as of the date of the Closing.

  Loan to Former Chairman/Former Chief Executive Officer. In March 1997, Mr. Balkcom, a director of the Company, purchased 62,500 shares of Class A Common Stock from the Company at a purchase price of $9.60 per share for an aggregate purchase price of $600,000, which was financed by Mr. Balkcom's issuance of a $600,000 promissory note to the Company. The promissory note bore interest at the applicable federal rate, was secured by the Class A Common Stock purchased and was a full recourse note. The principal of the note was payable in full on March 10, 2002. The applicable federal rate was based upon the yield to maturity of outstanding marketable obligations of the United States of similar maturities during the one-month period ending on the fourteenth day of the month preceding the month for which the rates are applicable. The Internal Revenue Service publishes the applicable federal rates for each month in the Internal Revenue Bulletin. The applicable federal rate for January 2000 was 5.76%. On January 8, 1999, the Company forgave one-third of Mr. Balkcom's indebtedness to the Company, and on January 8, 2000, the Company forgave another one-third of the indebtedness. As of February 29, 2000, the Company had forgiven all of Mr. Balkcom's indebtedness under the promissory note. The largest principal amount outstanding under the promissory note during Fiscal 2000 was $400,000.

  TCR Advisory Agreement. Pursuant to the terms of an Advisory Agreement dated March 1, 1997, the Company engaged TCR as the Company's financial advisor. Pursuant to the agreement, TCR provided advisory services to the Company and made certain of its employees available to advise the Company on financial matters. Under the agreement, the Company paid TCR an annual fee of $50,000 and reimbursed TCR for its out-of-pocket expenses. The Company also had agreed to indemnify TCR against liabilities arising out of TCR's engagement. Mr. de Vogel, a Director, is President of TCR. The Advisory Agreement was terminated by the Company upon the closing of the Recapitalization on February 29, 2000.

Material Pending Legal Proceedings

  From time to time, the Company is involved in claims and legal proceedings, which arise in the ordinary course of its business. The Company intends to defend vigorously all such claims and does not believe any such matters would have a material adverse effect on the Company's results of operations or financial condition. Currently, the Company has no pending legal proceedings in which a director, officer or owner of 5% or more of the Company's securities is an adverse party to the Company.

Committees and Meetings of the Board of Directors

  The Board of Directors held 11 meetings during Fiscal 2000. All incumbent directors attended more than 75% of the aggregate number of meetings of the Board of Directors and of those committees on which they served in Fiscal 2000. The Board of Directors has an Audit Committee, a Compensation Committee and a Special Committee, and may form other committees from time to time as circumstances warrant. Such committees will have authority and responsibility as delegated by the Board of Directors.

  The Audit Committee oversees that the management of the Company maintains the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company, that the management of the Company has established and maintains processes to assure that an adequate system of internal control is functioning within the Company and that the management of the Company has established and maintains processes to assure compliance by the Company with all applicable laws, regulations and Company policy. Among other functions, the Audit Committee:

  . provides an avenue of direct communication between the Company's independent auditor and the Board of Directors;

  .  meets four times a year or more frequently as circumstances require;

  . confirms and assures the independence of the Company's independent auditor;

  . reviews the coordination of audit efforts with the Company's independent auditor;

  . inquires of management and the Company's independent auditor about significant risks or exposures and assesses the steps of management taken to minimize such risks; and

  . considers and reviews the adequacy of the Company's internal accounting controls with the Company's independent auditor.

Directors Dolive (Chairman), Pfeffer and Bearse, each of whom is or was an independent director, were members of the Audit Committee during Fiscal 2000. Mr. Pfeffer resigned from this committee in November 1999 and Mr. Bearse resigned from this committee on February 29, 2000. During that period, the Audit Committee met once. Messrs. Clevy, Weyher and Feeley were appointed to serve on the Audit Committee in May 2000.

  The Compensation Committee administers the Company's stock option plans and recommends compensation for the Company's executive officers. The Compensation Committee was comprised of Directors Pfeffer (Chairman), de Vogel, and Dolive during Fiscal 2000, and met once during such period. Mr. Pfeffer resigned from the Compensation Committee on November 24, 1999 and has not, to date, been replaced.

  The Special Committee was formed in December 1999 to consider strategic alternatives for the Company. The Special Committee consisted of Directors Balkcom (Chairman), Clevy, Dolive and Bearse during Fiscal 2000. The Special Committee met 13 times between the time of its formation and the Closing of the Recapitalization in February 2000. The Special Committee was disbanded upon consummation of the Recapitalization.

Section 16(a) Beneficial Ownership Compliance

  All directors, officers and Beneficial Owners, as defined pursuant to
Section 13(d) of the Securities Exchange Act of 1934, holding greater than 10% of a registered class of the Company's equity securities, have complied with all Section 16(a) rules regarding the purchase and sales of stocks and the reporting of such purchases and sales except for a failure by Mr. deVogel to file a Form 3, an Initial Statement of Beneficial Ownership of Securities, on a timely basis with the Securities and Exchange Commission.

Executive Compensation

  Summary Compensation Table. The following table sets forth a summary of annual and long-term compensation paid or accrued by the Company for services rendered to the Company in the previous three fiscal years by all persons who served as the Company's Chief Executive Officer during Fiscal 2000 and the four other most highly compensated executive officers (the "named executive officers") who served during part or all of Fiscal 2000 and whose aggregate individual salaries and bonuses exceeded $100,000 during Fiscal 2000.

                                                                Long-Term
                           Annual Compensation             Compensation Awards
                         ---------------------------    ----------------------------
                                                        Restricted      Securities
Name and Principal       Fiscal                           Stock         Underlying    All Other
Position                  Year   Salary      Bonus       Award(s)     Options (#)(1) Compensation
------------------       ------ --------    --------    ----------    -------------- ------------
James R. Balkcom,
 Jr.(2).................  2000  $500,212(3) $500,000(4) $1,387,600(5)         --       $404,376(6)
 Chief Executive Officer  1999  $212,500          --            --            --       $200,000(7)
 And Director             1998  $161,634          --            --            --       $ 20,000(8)

Daniel P. Herrick(9)....  2000  $387,269    $150,000(4)         --       100,000       $111,994(10)
 Chief Operating Officer

Mark Sellers(11)........  2000  $292,500    $525,000(4)         --       100,000       $123,115(12)
 Chief Financial Officer

Grant McGee.............  2000  $100,692    $ 55,807            --        50,000       $  2,769(13)
 Senior Vice President--
 Branch Operations

Jerry W. Bowman(14).....  2000  $614,545(3)       --            --            --       $237,773(15)
 Chief Operating Officer  1999  $287,500    $200,000                     175,000             --

--------
 (1) With respect to Messrs. Herrick and Sellers, all of Mr. Herrick's options and 20,000 of Mr. Sellers' options expired when Mr. Herrick and Mr. Sellers terminated their employment with the Company. The remaining 80,000 of Mr. Sellers' options, none of which is exercisable, will all terminate on June 18, 2000, being the date which is 90 days after Mr. Sellers' employment with the Company terminated.
 (2) Mr. Balkcom was appointed as the Company's Chief Executive Officer in January 1999. He resigned from such position in March 2000.
 (3) Includes a one time deferred compensation pay-out in the amount of $184,758 for Mr. Balkcom and $520,710 for Mr. Bowman.
 (4) Represents a refinancing bonus in connection with the Recapitalization. One half of this bonus was paid immediately following the effectiveness of the Recapitalization and the other half of this bonus is payable on October 15, 2000. In the case of Mr. Herrick, the payment of the second half of the bonus is subject to certain offsets for amounts owed to the Company by Mr. Herrick.
 (5) At December 31, 1999, Mr. Balkcom owned 200,000 shares of restricted stock with a value of $725,000. All 200,000 shares of restricted stock vested as a result of the Recapitalization.
 (6) Represents $400,000 of indebtedness to the Company that was forgiven as of March 1, 2000, as well as $4,376.40 in life insurance premiums paid by the Company. See "Certain Relationships and Related Transactions."
 (7) Represents indebtedness to the Company that was forgiven.
 (8) Represents gain realized upon the exercise of non-qualified stock options.
 (9) Mr. Herrick resigned as Chief Operating Officer in March 2000.
(10) Represents $50,000 for payment of a signing bonus and $61,994 in expense reimbursement.
(11) Mr. Sellers resigned as Chief Financial Officer in March 2000.
(12) Represents expense reimbursement.
(13) Represents automobile expenses paid by the Company.
(14) Mr. Bowman was employed by the Company until December 31, 1999.
(15) Represents $3,606 of life insurance premiums paid by the Company, $10,417 travel expenses reimbursed by the Company, and a $223,750 severance payment made by the Company.

  Walker Employment Agreement. The Company entered into an Employment Agreement with Mr. Walker pursuant to which he has agreed to serve as the President and Chief Executive Officer of the Company for a period of one year beginning on April 11, 2000. Unless the Company or Mr. Walker gives appropriate notice, the agreement renews from year-to-year automatically for additional one-year periods. Mr. Walker receives an annual salary of $500,000 and is eligible for a performance bonus. Mr. Walker also is eligible for employee benefits and is entitled to four weeks paid vacation per fiscal year. During the term of the agreement and a period ranging from 12 to 24 months following the term of the agreement, Mr. Walker is bound by a non-compete provision. In addition, Mr. Walker is bound by a confidentiality provision that survives the term of the agreement.

  In the event that Mr. Walker's employment is terminated without cause by the Company or for good reason by Mr. Walker, Mr. Walker is entitled to the payment of all accrued and unpaid annual salary and the payment of any annual bonus payable with respect to the fiscal year ending prior to the termination. In addition, Mr. Walker is entitled to monthly severance payments for 24 months equal to pro rata portions of his annual salary and his bonus from the preceding fiscal year (if any) and, if termination occurs after the sixth month of any fiscal year of the Company, the payment of a pro rata portion of any annual bonus payable with respect to the fiscal year of the termination. If Mr. Walker's employment with the Company is terminated during the term of the agreement for any reason other than without cause or for good reason, the Company's obligation to Mr. Walker is limited solely to the payment of accrued and unpaid annual salary through the date of such termination and the payment of any annual bonus payable with respect to a fiscal year of the Company ending prior to such termination.

  The Company also granted Mr. Walker options to purchase, at $2.75 per share, shares of Class A Common Stock equal to 4% of the Common Stock on a fully-diluted basis. The grant of options to Mr. Walker is subject to the approval of the amendment to the Company's 1999 Stock Award Plan described below in Proposal 7.

  Severance Pay. The following summarizes all severance payments made since the beginning of the last fiscal year:

                                                  Payment   Payment    Total
           Name            Principal Position    Start Date End Date  Payment
           ----          ----------------------- ---------- -------- ----------
   James R. Balkcom..... Chief Executive Officer   03/00     02/01   $  500,000
   Jerry W. Bowman...... Chief Operating Officer   01/00     01/00   $  223,740
   Mark Sellers......... Chief Financial Officer   04/00     03/01   $  425,000
                                                                     ----------
     TOTAL..............                                             $1,148,740
                                                                     ==========

  Options Granted in Last Fiscal Year. The following table summarizes certain information regarding stock options to purchase Class A Common Stock granted to the named executive officers during Fiscal 2000. No options were granted to purchase shares of Class B Common Stock or Series A Preferred Stock. Pursuant to the Company's Stock Option Plan I (discussed below), options not exercised prior to an executive officer's termination expire immediately.

                                                                             Potential
                                                                            Realizable
                                                                         Value at Assumed
                                                                          Annual Rates of
                                                                            Stock Price
                                                                         Appreciation For
                                       Individual Grants                    Option Term
                         ----------------------------------------------- -----------------
                         Number of      Percent of
                         Securities   Total Options  Exercise
                         Underlying     Granted to     Base
                           Option       Employees     Price   Expiration
          Name            Granted     In Fiscal Year  ($/Sh)     Date       5%      10%
          ----           ----------   -------------- -------- ---------- -------- --------
Daniel P. Herrick.......  100,000(1)       14.9%      $3.750   02/02/05  $103,838 $228,938
Grant McGee.............   50,000           7.5%      $6.750   09/14/04  $ 93,454 $206,044
Mark S. Sellers.........   20,000(1)        3.0%      $3.310   12/21/04  $ 18,331 $ 40,415
                           80,000(2)       11.9%      $3.650   12/29/04  $ 80,855 $178,266

--------
(1) With respect to Messrs. Herrick and Sellers, these options expired when Mr. Herrick and Mr. Sellers terminated their employment with the Company.

(2) These options, none of which has vested, will all terminate on June 18, 2000, being the date which is 90 days after Mr. Sellers' employment with the Company terminated.

  Aggregated Option Exercises and Fiscal Year-End Option Values. During Fiscal 2000, none of the named executive officers exercised any of his stock options and all of the stock options held by the named executive officers on February 29, 2000 had an exercise price which exceeded the closing price of the Class A Common Stock at the end of Fiscal 2000.

Director Compensation

  In Fiscal 2000, the Company paid each non-employee director, other than directors employed by TCR, fees of $2,500 per board meeting attended in person (or $250 per meeting in which they participated by telephone) and $1,000 per committee meeting attended. Only one fee is paid if a committee meeting is held in conjunction with a full board meeting. Directors are reimbursed for their out-of-pocket expenses incurred in connection with their service on the Board of Directors. In addition, the Company awarded each of Messrs. Bearse, Clevy, Pfeffer and Dolive a restricted stock award composed of 1,000 shares of restricted Class A Common Stock on June 30, 1999. Furthermore, in Fiscal 1998, the Company entered into an agreement to pay Mr. Balkcom $175,000 annually in exchange for his agreement to devote approximately 65% of his time to the Company's business.

  It is the Company's policy to grant to eligible non-employee directors non-qualified options to purchase shares of Class A Common Stock under the Company's Non-Employee Directors Stock Option Plan (the "Directors Plan") administered by the Company's Compensation Committee. The Company awards options to purchase 2,500 shares of Class A Common Stock twice a year upon the release of the fiscal year results and upon the release of the fiscal second quarter results. On June 30, 1999, the Company granted each of Messrs. Bearse, Clevy, Pfeffer and Dolive options to acquire 2,500 shares of Class A Common Stock under the Directors Plan at an exercise price of $7.625 per share.

Compensation Committee Report

  General. The Compensation Committee of the Board of Directors, a committee composed entirely of non-officer and non-employee directors, is responsible for administering the Company's Employee Stock Option Plans and the Directors Plan, and for recommending the compensation of the Company's executive officers. All decisions by the Compensation Committee, except the administration of and grants under the Company's Employee Stock Purchase Plan (discussed below), are subject to review and approval by the full Board of Directors.

  The Company's executive compensation philosophy and specific compensation plans tie a significant portion of each executive's compensation to the Company's success in meeting specific profit, growth and performance goals. The Company's compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve the Company's performance objectives, rewarding individual performance and contributions, and linking executives' and shareholders' interest through equity-based plans.

  The Company's executive compensation consists of three key components: base salary, annual incentive compensation and stock options, each of which is intended to complement the others and, taken together, to satisfy the Company's compensation objectives. The Compensation Committee's policies with respect to each of the three components are discussed below.

  Base Salary. In the early part of each fiscal year, the Compensation Committee reviews the base salary of the Chief Executive Officer ("CEO") and the recommendation of the CEO with regard to the base salary of all other executive officers of the Company and approves, with any modifications it deems appropriate, annual base salaries for each of the executive officers. Recommended base salaries of the executive officers, other than the CEO, are based on an evaluation of the individual performance of the executive officer, including satisfaction of annual objectives. The recommended base salary of the CEO is based on achievement of the Company's annual goals relating to financial objectives, including earnings growth and return on capital employed, and an evaluation of individual performance. Recommended base salaries of the executive officers are also based in part upon an evaluation of the salaries of those persons holding comparable positions at comparable companies.

  Annual Incentive Compensation. The Company's CEO is entitled to participate in an incentive bonus plan which provides for the payment of annual bonuses in cash based on the relative success of the Company in attaining certain financial objectives established from time to time by the Compensation Committee and/or the Board of Directors. The Compensation Committee will consider incentive payments to the CEO of up to 100% of his annual base salary. No incentive payment was made to the CEO for Fiscal 2000.

  The Company's remaining executive officers (other than the CEO) are entitled to participate in a discretionary incentive bonus plan which provides for the payment of annual bonuses in cash, stock or a combination thereof, based on the guidelines described below. The Compensation Committee will consider aggregate incentive cash and stock bonus payments to the executive officers, as a group, targeted at 50% of the aggregate annual executive base salaries. For bonuses in excess of 40% of the aggregate annual executive base salaries, each percentage point of the bonus that is in excess of the 40% threshold will be paid half in cash and half in stock. In aggregate, in the twelve months ended February 29, 2000, the Compensation Committee awarded executive cash bonuses under this plan equal to approximately 15.2% of the aggregate executive base salaries.

  The Compensation Committee has set the following guidelines: a bonus pool of approximately 50% of the aggregate executive base salaries is created based on growth in operating earnings. Distribution of the bonus pool is based on the achievement by the Company of certain financial objectives including (1) approximately 40% of the pool for revenue increase, (2) approximately 20% for inventory turns and (3) approximately 40% for operating profit.

  Stock Options--General. The primary objective of the stock option program is to link the interests of the executive officers and other selected employees of the Company with those of the shareholders through significant annual grants of stock options. The aggregate number of options recommended by the Compensation Committee is based on practices of the same comparable companies utilized for determining base salary, while actual stock option grants reflect each individual's expected long-term contribution to the success of the Company. The Company maintains four equity incentive plans, and has also made additional "stand-alone," compensatory grants of options or restricted stock which are described below. In addition, the Company maintains a employee stock purchase plan which is also described below.

    Director Stock Option Plan. The Director Plan provides that non-qualified options may be granted with respect to 100,000 shares of Class A Common Stock and may be granted to non-employee directors, as determined by the Company's Compensation Committee. These shares are fully vested when granted and must be exercised within 5 years from the grant date. As of February 29, 2000, there were options for 53,750 shares outstanding under the Director Plan at a weighted average exercise price of $12.48 per share. If Proposals 4 and 5 regarding the Certificate of Incorporation of Pameco Delaware and the Reverse Stock Split are approved and the Reincorporation Merger described in Proposal 3 is consummated, the number of shares of stock underlying the outstanding stock options will be reduced to one-third of the number of shares of underlying the options prior the Reincorporation and the exercise price per share will be three times the current exercise price. See "Post-Reincorporation Operations."

    Stock Option Plans I and II. The Company has adopted two separate but virtually identical stock option plans known as "Plan I" and "Plan II." Under Plan I, up to 1,050,000 shares may be granted as either incentive stock options or non-qualified stock options. The Compensation Committee determines eligibility under Plan I, except that the Company's Chief Executive Officer has discretion to award options involving 1,000 or less shares. Approximately 30 persons have been granted stock options under Plan I. As of February 29, 2000, there were options for 17,500 shares outstanding under this plan, at a weighted average exercise price of $7.20 per share of which 17,500 were vested. Options granted under this plan will generally remain exercisable for five years following the grant date. The Company does not anticipate awarding any more options under Plan I. Plan II is substantially similar to Plan I. The limit of shares under Plan II that may be granted is 468,750 shares as either incentive stock options or non-qualified stock options. Mr. Gerald Gurbacki, who was formerly the

Chief Executive Officer of the Company, is the only grantee under Plan II. On April 16, 1996, he was granted nonqualified stock options for 68,750 shares of Common Stock and 93,750 shares of shares of Common Stock at the option price of $6.40. These options are now fully vested. Certain of these options have expired and other unexercised options will expire as of January 7, 2001, all as specified in Mr. Gurbacki's separation agreement. The number of shares outstanding and exercise price do not reflect equitable adjustment due to previous stock splits of the Company. If Proposals 4 and 5 regarding the Certificate of Incorporation of Pameco Delaware and the Reverse Stock Split are approved and the Reincorporation Merger described in Proposal 3 is consummated, the number of shares of stock underlying the outstanding stock options will be reduced to one-third of the number of shares of underlying the options prior the Reincorporation and the exercise price per share will be three times the current exercise price. See "Post-Reincorporation Operations."

    1999 Stock Award Plan. The 1999 Stock Award Plan (the "1999 Plan") provides for grants or awards of stock options (qualified and non-qualified), stock appreciation rights, restricted stock, stock bonuses and performance shares. Awards may be granted with respect to 1,000,000 shares of the Company's common stock, 4,287,500 shares if Proposal 7 regarding the amendment to the 1999 Plan is approved (subject to adjustment for the Reverse Stock Split if Proposal 5 is approved and the Reincorporation Merger described in Proposal 3 is consummated). The 1999 Plan is administered by the Company's Compensation Committee. As of February 29, 2000, approximately 25 persons had received grants with respect to 492,500 shares at a weighted average exercise price of $5.10 per share, of which options to purchase 10,000 shares of Class A Common Stock were cancelled. As of that date, grants respecting 270,837 shares were vested. If Proposals 4 and 5 regarding the Certificate of Incorporation of Pameco Delaware and the Reverse Stock Split are approved and the Reincorporation Merger is consummated, the number of shares of stock underlying the outstanding stock options will be reduced to one-third of the number of shares of underlying the options prior the Reincorporation and the exercise price per share will be three times the current exercise price. See "Post-Reincorporation Operations."

    Employee Stock Purchase Plan. The named executive officers and certain other qualified employees of the Company and its subsidiaries are also eligible to purchase shares of Class A Common Stock on a quarterly basis through payroll deductions under the Company's Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan is administered by the Employee Stock Purchase Plan Administration Committee, which is comprised of officers of the Company who are designated by the Board of Directors. Currently Messrs. Klein and Feeley are members of this Committee. The price to be paid for a share of Class A Common Stock under the plan is 85% of the Fair Market Value (as defined in the Stock Purchase Plan) of a share of Class A Common Stock. The amount of any participant's payroll deductions made pursuant to the Stock Purchase Plan may not exceed the greater of 10% of such participant's total annual compensation or $25,000 per year. A maximum of 500,000 shares of Class A Common Stock (166,667 shares of the surviving corporation's common stock if Proposal 5 regarding the Reverse Stock Split is approved and the Reincorporation Merger is consummated), including a maximum of 100,000 shares (or 33,333 shares of the surviving corporation's common stock if Proposal 5 regarding the Reverse Stock Split is approved and the Reincorporation Merger is consummated) in any calendar year, may be issued under the Stock Purchase Plan. The Stock Purchase Plan may be terminated or amended by the Company's Board of Directors; provided, however, that no such amendment shall (1) disqualify the Stock Purchase Plan under Section 423 of the Internal Revenue Code; (2) increase the aggregate number of shares of Class A Common Stock which may be purchased pursuant to the Stock Purchase Plan; or (3) change the designation of corporations whose employees may participate in the Stock Purchase Plan. Any amendment to the Stock Purchase Plan which would effect the actions described in clauses (2) or (3) above must be approved by the Company's shareholders. The Stock Purchase Plan is intended to qualify under Sections 421 and 423 of the Internal Revenue Code. In accordance therewith, no income will be recognized by a participant when shares are acquired pursuant to the Stock Purchase Plan. With certain exceptions, when a participant disposes of such shares, he or she will recognize a capital gain equal to the difference between the acquisition price and the amount realized on such disposition. The Company will not be allowed to take a deduction with respect to any shares transferred to a participant pursuant to the Stock Purchase Plan. None of the named executive officers acquired shares under the Stock Purchase Plan during Fiscal 2000.

  Employment and Change of Control Agreements. As of January 11, 1999, Mr. Balkcom agreed to expand his role by assuming the title of President and Chief Executive Officer, while also maintaining his position as Chairman of the Board of Directors. Mr. Balkcom's compensation had been increased to $500,000 per year with a bonus potential of $500,000 per year, payable in cash. Mr. Balkcom subsequently entered into an employment agreement with the Company on February 10, 2000. Pursuant to the terms of the employment agreement, Mr. Balkcom is entitled to a severance payment equal to his annual base salary as described above payable in 12 equal monthly installments. In addition, Mr. Balkcom is entitled to a refinancing bonus in the amount of $500,000 in connection with the Recapitalization. One half of this bonus was paid immediately following the execution of the definitive purchase agreement in connection with the Recapitalization, and the other half of this bonus is payable on October 15, 2000.

  Mr. Balkcom received a restricted stock award composed of 200,000 shares of restricted Class A Common Stock on May 6, 1999. The stock was to vest incrementally over a three-year period and was subject to forfeiture if Mr. Balkcom was not employed as Chief Executive Officer of the Company until January 1, 2002. As a result of the Recapitalization, all shares of Mr. Balkcom's restricted stock award vested.

  Mr. Sellers entered into an employment agreement with the Company on February 10, 2000. Pursuant to the terms of this employment agreement, Mr. Sellers is entitled to a severance payment equal to his annual base salary payable in 12 equal monthly installments. In addition, Mr. Sellers is entitled to a refinancing bonus in the amount of $525,000 in connection with the Recapitalization. One half of this bonus was paid immediately following the execution of the definitive purchase agreement in connection with the Recapitalization, and the other half of this bonus is payable on October 15, 2000.

  Mr. Herrick entered into an employment agreement with the Company on February 10, 2000. Pursuant to the terms of this employment agreement, Mr. Herrick terminated his employment with the Company and forfeited severance payments equaling his annual base salary. Mr. Herrick is entitled to a refinancing bonus in the amount of $150,000 in connection with the Recapitalization. One half of this bonus was paid immediately following the execution of the definitive purchase agreement in connection with the Recapitalization, and the other half of this bonus is payable on October 15, 2000, subject to certain offsets for amounts owing to the Company by Mr. Herrick.

  The Company has entered into a severance agreement with Mr. McGee providing for a payment of $220,000 in the event that he is terminated without cause.

  Mr. Bowman, formerly the Chief Operating Officer of the Company, entered into a severance agreement with the Company on December 31, 1999. Pursuant to that agreement, the Company agreed to pay Mr. Bowman a lump sum of $223,750. The payment was made pursuant to the severance agreement on January 29, 2000.

  This report is submitted by the members of the Compensation Committee of the Board of Directors:

                            Compensation Committee

                                  Earl Dolive
                                Willem de Vogel

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

  No member of the Compensation Committee was, during Fiscal 2000, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries.

  Mr. de Vogel, a member of the Compensation Committee during Fiscal 2000, is a Managing Director of TCR. The Company had entered into an Advisory Agreement with TCR pursuant to which the Company had agreed to pay TCR a fee of $50,000 per annum for advisory services and to reimburse TCR for out-of-pocket expenses approved in advance, for a five-year period ending on February 28, 2002. The Advisory Agreement was terminated by the Company on February 29, 2000 as a result of the Recapitalization. See "Certain Relationships and Related Transactions."

  During Fiscal 2000, no executive officer of the Company served as: (1) a member of the Compensation Committee (or other board committee performing equivalent functions, or in the absence of such a committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (2) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, or (3) a member of the Compensation Committee (or other board committee performing equivalent functions, or in the absence of such a committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

Stock Performance Chart

  The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five fiscal years ended February 29, 2000 with the cumulative total return on the Standard & Poor's Small Cap 600 Index and the Standard & Poor's Peer Group Index. The comparison assumes $100 was invested on February 28, 1995 in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The Company has not paid any dividends on its Common Stock during this period.


                               INDEXED RETURNS

                                 Years Ending

                                    Base
                                    Period
        Company Name/Index          4Jun97    Feb98      Feb99       Feb00
        -------------------------------------------------------------------
        PAMECO CORP - CL A           100      117.86      47.77       25.89
        S&P SMALLCAP 600 INDEX       100      124.35     103.07      141.67
        PEER GROUP                   100      114.52      72.41       59.79

           APPROVAL OF THE CONVERTIBILITY FEATURES AND VOTING RIGHTS
                        OF THE SERIES A PREFERRED STOCK

                                 (Proposal 2)

Overview

  The Company has entered into a series of agreements to recapitalize the Company so as to position it to compete more effectively in the market. The goal of the Recapitalization was to raise equity capital, repay existing indebtedness and provide working capital for future operations. Because the aggregate number of shares of Class A Common Stock potentially issuable upon conversion of the securities issued in the Recapitalization, or securities issuable in the future pursuant to the agreements entered into in the Recapitalization, in the aggregate exceeds 20% of the currently outstanding shares of Class A Common Stock, the Company must obtain the approval of the holders of a majority of the outstanding Common Stock in accordance with the rules of the New York Stock Exchange (the "NYSE") before (i) holders of Series A Preferred Stock issued in the Recapitalization (a) can convert those shares of Series A Preferred Stock into shares of Class A Common Stock and (b) can vote those shares together with holders of the Class A Common Stock on an as-converted basis, and (ii) the Company can issue additional securities pursuant to the Recapitalization which are convertible into Class A Common Stock and/or vote together with the Class A Common Stock on an as-converted basis.

  Issuance and Sale of Series A Preferred Stock and Warrants. On February 29, 2000, pursuant to the Recapitalization, the Purchasers paid $35 million in exchange for 140,000 shares of the Company's Series A Preferred Stock at a purchase price of $249.99 per share, and warrants to purchase 140,000 additional shares of Series A Preferred Stock (the "Warrants") at a purchase price of $0.01 per Warrant. The Littlejohn Fund paid $28 million of the purchase price and Quilvest paid $7 million of the purchase price. Assuming receipt of the Required Approval, the holders of Series A Preferred Stock initially will be able to convert each share of Series A Preferred Stock into 100 shares of the Company's Class A Common Stock at the initial conversion price of $2.50 per share, which is subject to customary adjustments, including for below market issuances of securities and for dividends, distributions, stock splits and similar events (the "Conversion Price"), and the holders of the Series A Preferred Stock will be entitled to vote such shares together with the holders of the Class A Common Stock on an as converted basis. Assuming receipt of the Required Approval, if all of the shares of Series A Preferred Stock were converted on the date of this Proxy Statement at the $2.50 initial Conversion Price, then a total of 14,000,000 shares of Class A Common Stock would be issued.

  In addition, the Warrants purchased by the Purchasers to purchase shares of the Series A Preferred Stock are immediately exercisable at an initial exercise price of $300 per share of Series A Preferred Stock, or $3.00 per share of Class A Common Stock, on an as converted basis. The Warrants are subject to proportional adjustments for stock dividends, distributions, stock splits and similar events. Assuming receipt of the Required Approval, such shares of Series A Preferred Stock will be convertible into shares of Class A Common Stock at the Conversion Price then in effect, and if all of the Warrants were exercised in full on the date of this Proxy Statement and the shares of Series A Preferred Stock received upon such exercise of the Warrants were converted immediately at the $2.50 initial Conversion Price, an additional 14,000,000 shares of Class A Common Stock will be issued. This would result in a total of 28,000,000 shares of Class A Common Stock being issued upon conversion of the shares of Series A Preferred Stock either acquired directly by the Purchasers in the Recapitalization or upon conversion of shares of Series A Preferred Stock issued upon exercise of the Warrants acquired by the Purchasers in the Recapitalization.

  Commitment to Purchase Additional Securities. Pursuant to the Recapitalization, the Littlejohn Fund and Quilvest have agreed, until February 18, 2003, to purchase, subject to certain terms and conditions, in one or more series, as and when requested by the Company in order to fund acquisitions, capital expenditures and working capital programs designed for the future growth of the Company, each as approved by the Board of Directors of the Company, a number of shares of Additional Preferred Stock proportionate to their respective interests in the Series A Preferred Stock at an aggregate purchase price up to $25,000,000. Assuming receipt of the Required Approval, these shares of Additional Preferred Stock also will be convertible into shares of the

Company's Class A Common Stock and, prior to such conversion, would have the right to vote together with the Class A Common Stock on an as converted basis. The initial conversion price of shares of any Additional Preferred Stock will equal 85% of the Weighted Average Trading Price (as defined below) for the 20 trading days immediately preceding the third trading day prior to the first public announcement of the event giving rise to the issuance of the Additional Preferred Stock. For purposes hereof, the term "Weighted Average Trading Price" means the volume weighted average sales price per share of Class A Common Stock as reported by Bloomberg Information Systems, Inc.

  Required Approvals; NYSE Listing. The Class A Common Stock is traded on the NYSE. The NYSE requires the Company to obtain shareholder approval in connection with the sale or issuance of shares of its Class A Common Stock (or securities convertible into or exercisable for shares of Class A Common Stock) when the number of additional shares of Class A Common Stock being issued equals or exceeds 20% of the number of shares of Class A Common Stock that are outstanding prior to such sale or issuance. The Company is seeking shareholder approval of this proposal, because the aggregate number of shares of Class A Common Stock issuable pursuant to the conversion of shares of Series A Preferred Stock, including shares of Series A Preferred Stock issued upon exercise of the Warrants, and any Additional Preferred Stock which may be issued in the future, will exceed 20% of the currently outstanding shares of Class A Common Stock.

  Certain holders of Common Stock which together control more than the requisite voting power of the Company necessary to approve the aforementioned voting and conversion rights have agreed to vote their shares of Common Stock in favor of such proposal and, accordingly, the Required Approval will be obtained.

  Each of the Company and Quilvest is required to make (and has made) a notification filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") with respect to the acquisition by Quilvest of the convertibility features and voting rights of the Series A Preferred Stock. The waiting period under the HSR Act has terminated.

  If the shareholders approve this proposal, the Company will apply to list on NYSE the additional shares of Class A Common Stock to be issued upon conversion of the Series A Preferred Stock, including shares of Series A Preferred Stock issued upon exercise of the Warrants, pursuant to the Registration Rights Agreement entered into by the Company and the Purchasers in connection with the Recapitalization.

Directors' Rationale

  Upon the unanimous recommendation of the Special Committee, the full Board of Directors of the Company unanimously approved the Securities Purchase Agreement, including the Recapitalization and the other transactions contemplated thereby, and determined that the Recapitalization and the other transactions contemplated by the Securities Purchase Agreement were fair to and in the best interests of the shareholders of the Company. In making this determination, the Special Committee and the full Board of Directors of the Company considered the following factors:

  (i) the presentation of Houlihan Lokey Howard & Zukin ("Houlihan Lokey") as to various financial considerations deemed relevant to the evaluation of the Recapitalization and the opinion of Houlihan Lokey, dated February 14, 2000, that as of the date of its opinion, and based on and subject to certain matters stated in such opinion, the Recapitalization is fair to the public shareholders of the Company, other than Quilvest, from a financial point of view (the full text of the written opinion of Houlihan Lokey, which sets forth the assumptions made, the matters considered and the limitations on the review undertaken by them, is attached hereto as Annex I and shareholders are urged to carefully read such opinion in its entirety);

  (ii) information with respect to the financial condition, results of operations and business of the Company, on both an historical and prospective basis, including the fact that (x) immediately prior to effecting the Recapitalization, the Company had significantly unfavorable terms for payment from many of its vendors, including several of its largest vendors, and approximately one-third of its payables were past due, (y) the Company's senior lenders prior to the Recapitalization required several amendments to the Company's then existing credit arrangements providing for increasingly stringent financial covenants and resulting in the Company having to meet its current obligations, including its payroll, through bridge loans and overdrafts on its existing revolving credit arrangements, and (z) the Company was unable to maintain a gross margin in excess of its warehouse, selling and administrative expenses for a significant period of time shortly preceding the Recapitalization;

  (iii) current industry, economic and market conditions;

  (iv) the results of the extensive transaction process undertaken by or on behalf of the Company to solicit proposals from potential strategic and financial investors to acquire or invest in the Company, and in light of that process, the Company's belief that the Recapitalization represented the best means available under the circumstances to provide the shareholders of the Company with the greatest potential long term value for their shares;

  (v) the terms and conditions of the Recapitalization;

  (vi) the Recapitalization provided much needed cash through the equity purchase and the refinancing of the Company's then existing indebtedness owed to its previous senior lender with a new credit facility from a new senior lending group having terms determined to be more favorable to the Company; and

  (vii) the Recapitalization also facilitated entering into more beneficial arrangements with certain of its vendors which also provided additional funds through their lending the Company $20 million of subordinated indebtedness.

  Neither the Special Committee nor the full Board of Directors assigned weights to the individual factors and viewed their position and recommendation as being based on the totality of the information presented to and considered by them.

Opinion of Financial Advisor

  Introduction. The following is a brief summary and general description of the valuation methodologies utilized by Houlihan Lokey in the preparation of its fairness opinion delivered to the Board of Directors. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The summary does not purport to be a complete statement of the analyses and procedures applied, the judgments made or the conclusion reached by Houlihan Lokey or a complete description of its presentation. Houlihan Lokey believes, and so advised the Company's Board of Directors, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinions.

  The Company retained Houlihan Lokey, on behalf of the Special Committee of the Board of Directors of the Company (the "Special Committee"), to render an opinion as to the fairness, from a financial point of view, to the public shareholders of the Company of the Recapitalization. Houlihan Lokey rendered no opinion, however, with respect to the fairness of the Recapitalization to Quilvest. At the January 26, 2000 meeting of the Special Committee, Houlihan Lokey presented its initial analysis, and at a subsequent meeting on February 14, 2000, presented its final analysis as hereinafter described and issued orally its opinion that, as of such date and based on the matters described therein, the Recapitalization was fair to the public shareholders of the Company, other than Quilvest, from a financial point of view. Houlihan Lokey confirmed its oral opinion in writing to the Board of Directors on February 28, 2000.

  The complete text of Houlihan Lokey's opinion is attached hereto as Annex I. The summary of the opinion set forth below is qualified in its entirety by reference to such opinion, dated February 28, 2000. The holders of common stock are urged to read such opinion carefully in its entirety for a description of the procedures followed, the factors considered and the assumptions made by Houlihan Lokey.

  Houlihan Lokey's opinion to the Special Committee addressed only the fairness from a financial point of view, of the Recapitalization to the public shareholders of the Company other than Quilvest, and did not constitute a recommendation to the shareholders as to how such shareholder should vote at the Annual Meeting. The opinion did not address the Recapitalization from the standpoint of Quilvest. Houlihan Lokey's opinion did not address the Company's underlying business decision to effect the Recapitalization. Houlihan Lokey had not been requested to, and did not, solicit third party indications of interest in acquiring all or part of the Company.

  In connection with the preparation of its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

  . reviewed the Company's audited financial statements on Form 10-K for the fiscal years ended February 28, 1997, 1998 and 1999, and unaudited financial statements on the Form 10-Q for the fiscal quarters ended August 31, 1999 and November 30, 1999, which the Company's management had identified as being the most current financial statements available;

  . reviewed the original proposal of investment dated November 30, 1999, numerous subsequent revisions and the final revised proposal letter dated February 9, 2000 (collectively referred to as the "Purchase Offer");

  . met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

  . reviewed forecasts and projections dated February 10, 2000 prepared by the Company's management with respect to the Company for the years ended February 28, 2001 through February 28, 2005;

  . reviewed the historical market prices and trading volume for the Company's publicly traded securities;

  . reviewed all Recapitalization-related documents as identified by the Company;

  . reviewed publicly available financial data for certain companies that it deemed comparable to the Company, and publicly available prices and premiums paid in other transactions that it considered similar to the Purchase Offer; and

  . conducted such other studies, analyses and inquiries as it deemed appropriate.

  In assessing the fairness of the Recapitalization from a financial point of view to the Company's public shareholders Houlihan Lokey:

  . analyzed the reasonableness of the trading value of the Company's publicly traded equity securities;

  . independently valued the common equity of the Company on a pre-Recapitalization basis using widely accepted valuation methodologies; and

  . reviewed the valuation implications to the Company's shareholders of alternatives to the Purchase Offer.

  Assessment of Pameco's Public Stock Price. As part of its analysis, Houlihan Lokey analyzed the trading price and volume of the Class A Common Stock. The following charts set forth, respectively:

  . the daily trading volume and the closing price for the Class A Common Stock on the NYSE from February 18, 1999 to February 17, 2000,

  . a comparison of the closing price for the Class A Common Stock on the NYSE with an index of the closing prices of the common stock of certain comparable publicly traded companies, for the period from February 18, 1999 until February 17, 2000, and

  . a comparison of the daily trading volume for the Class A Common Stock with the average daily trading volume for the common stock of those comparable publicly traded companies, for the period from February 18, 1999 until February 17, 2000.

                  Pameco Corporation Price Volume Performance
                     February 18, 1999--February 17, 2000

               [LINE GRAPH PLOTTING DAILY TRADING VOLUME AND THE
                         CLOSING PRICE OF THE CLASS A
                         COMMON STOCK ON THE NYSE FROM
                    FEBRUARY 18, 1999 TO FEBRUARY 17, 2000]


                           Indexed Price Comparison
                Daily from February 18, 1999--February 17, 2000

            [LINE GRAPH PLOTTING A COMPARISON OF THE CLOSING PRICE
             OF THE CLASS A COMMON STOCK ON THE NYSE WITH AN INDEX
                      OF THE CLOSING PRICES OF THE COMMON
                     STOCK OF CERTAIN COMPARABLE PUBLICLY
                       TRADED COMPANIES, FOR THE PERIOD
                FROM FEBRUARY 18, 1999 UNTIL FEBRUARY 17, 2000]

                                 Daily Volume

                   [LINE GRAPH PLOTTING A COMPARISON OF THE
                      DAILY TRADING VOLUME FOR THE COMMON
                STOCK OF COMPARABLE PUBLICLY TRADED COMPANIES,
                       FOR THE PERIOD FROM FEBRUARY 18,
                         1999 UNTIL FEBRUARY 17, 2000]




      Average Daily Volume                                         PCN    Index
      --------------------                                        ------ -------
      Last 3 months.............................................. 28,094  99,361
      Last 12 months............................................. 17,489 123,329

  As indicated in the above tables, the price of the Class A Common Stock declined significantly over the past 12 months. The 30-day average stock price for the Class A Common Stock prior to the formal announcement of the Recapitalization was $3.79, which was 40 percent of its high price over the preceding 12 months. The closing price for the Class A Common Stock on the day prior to the announcement was $3.69, which is 39 percent of the high price over the preceding 12 months.

  The Company significantly under-performed the indexed stock prices of a comparable publicly traded company group. The index of comparable companies utilized included ACR Group, Watsco, W.W. Grainger, Hughes Supply, and Noland. Pameco has consistently under-performed this index during the past 12 months, particularly beginning in the fall of 1999.

  Houlihan Lokey calculated the ratio of the average daily volume (over the most recent 90 days) for the Class A Common Stock to its float and total shares outstanding. Houlihan Lokey then compared the Company's ratios to similar ratios of comparable publicly traded companies.

  Based on these analyses, Houlihan Lokey concluded that the Class A Common
Stock:

  .had not traded in a similar fashion to the group of comparable public companies,

  .had a smaller public float than the comparable public companies,

  .did not trade as actively as the comparable public companies, and

  . had less analyst coverage than most of the comparable public companies. Consequently, it was Houlihan Lokey's opinion that the price of the Class A Common Stock may not reflect accurately the underlying fair market value of the Company.

  Independent Valuation of the Company's Fully Diluted Stock Price. Houlihan Lokey completed an independent valuation of the Company on a fully diluted basis using the Comparable Publicly Traded Company Approach, the Comparable Transaction Approach, and the Discounted Cash Flow Approach. Houlihan Lokey also considered the Cost Approach, which estimates the value of a company on a liquidation basis, but did not use this in analysis as a basis for our conclusions.

    Comparable Publicly Traded Company Approach. This approach involved the multiplication of various earnings and cash flow measures by appropriate risk-adjusted multiples. Multiples were determined through an analysis of certain publicly traded companies, selected on the basis of operational and economic similarity with the principal business operations of the Company. Houlihan Lokey's analysis incorporated the most recent available information from these comparable companies. For purposes of this analysis, Houlihan Lokey selected five publicly traded, domestic companies involved in the HVAC and refrigeration industry. The companies included ACR Group, Watsco, W.W. Grainger, Hughes Supply, and Noland (the "Comparable Companies"). Earnings and cash flow multiples were calculated for the Comparable Companies based upon daily trading prices. A comparative risk analysis between the Company and the Comparable Companies formed the basis for the selection of appropriate risk adjusted multiples for the Company. The risk analysis incorporated both quantitative and qualitative risk factors which relate to, among other things, the nature of the industry in which the Company and the Comparable Companies are engaged.

    Comparable Transaction Approach. The Comparable Transaction Approach also involved the selection and application of multiples of earnings and cash flow. Multiples utilized in this approach were determined through an analysis of acquisitions of controlling interests in companies with operations deemed to be reasonably comparable to the Company's principal business operations. For purposes of this analysis, Houlihan Lokey analyzed nine completed transactions between 1997 and 1999 where financial information was publicly disclosed. The transactions analyzed were as follows:

   Date   Acquiror                  Target
   ----   --------                  ------
   1997   ACR Group                 Contractors Heating Supply Inc.
   1997   Watsco, Inc.              Baker Distributing Company
   1997   Watsco, Inc.              Central Plains & Comfort Products
   1997   Watsco, Inc.              Coastline Distribution
   1997   Watsco, Inc.              Weathertrol Supply Co.
   1998   Pameco Corp.              Park Heating & Air Conditioning Supply
   1998   Watsco, Inc.              Kaufman Supply
   1999   Colonial Commercial Corp. Universal Supply Group Inc.
   1999   Watsco, Inc.              New England York Distributors

    Discounted Cash Flow Approach. The Discounted Cash Flow Approach involved an estimation of the present value of projected future cash flows to be generated by the Company. These forecasts were made by the management of the Company in conjunction with Littlejohn. To determine the present value, a discount rate was used that reflected the risks of ownership and the associated risks of realizing the stream of projected future cash flows.

  Houlihan Lokey's conclusion of value from the three approaches produced indications of little to no value for the Class A Common Stock, on a fully diluted, freely traded basis.

  Valuation Implications to the Company's Shareholders of Alternatives to the Purchase Offer. The Company was experiencing a severe liquidity crisis. The Company's lender prior to the Recapitalization had expressed its desire to discontinue its arrangements with the Company. The Company had been in violation of certain loan covenants under its credit agreement with its lender, and had been granted numerous amendments to the credit agreement and waivers of default provisions. The lender had reduced the Company's borrowing capacity. The lender also had indicated the possibility of issuing a forbearance letter. The Company also had significant past due accounts payable. The Company's two most recent Quarterly Reports on Form 10-Q, for the quarters ended August 31, 1999 and November 30, 1999, stated "Management cannot assure that the Company has adequate resources and liquidity to meet its borrowing obligations, fund all required capital expenditures, and pursue its business strategy for existing operations through February 29, 2000." The Company also faced significant potential dilution from the required issuance of $7 million of warrants to the lender if it was unable to secure an equity investment. Finally, the Company's management forecast that the Company would suffer a significant cash shortfall by March 30, 2000.

  Based on the analysis of Houlihan Lokey, the Company's financial position had resulted in a situation in which the Company had few options available to it.

  Management of the Company explored financing options with numerous equity investors and lenders. A potential new lender that expressed an interest in refinancing the Company's debt made its participation conditional on the equity infusion provided by Littlejohn. Littlejohn's participation was also contingent upon both Quilvest's investing 25% of the amount to be invested by Littlejohn and an agreement by a group of vendors to purchase certain subordinated notes.

  Management of the Company considered a sale of the Company to a strategic acquiror. However, management believed there was a limited universe of acquirors for the Company as a whole.

  Fairness of Recapitalization. In reviewing the fairness of the Recapitalization from a financial point of view, Houlihan Lokey examined the indicated internal rate of return that could be expected from the proposed investment by Littlejohn and Quilvest. Houlihan Lokey analyzed this rate of return using two methodologies.

  First, Houlihan Lokey estimated the enterprise value and equity value of the Company on a post-Recapitalization basis. Houlihan Lokey then calculated the potential accretion of shares, given the payment-in-kind dividends of the Series A Preferred Stock. Houlihan Lokey then calculated the internal rate of return to Purchasers, assuming exercise of the Warrants and a sale or recapitalization of the Company.

  Second, Houlihan Lokey valued the Series A Preferred Stock and Warrants independently, assuming an initial investment of $35 million at $2.50 per share for the Series A Preferred Stock, and the Warrants with an exercise price of $300 per share of Series A Preferred Stock.

  It is Houlihan Lokey's opinion that the indicated rates of return derived from both methodologies would be considered reasonable for an investment in a company such as the Company, given its current condition.

  Based on the foregoing, Houlihan Lokey rendered its opinion that the Recapitalization was fair from a financial point of view to the public shareholders of the Company, noting that it was not rendering any opinion as to the fairness of the Recapitalization to Quilvest.

  Assumptions and Limiting Conditions. Houlihan Lokey relied upon and assumed, without independent verification, that the financial forecasts and projections provided to it, and as adjusted based on its discussions with management, were prepared reasonably and reflected the best currently available estimates of the future financial results and condition of the Company, and that there had been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to them.

  Houlihan Lokey did not verify independently the accuracy and completeness of the information supplied to it with respect to the Company and did not assume any responsibility with respect to it. Houlihan Lokey made no independent appraisal of any of the properties or assets of the Company. Houlihan Lokey's opinion was necessarily based on business, economic, market and other conditions as they existed and could be evaluated by Houlihan Lokey at the date on which it gave its fairness opinion.

  Certain transactions may take place subsequent to the closing of the Recapitalization. Houlihan Lokey did not consider any such potential transactions in its opinion as to the fairness to the public shareholders of the Company, other than Quilvest, of the consideration to be received by Littlejohn in this Recapitalization.

  Houlihan Lokey is a nationally recognized investment banking firm with special expertise in, among other things, valuing businesses and securities and rendering fairness opinions. Houlihan Lokey continually is engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements of debt and equity, corporate reorganizations, employee stock ownership plans, corporate and other purposes. The Special Committee selected Houlihan Lokey because of its experience and expertise in performing valuation and fairness analysis. Houlihan Lokey does not beneficially own nor has it ever beneficially owned any interest in the Company.

  Fees and Expenses. Pursuant to an agreement dated December 20, 1999, Houlihan Lokey was retained by the Company to analyze the fairness, from a financial point of view, to the public shareholders of the Company, of the Recapitalization. Houlihan Lokey rendered no opinion on the Recapitalization from the standpoint of Quilvest. The Company paid Houlihan Lokey a fee of $400,000 inclusive of its reasonable out-of-pocket expenses incurred in connection with the rendering of a fairness opinion. The Company further has agreed to indemnify Houlihan Lokey against certain liabilities and expenses in connection with the rendering of its services.

Terms of the Series A Preferred Stock

  The Certificate of Designation of the Series A Preferred Stock provides for the designation, creation, authorization and issuance of the Series A Preferred Stock, par value $1.00 per share, with a stated value of $250 per share at the time of initial issuance (the "Stated Value"), subject to adjustment from time to time to accurately reflect stock splits, subdivisions or combinations with respect to the shares of Series A Preferred Stock, and initially consisting of 600,000 shares of Series A Preferred Stock. Except where otherwise indicated below, the terms of the Series A Preferred Stock described below will also be applicable if Proposal 5 regarding the Reverse Stock Split is approved and the Reincorporation Merger is consummated.

  Conversion. Upon the approval of Proposal 2, the Series A Preferred Stock will entitle its holders to convert, at any time, each share of Series A Preferred Stock into shares of Class A Common Stock at the initial Conversion Price of $2.50 per share. The Conversion Price is subject to customary adjustments, including for below market issuances of securities and for dividends, distributions, stock splits and similar events. If Proposals 4 and 5 regarding the Certificate of Incorporation of Pameco Delaware and the Reverse Stock Split are approved and the Reincorporation Merger described in Proposal 3 is consummated, the initial Conversion Price of the Pameco Delaware Preferred Stock (as defined in Proposal 3) will be $7.50, which is three times the initial Conversion Price of the Series A Preferred Stock, and will continue to be subject to the same customary adjustments.

  Dividends. Until February 28, 2003 (the "Initial Dividend Period"), the holders of shares of Series A Preferred Stock will be entitled to receive on each such share, when, as and if declared by the Board of Directors, out of funds of the Company legally available for that purpose, cumulative preferential dividends, compounding quarterly to the extent unpaid on each March 1, June 1, September 1 and December 1 (each a "Compounding Date"), commencing on June 1, 2000, and accruing from the date of issuance at the rate of 14% per annum on the Stated Value of each share of Series A Preferred Stock and of each share of Series A Preferred Stock to which a holder is entitled as of a particular date, assuming the declaration of dividends payable in the form of

Series A Preferred Stock (the "Dividend Preferred Shares") then deemed to have been issued; provided, however, if with respect to a particular period, the Company's earnings before interest, taxes, depreciation and amortization, as determined in accordance with generally accepted accounting principles consistently applied and maintained, is at least equal to $25.5 million for the year ended February 28, 2002 and/or $35.4 million for the year ended February 28, 2003, then with respect to a particular one-year period, the rate at which dividends would accrue, accumulate and compound during such one year period would be recalculated retroactively to 8% instead of 14%, such recalculation to occur as soon as practicable after the receipt of the Company's audited financial statements, accompanied by a signed opinion of its independent accountants, relating to the applicable one year period. When and if declared by the Board of Directors, such dividends will be payable by issuance of such number of additional shares of Series A Preferred Stock (including fractional shares) determined by dividing the dollar amount of the dividend to be paid by the Stated Value on the date such dividend is so paid.

  From and after March 1, 2003, the holders of shares of Series A Preferred Stock will be entitled to receive on each such share, when, as and if declared by the Board of Directors, out of funds of the Company legally available for that purpose, one of the following as selected by the Company:

  (i) continued paid-in-kind dividends at a rate of 14% per annum on the Stated Value, compounding quarterly on each Compounding Date, through the issuance of additional Dividend Preferred Shares,

  (ii) cumulative preferential cash dividends paid quarterly at a rate of 14% per annum on the Stated Value of each share of Series A Preferred Stock, or

  (iii) cumulative preferential cash dividends accruing at a rate of 16% per annum on the Stated Value, compounding quarterly on each Compounding Date.

If the Company elects to pay cumulative preferential cash dividends, and if such dividends are unpaid, they will compound quarterly at a rate of 16% per annum on the Stated Value on each Compounding Date beginning on the next Compounding Date.

  Additional Warrants. To the extent a holder of shares of Series A Preferred Stock receives payment of a dividend in the form of Dividend Preferred Shares, then, such holder also will be entitled to receive a warrant to purchase such number of additional shares of Series A Preferred Stock equal to the number of Dividend Preferred Shares, such warrants to be in substantially the form of the Warrants.

  Dividend Participation. If the Company declares and pays a dividend on the Class A Common Stock, a holder of shares of Series A Preferred Stock will be entitled to 50% of the dividends such holder would have been entitled to had such holder fully converted the shares of Series A Preferred Stock into shares of Class A Common Stock immediately prior to the record date for the distribution. Such dividend distributions will be made pro rata among the holders of the shares of Series A Preferred Stock and holders of Class A Common Stock.

  Liquidation, Dissolution and Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, or any reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock (the date of such occurrence, the "Liquidation Date"), the Company, out of the assets of the Company available for distribution, will be required to make the following payments in respect of its capital stock:

  (a) first, payments on any securities which, by their terms, are senior in right of payment to the Series A Preferred Stock;

  (b) second, on a pro rata basis, (i) to holders of shares of Series A Preferred Stock the aggregate Liquidation Preference (as defined below) with respect to the shares of Series A Preferred Stock held by such holder on the Liquidation Date, plus the aggregate Liquidation Preference with respect to the Warrant Preferred Shares (as defined below) deemed held by such holder on the Liquidation Date (which cannot be less than zero), or (B) the amount which would be payable to such holder in respect of Class A Common Stock if such holder had been deemed to have converted all shares of Series A

     Preferred Stock, all Dividend Preferred Shares and all Warrant Preferred Shares whether or not convertible by the terms hereof, held (or deemed held) by such holder as of the Liquidation Date into Class A Common Stock immediately prior to the Liquidation Date; and (ii) due on securities which, by their terms, are on a parity with the Series A Preferred Stock; and

  (c) third, payments on any securities which, by their terms, are junior in right of payment to the Series A Preferred Stock.

For purposes hereof, the "Liquidation Preference" means an amount per share of Series A Preferred Stock, equal to $250 plus accrued and unpaid dividends (whether or not declared and including, without limitation, Dividend Preferred Shares and shares of Series A Preferred Stock issued upon exercise of Warrants ("Warrant Preferred Shares"), if any), and the Penalty Amount (if any) (as defined below), subject to adjustment from time to time to accurately reflect stock splits, subdivisions or combinations with respect to the shares of Series A Preferred Stock. The "Penalty Amount" means the contingent amount that exists only if the Company has not notified the holders that it elected to accrue and pay dividends after the Initial Dividend Period in the same manner as during the Initial Dividend Period and the Company thereafter failed to declare and pay the applicable cash dividend in full on a relevant Compounding Date, and which is equal to the difference between the accrued and unpaid dividend attributable to the relevant Compounding Date and the amount that would have been the accrued and unpaid dividend attributable to the relevant Compounding Date had the dividend rate been calculated at 16% per annum, not 14% per annum.

  Redemption. From time to time, on and after March 1, 2006, the Company has the right to redeem the shares of Series A Preferred Stock held by a holder at a price per share, payable in cash, equal to 105% of the Liquidation Preference. If a legal impediment imposed by the GBCC (as defined in Proposal
3) to the Company's repurchase of any such shares existed, the Company would be obligated to use its best efforts to remove or remedy such impediment. In case of redemption of less than all of the shares of Series A Preferred Stock, the shares of Series A Preferred Stock to be redeemed would be redeemed on a pro rata basis among all holders. Furthermore, commencing upon the fifth anniversary of the issuance date, each holder of shares of Series A Preferred Stock may elect to sell to the Company all or any part of the shares of Series A Preferred Stock held by a holder, and to require the Company to purchase from such holder such shares at a per share price, payable in cash, equal to the Liquidation Preference (the "Put Price") applicable to such shares (the "Put Right"). If a legal impediment imposed by the GBCC to the Company's repurchase of any such shares existed, the Company would have to use its best efforts to remove or remedy such impediment. The Company is obligated to pay the Put Price on a pro rata basis among all holders exercising a Put Right based on the number of shares sought to be repurchased.

  Voting Rights. After the date of the Required Approval, and subject to compliance with applicable law, including the HSR Act in the case of Quilvest, each holder will be entitled to one vote for each share of Common Stock to which such holder is entitled to receive at such time upon conversion of the shares of Series A Preferred Stock, whether or not such holder actually has converted such shares, and will vote such shares together with the Class A Common Stock as a single class on all matters brought before a vote of the holders of the Class A Common Stock. In addition, the Company will not, without the affirmative vote of the holders of a majority of the shares of Series A Preferred Stock then outstanding and voting as a separate class:

  (i) authorize, create (by way of reclassification or otherwise) or issue any securities which are senior to the Series A Preferred Stock as to dividends, distributions or distributions upon liquidation, winding up or dissolution of the Company, any parity securities (other than additional shares of Series A Preferred Stock or other shares of preferred stock issued to the Purchasers pursuant to the Securities Purchase Agreement) or any obligation or security convertible into, exchangeable for or evidencing the right to purchase any senior securities or parity securities;

  (ii) amend or otherwise alter its Articles of Incorporation in any manner that adversely affects the rights, privileges and preferences of the Series A Preferred Stock set forth in the Certificate of Designation; or

  (iii) take any action requiring a vote of shareholders of the Company that adversely affects the rights, preferences and privileges of the Series A Preferred Stock set forth in the Certificate of Designation.

Description of the Warrants

  The Warrants to purchase shares of Series A Preferred Stock issued by the Company to the Purchasers are immediately exercisable in whole or in part to purchase shares of Series A Preferred Stock until March 1, 2008. The Company issued a Warrant to the Littlejohn Fund to purchase 112,000 shares of Series A Preferred Stock and a Warrant to Quilvest to purchase 28,000 shares of Series A Preferred Stock. Each Warrant is exercisable at an initial exercise price of $300 per Warrant Share, subject to adjustment (the "Exercise Price"). The holder of the Warrant may pay the Exercise Price for that number of Warrant Shares sought to be purchased by delivering immediately available funds or by exercising a cashless exercise. The number and kind of securities purchasable upon the exercise of the Warrant and the Exercise Price are subject to proportional adjustments from time to time for stock dividends, distributions, stock splits and similar events. Assuming receipt of the Required Approval, if all of the Warrants were exercised in full on the date of this Proxy Statement and the shares of Series A Preferred received upon such exercise immediately were converted at the $2.50 initial Conversion Price, a total of 14,000,000 shares of Class A Common Stock would be issued. If Proposals 4 and 5 regarding the Certificate of Incorporation of Pameco Delaware and the Reverse Stock Split are approved and the Reincorporation Merger described in Proposal 3 is consummated, the initial Conversion Price would increase to $7.50, resulting in the number of shares issuable upon conversion being one-third of the number now issuable upon conversion of the Series A Preferred Stock. See "Post-Reincorporation Operations--Conversion Rights."

  From time to time, on and after March 1, 2006, the Company has the right to redeem the Warrants at a price per share of Class A Common Stock into which the shares of Series A Preferred Stock for which the Warrant is then exercisable are then convertible, payable in cash, equal to 105% of the excess of (i) the fair market value of such Class A Common Stock (the "Common Fair Market Value") over (ii) the Exercise Price then in effect (the "Warrant Redemption Price"). As used herein, the Common Fair Market Value shall equal
(A) the Weighted Average Trading Price during the 10 trading days immediately prior to the date on which the Company gave the holders of the Warrants notice of the redemption or (B) if the Class A Common Stock is not traded on a national securities exchange or Nasdaq, then as determined reasonably and in good faith by the Board of Directors. If the Warrant Redemption price as calculated is negative, then the Warrant Redemption Price shall be $0.01. In case of redemption of less than all of the outstanding Warrants issued pursuant to or in connection with the Securities Purchase Agreement, the Warrants to be redeemed will be redeemed on a pro rata basis between the Purchasers.

  Commencing on or after March 1, 2005, each Purchaser may require the Company to purchase, and the Company then shall be obligated to purchase, all or any part of the Warrants owned by it at a price per share of Class A Common Stock into which the shares of Series A Preferred Stock for which the Warrant is then exercisable are then convertible, payable in cash, equal to the excess of
(x) the Common Fair Market Value over (y) the Exercise Price then in effect.

Description of the Additional Preferred Stock

  The terms of the Additional Preferred Stock are substantially similar to those of the Series A Preferred Stock, except that holders of shares of Additional Preferred Stock are not entitled to receive warrants with the payment of dividends in the form of Dividend Preferred Shares and the dividend rate of 14% per annum will not be reduced in the event that the Company achieves certain performance targets. Assuming receipt of the Required Approval, these shares of Additional Preferred Stock will be convertible into shares of the Company's Class A Common Stock and, prior to such conversion, would vote together with the Class A Common Stock on an as converted basis. The initial conversion price of shares of any Additional Preferred Stock will equal 85% of the Weighted Average Trading Price for the 20 trading days immediately preceding the third trading day prior to the first public announcement of the event giving rise to the issuance of the Additional Preferred Stock.

Risks Associated with the Resale of Shares of Class A Common Stock Issuable Upon Conversion

  The Company has granted registration rights to the holders of the shares of Class A Common Stock issuable upon the conversion of the Series A Preferred Stock, including the Series A Preferred Stock issuable upon exercise of the Warrants. Consequently, a large number of shares of Class A Common Stock likely are to become freely tradable without restriction under the Securities Act of 1933. Such sales could materially and adversely affect the market price of the Class A Common Stock and will cause potential dilution of the ownership interests of existing minority holders of Class A Common Stock.

  The Company has no assurance that this issuance of Class A Common Stock successfully will provide enough equity to enable the Company to continue its operations. If this is the case, the Company may have to raise additional financing from public or private equity or debt sources. Furthermore, the Company would be required to seek additional capital sooner than expected if:

  . the Company's plans or assumptions change or are inaccurate, including with respect to the scope of its operations and its operating cash flow;

  .  the Company consummates investments or acquisitions;

  .  the Company experiences unexpected costs or competitive pressures; or

  . the Company's existing cash and any other borrowings prove to be insufficient.

Thus, despite the Recapitalization, the Company may still enter bankruptcy, liquidation or insolvency.

  The Registration Rights Agreement entered into by the Company and the Purchasers in connection with the Recapitalization provides that the Company register registrable securities held by the Littlejohn Fund and Quilvest upon the demand of the Littlejohn Fund or Quilvest. The Littlejohn Fund is entitled to demand three such registrations while Quilvest is entitled to request one such registration. In addition, the Purchasers are entitled to piggyback registration rights in the event that the Company registers shares either for its own account or for the account of others. The Littlejohn Fund also has the right to require the Company to file, once during each calendar year, a registration statement on Form S-3 pursuant to Rule 415 of the Securities Act of 1933. The Company has agreed to bear all of the expenses associated with such registration statements, excluding the underwriting discounts and commissions and, in the case of piggyback registrations, legal fees of each of the Purchasers. The number of shares that the Purchasers can have registered pursuant to the Registration Rights Agreement is subject to customary cut backs. Furthermore, the Purchasers have agreed that, when the Company registers its securities, they will enter into lockup agreements pursuant to which they will not sell nor transfer their shares in the Company for a designated period of time. Under the Registration Rights Agreements, the parties thereto have agreed to indemnify each other under certain circumstances.

Board Recommendation and Vote

  Assuming the presence of a quorum, the proposal to approve the convertibility features and voting rights for the Series A Preferred Stock and any Additional Preferred Stock that may be issued in the future, requires the favorable vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, in person or by proxy. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and, if no specification is made, will be voted FOR such approval.

  The Board of Directors unanimously recommends a vote "for" the approval of the convertibility features and voting rights for the series a preferred stock and any additional preferred stock issued. Certain holders of Common Stock which together control more than the requisite voting power of the Company necessary to approve the aforementioned voting and conversion rights have agreed to vote their shares in favor of this proposal and, accordingly, the Required Approval will be obtained.

                      APPROVAL OF REINCORPORATION MERGER

                                 (Proposal 3)

The Reincorporation

  The following discussion summarizes certain aspects of the reincorporation of the Company in the State of Delaware pursuant to the merger of the Company into Pameco Delaware (the "Reincorporation"). This summary does not purport to be complete and is qualified in its entirety by reference to (i) the Merger Agreement, the form of which is attached as Exhibit A and is incorporated herein by reference, (ii) the Certificate of Incorporation of Pameco Delaware (the "Delaware Certificate of Incorporation"), a copy of which is attached as Exhibit B and is incorporated herein by reference, and (iii) the Bylaws of Pameco Delaware (the "Delaware Bylaws"), a copy of which is attached as Exhibit C and is incorporated herein by reference. Copies of the Restated Articles of Incorporation (the "Georgia Articles of Incorporation") and the Restated Bylaws of the Company (the "Georgia Bylaws") are available for inspection at the principal office of the Company and copies will be sent to Company shareholders on request. For reasons set forth in this Proxy Statement, the Board of Directors believes that the best interests of the Company and its shareholders will be served by the Reincorporation. Shareholders are urged to read carefully this section of the Proxy Statement, including the related exhibits, before voting on the Reincorporation.

  Pameco Delaware is a wholly-owned subsidiary of the Company formed for the sole purpose of effecting the Reincorporation. Pursuant to the Merger Agreement, the Company will be merged with and into Pameco Delaware (the "Reincorporation Merger"). Upon effectiveness of the Reincorporation Merger (the "Effective Time"), the Company will cease to exist and Pameco Delaware will continue to operate the business of the Company under the name "Pameco Corporation." At the Effective Time, the affairs of the Company will be governed by the Delaware Certificate of Incorporation, the Delaware Bylaws and the Delaware General Corporation Law (the "Delaware GCL"), which differ in certain important respects from the Georgia Articles of Incorporation, the Georgia Bylaws and the Georgia Business Corporation Code ("GBCC"). See "Comparison of Shareholders Rights."

  As part of the Reincorporation, the Company will effect a 1-for-3 reverse stock split of the Common Stock which is described below. Pursuant to the Merger Agreement, as of the Effective Time:

  (a) each share of Pameco Delaware Common Stock, par value $.01 per share ("Pameco Delaware Common Stock"), will represent three shares of Common Stock of the Company outstanding immediately prior to the Effective Time (the "Reverse Stock Split"); and

  (b) each share of Pameco Delaware Series A Cumulative Pay-in-Kind Preferred Stock, par value $1.00 per share ("Pameco Delaware Preferred Stock," collectively with Pameco Delaware Common Stock, "Delaware Stock"), will represent one share of the Company's Series A Preferred Stock outstanding immediately prior to the Effective Time. See "Approval of the Reverse Stock Split (Proposal 5)."

The Class A Common Stock of the Company is listed for trading on the New York Stock Exchange and it is anticipated that, after the Reincorporation Merger, the Pameco Delaware Common Stock will continue to be traded on that exchange, without interruption, under the symbol used by the Company prior to the Reincorporation Merger.

  As soon as practicable after the Effective Time, the Company will request all shareholders to return their stock certificates representing issued shares of the Company's Common Stock and Series A Preferred Stock outstanding at the Effective Time ("Old Certificates") in exchange for certificates representing the number of whole shares of Delaware Stock into which the shares of Common Stock and Series A Preferred Stock have been converted ("New Certificates") as a result of the Reincorporation Merger. Each shareholder will receive a letter of transmittal from the Company's transfer agent, Sun Trust Bank (the "Transfer Agent"), containing instructions on how to exchange certificates. Shareholders should not submit their old certificates to the transfer agent until they receive these instructions. In order to receive New Certificates, shareholders must surrender their Old Certificates pursuant to the Transfer Agent's instructions, together with the properly executed and completed letter of transmittal and such evidence of ownership of such shares as Pameco Delaware may require.

  Beginning at the Effective Time, each Old Certificate until surrendered and exchanged as described above, will be deemed for all corporate purposes to evidence ownership of the whole number of shares of the Delaware Stock into which the shares evidenced by such Old Certificates have been converted.

  No fractional shares of Pameco Delaware Common Stock will be issued as a result of the Reverse Stock Split. The number of shares of the Company's Common Stock held by each shareholder will be aggregated. If such aggregated number of shares is not evenly divisible immediately prior to the Reverse Stock Split, in lieu of receiving fractional shares, such shareholder will be entitled to receive a cash payment in an amount equal to the value of any fractional shares held by such shareholder. The management of the Company does not expect the aggregate cash payments to be made in connection with such fractional interests to be material. The shareholders are not entitled to dissenters' rights in connection with the Reincorporation Merger as the Class A Common Stock is listed on the NYSE.

  Approval by Company shareholders of the Reincorporation will constitute approval and adoption of the Merger Agreement, and approval of the Delaware Certificate of Incorporation, the Delaware bylaws and all provisions thereof. See Proposal 4 below regarding the approval and adoption of the Delaware Certificate of Incorporation eliminating the Class B Common Stock and decreasing the Class A Common Stock from 40,000,000 shares to 20,000,000 shares of Pameco Delaware Common Stock and Proposal 5 below regarding the approval of the Reverse Stock Split.

Vote Required; Board Recommendation

  Approval of the Reincorporation, which also will constitute approval and adoption of the Merger Agreement, will require the affirmative vote of holders of a majority of the outstanding shares of Common Stock. See Proposal 4 below regarding the approval and adoption of the Delaware Certificate of Incorporation eliminating the Class B Common Stock and decreasing the Class A Common Stock from 40,000,000 shares to 20,000,000 shares of Pameco Delaware Common Stock and Proposal 5 below regarding the approval of the Reverse Stock Split. The approval of Proposal 4 regarding the Delaware Certificate of Incorporation and the approval of Proposal 5 regarding the Reverse Stock Split are conditions precedent to adopting the Merger Agreement.

  In addition to the requirement set forth below, the approval and adoption of the Reincorporation Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock as of the Record Date, voting separately as a class. The holders of all of the outstanding shares of Series A Preferred Stock have advised the Company that they presently intend to vote their shares "FOR" the approval and adoption of the Reincorporation Merger. As the Purchasers are the only holders of Series A Preferred Stock, there is no proxy solicitation requirement as to these holders. No proxies are being solicited by the Company from the holders of the Series A Preferred Stock.

  Assuming the presence of a quorum, the proposal to approve the Reincorporation requires the favorable vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, in person or by proxy. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and, if no specification is made, will be voted FOR such approval.

  The Company's Board of Directors unanimously has approved the Reincorporation and recommends that Company shareholders vote "for" the Reincorporation. Certain holders of the Common Stock which together control more than the requisite voting power of the Company necessary to approve the Reincorporation have agreed to vote to approve the Reincorporation and, accordingly, Proposal 3 will be approved.

Principal Reasons for the Reincorporation

  For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporation laws responsive to the legal and business needs of corporations organized thereunder. Many corporations initially have chosen Delaware for their state of incorporation or subsequently have changed their corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware corporate law and establishing public policies with respect to corporate legal affairs.

  It is anticipated that Delaware corporate law will continue to be interpreted and explained in a number of significant court decisions which may provide greater predictability with respect to the Company's corporate legal affairs. The Company's Board of Directors believes that the Reincorporation also will allow the Company to take advantage of the increased flexibility and certain other features afforded by the Delaware GCL, some of which are not permitted under the GBCC.

Dissenters' Rights

  Georgia law provides that a shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

  . a plan of merger, if (1) approval of the merger by shareholders is required and the shareholder is entitled to vote on the merger or (2) the corporation is a subsidiary that is merged with its parent that owns at least 90% of the outstanding shares of the subsidiary,

  . a share exchange, if the shareholder is entitled to vote on the exchange,

  . a sale or exchange of all or substantially all of the assets of a corporation if a shareholder vote is required, except for a sale pursuant to a court order or a sale for cash in which all the proceeds will be distributed to the shareholders within one year after the sale,

  . an amendment of the articles of incorporation that materially and adversely affects the rights of a dissenter's shares, or

  . any other action taken pursuant to a shareholder vote to the extent that Georgia law, the articles of incorporation, bylaws or a resolution of the board of directors provides that shareholders are entitled to dissent and obtain payment for their shares.

In no event, however, will a shareholder be entitled to dissenters' rights under Georgia law for shares of any class or series which are listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

  . in the case of a merger or share exchange, shareholders are required to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for cash payments in lieu of fractional shares or

  . the articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

  In the case of the Company, the holders of Class A Common Stock are not entitled to dissenters' rights under Georgia law and the holders of the Series A Preferred Stock have waived their dissenters' rights. However, the holders of Class B Common Stock are entitled to exercise their dissenters' rights. It is a condition precedent to adopting the Merger Agreement that holders of less than 5% of the outstanding Class B Common Stock seek and perfect their dissenters' rights, which condition may be waived by Pameco Delaware.

  A holder of Class B Common Stock who wishes to assert his dissenters' rights:

  . must deliver to the Company before the vote is taken written notice of his intent to demand payment for his shares if the Reincorporation Merger is effectuated; and

  .  must not vote his shares in favor of the Reincorporation Merger.

A holder of Class B Common Stock who does not satisfy the above requirements is not entitled to payment for his shares under Georgia law. If the Reincorporation Merger is approved, the Company will be required to deliver a written dissenters' notice to all holders of Class B Common Stock who satisfied the above requirements. The Company will be required to send this notice no later than ten days after the Reincorporation Merger is approved and will have to:

  . state where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

  . inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

  . set a date by which the Company must receive the payment demand, which cannot be fewer than 30 nor more than 60 days after the date the Company's written dissenters' notice is delivered; and

  .  be accompanied by a copy of Article 13 of the GBCC on Dissenters'
     Rights.

A holder of Class B Common Stock to whom the Company sends a dissenters' notice will have to demand payment and deposit his certificates in accordance with the terms of the notice. If such a holder does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, that holder will not be entitled to payment for his shares.

  Within ten days of the later of the date the Reincorporation Merger is effectuated or receipt of a payment demand, the Company, by notice to each dissenter who complied with the terms of the dissenters' notice, will be required to offer to pay to such dissenter the amount the Company estimates to be the fair value of his shares, plus accrued interest. The offer of payment will have to be accompanied by:

  . the Company's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

  .  a statement of the Company's estimate of the fair value of the shares;

  .  an explanation of how the interest was calculated;

  .  a statement of the dissenter's right to demand payment under Code
     Section 14-2-1327 of the GBCC; and

  .  a copy of Article 13 of the GBCC on Dissenters' Rights.

If the shareholder accepts the Company's offer by written notice to the Company within 30 days after the Company's offer or is deemed to have accepted such offer by failure to respond within those 30 days, payment for his shares will be made within 60 days after the making of the offer or the taking of effectuating the Reincorporation Merger, whichever is later. If the Company were not to effectuate the Reincorporation Merger within 60 days after the date set for demanding payment and depositing share certificates, the Company would have to return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. If, after returning deposited certificates and releasing transfer restrictions, the Company were to effectuate the

Reincorporation Merger, it would be required to send a new dissenters' notice and repeat the payment demand procedure.

  A dissenter could notify the Company in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

  . the dissenter believed that the amount offered by the Company is less than the fair value of his shares or that the interest due is incorrectly calculated; or

  . the Company, having failed to effectuate the Reincorporation Merger, did not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

A dissenter would waive his right to demand payment and would be deemed to have accepted the Company's offer unless he were to notify the Company of his demand in writing in the manner described above within 30 days after the Company offered payment for his shares.

  If the Company were not to offer payment within the specified time:

  . the shareholder could demand the Company's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any, and the Company would be required to provide the information to the shareholder within ten days after receipt of a written demand for the information; and

  . the shareholder, at any time, within a 3 year period following the Reincorporation Merger, could notify the Company of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

  If a demand for payment remains unsettled, the Company will be required to commence a proceeding within 60 days after receiving the payment demand and petition a state court in Georgia to determine the fair value of the shares and accrued interest. If the Company failed to commence the proceeding within the 60 day period, it would be required to pay each dissenter whose demand remained unsettled the amount demanded.

Antitakeover Implications

  Delaware, like many other states, permits a corporation to adopt a number of measures, through amendment of the corporate charter or bylaws or otherwise, which are designed to reduce a corporation's vulnerability to unsolicited takeover attempts. The Reincorporation is not being proposed in order to prevent such a change in control, nor is it in response to any present attempt known to the Company's Board of Directors to acquire control of the Company, obtain representation on the Company's Board of Directors or take significant action which affects the Company.

  In the discharge of its fiduciary obligations to its shareholders, the Company's Board of Directors continues to evaluate the Company's vulnerability to potential unsolicited bidders. In the course of its ongoing evaluation, the Company's Board of Directors has considered or may consider in the future certain additional defensive strategies designed to enhance the Board of Directors' ability to negotiate with an unsolicited bidder. These strategies include, but are not limited to, the designation and issuance of preferred stock, the rights and preferences of which are determined by the Company's Board of Directors. Some of these measures may be implemented under the GBCC. There is nonetheless substantial judicial precedent in the Delaware courts as to the legal principles applicable to such defensive measures and as to the conduct of a Board of Directors under the business judgment rule with respect to unsolicited takeover attempts.

  Certain effects of the Reincorporation may be considered to have antitakeover implications. For example, Section 203 of the Delaware GCL restricts certain "business combinations" with "interested stockholders" for three years following the date that a person becomes an interested stockholder, unless prior to the time a person became an "interested stockholder", the Board of Directors approved the business combination or the transaction which resulted in the person becoming an "interested stockholder." For a discussion of these and other differences between the corporation laws of Georgia and Delaware, see "Comparison of Shareholders' Rights."

Possible Disadvantages of Reincorporation

  Notwithstanding the unanimous belief of the Company's Board of Directors as to the benefits to the Company and its shareholders of the Reincorporation, some shareholders may find the Reincorporation to be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt which is not approved by the Board of Directors of the Company, but which the majority of the shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then-current market value or over their cost basis in such shares. As a result of such effects of the Reincorporation, shareholders who might wish to participate in a tender offer may not have an opportunity to do so.

  It also should be noted that the Delaware GCL has been criticized by some commentators on the grounds that it does not afford minority stockholders the same substantive rights and protections as are available in a number of other states. As discussed below, some changes will occur in the rights of shareholders following the Reincorporation.

Post-Reincorporation Operations

  General. The Reincorporation will change the legal domicile of the Company and result in certain other changes of a legal nature, but will not result in any change in the name, principal executive office, business management, assets or liabilities of the Company.

  Stock Option Rights. Pursuant to the Merger Agreement, each option to purchase shares of Common Stock granted under each of the Director Plan, Plan I, Plan II, the 1999 Plan and the Stock Purchase Plan (collectively, the "Stock Option Plans") outstanding immediately prior to the effective time of the Reincorporation Merger will represent an option to purchase shares of Pameco Delaware Common Stock, which, pursuant to the Reverse Stock Split described in Proposal 5, will equal a third of the number of shares of Common Stock which were subject to options, at three times the exercise price. Such options will otherwise have the same terms and conditions as existed immediately prior to the effective time of the Reincorporation Merger. Future stock options under the Stock Option Plans will be granted for shares of Pameco Delaware Common Stock. Upon the effectiveness of Reincorporation, Pameco Delaware will succeed to the obligations of the Company, including its obligations under the Stock Option Plans as described above.

  Conversion Rights. While the Series A Preferred Stock of the Company will be exchanged on a one-for-one ratio with the Delaware Preferred Stock of Pameco Delaware, due to the Reverse Stock Split described in Proposal 5, the number of shares of Pameco Delaware Common Stock issuable upon conversion of shares of the Delaware Preferred Stock is one-third of that of the Class A Common Stock now issuable upon conversion of shares of the Series A Preferred Stock. To preserve the total value of the common stock issuable upon conversion after the Reincorporation, the Conversion Price will be increased accordingly by three times the current Conversion Price. As a result, in connection with the Reincorporation, the initial Conversion Price per share of the Delaware Preferred Stock will become $7.50.

  Business and Financial Operations. Upon effectiveness of the Reincorporation Merger, the daily business operations of the Company and the consolidated financial operations of the Company will continue. The consolidated financial condition and results of operations of Pameco Delaware immediately after consummation of the Reincorporation will be substantially identical to those of the Company immediately prior to the Reincorporation. In addition, upon effectiveness of the Reincorporation Merger, the Board of Directors of the Company will consist of the Board of Directors of the Company immediately prior to the Reincorporation

Merger. The individuals serving as Executive Officers of the Company will continue to serve in those positions after the effectiveness of the Reincorporation Merger.

  Effective Date. The Reincorporation will take effect on the later of the date upon which the appropriate filings are made with the Secretary of State of the State of Delaware and the date upon which the appropriate filings are made with the Secretary of State of the State of Georgia, which filings will be made as soon as practicable following shareholder approval of the Reincorporation, subject to the terms and conditions of the Merger Agreement.

  Amendment or Termination. The Merger Agreement provides that the Company's Board of Directors may abandon the Reincorporation Merger at any time before the effectiveness of the Reincorporation Merger if the Company's Board of Directors determines that it is inadvisable for any reason. In addition, the Merger Agreement may be amended prior to the effective date of the Reincorporation Merger, either before or after shareholder approval thereof, subject to applicable law. No such amendment may be made which affects the rights of the Company's shareholders in a manner which is materially adverse to them unless the amendment has been adopted and approved by the Company's shareholders.

Provisions Affecting Change in Control

  Certain provisions of the Delaware Certificate of Incorporation and Delaware Bylaws may delay or make more difficult unsolicited acquisitions or changes of control of the Company after the Reincorporation. These provisions include:

  (i) directors having the right to amend the Delaware Bylaws and

  (ii) the authorization of 4,400,000 shares of "blank check" preferred stock, for which the Board of Directors may determine the rights and preferences, and issue shares without further stockholder approval.

  The Georgia Articles of Incorporation authorize 5,000,000 shares of "blank check" preferred stock, of which 600,000 shares have been designated Series A Preferred Stock and are convertible into shares of Class A Common. Initially, each share of Series A Preferred Stock is convertible into 100 shares of the Company's Class A Common Stock. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes, except with respect to: (1) the election of directors, (2) certain "Going Private Transactions" (as defined in the Company's Articles of Incorporation), and (3) any other matters required by law. Assuming receipt of the Required Approval described in Proposal 2, in addition to the right to approve certain matters separately as a class, the holders of Series A Preferred Stock will be entitled to vote together with the holders of Class A Common Stock on an as converted basis.

  The Delaware Certificate of Incorporation authorizes 20,000,000 shares of one class of Common Stock, par value $.01 per share, and 5,000,000 shares of "blank check" preferred stock, of which 600,000 shares are designated as Pameco Delaware Preferred Stock that are convertible into shares of Pameco Delaware Common Stock. Initially, each share of Pameco Delaware Preferred Stock is convertible into 100 shares of Pameco Delaware Common Stock. The holders of Pameco Delaware Common Stock will be entitled to one vote per share. Assuming the receipt of the Required Approval described in Proposal 2, in addition to the rights to approve certain matters separately as a class, the holders of Pameco Delaware Preferred Stock will be entitled to vote together with the holders of Pameco Delaware Common Stock on an as converted basis. As contemplated in Proposal 4 below, as there will only be one class of Common Stock for Pameco Delaware, the supervoting rights which the holders of the Class B Common Stock of the Company currently enjoy will be eliminated.

Comparison of Shareholders' Rights

  Corporate Case Law. It generally is recognized that Delaware has the most extensive, progressive and well-defined body of corporate case law in the United States. Because many corporations are incorporated in

Delaware, the Delaware judiciary has acquired considerable expertise in dealing with corporate issues and a substantial number of decisions have been rendered construing Delaware law and establishing public policies for Delaware corporations. Although Georgia courts have also rendered many decisions in the area of corporate law, these cases are not litigated as frequently in Georgia as they are in Delaware.

  General Quorum and Voting Requirements. According to the GBCC, unless a corporation's articles of incorporation or the GBCC provides otherwise, a majority of the votes entitled to be cast on a particular matter by a voting group constitutes a quorum of that voting group for action on that matter. The articles of incorporation or a bylaw adopted according to the GBCC may provide for a greater or lesser quorum (but not less than one-third of the votes entitled to be cast) or a greater voting requirement for shareholders (or voting groups of shareholders) than is provided for in the GBCC; however, an amendment to the articles of incorporation or bylaws that changes or deletes a greater quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements prescribed in the provision being amended. Unless the articles of incorporation or a bylaw adopted by the shareholders or the GBCC requires a greater number of affirmative votes, action on a matter (other than the election of directors) will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Directors are elected by a plurality of the votes cast by the shares entitled to vote unless the articles of incorporation provide otherwise.

  The Georgia Bylaws provide that a majority of the shares outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum, and that the affirmative vote of a majority of the shares present and entitled to vote will be required to approve any matters (unless state corporate law, the Georgia Articles of Incorporation or another Georgia Bylaw provision requires a different vote).

  Delaware allows a corporation's certificate of incorporation or bylaws to specify the number of shares and/or the amount of other securities having voting power, the holders of which shall be present or represented by proxy at any meeting in order to constitute a quorum for, and the votes that shall be necessary for the transaction of any business, but the Delaware GCL requires the quorum to consist of at least one-third of the shares entitled to vote at the meeting. Absent such specification in the certificate of incorporation or bylaws, (i) a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a stockholders' meeting, and
(ii) where a separate vote by class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, constitutes a quorum entitled to take action with respect to a vote on that matter. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote will constitute stockholder approval, except that directors will be elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote.

  The Delaware Bylaws provide that a majority of the shares outstanding and entitled to vote, present in person or by proxy, will constitute a quorum and, unless a different vote is required by the Delaware GCL, the Delaware Certificate of Incorporation or another Delaware Bylaw provision, a majority of the shares entitled to vote and present thereat will be required to approve any matter brought before the stockholders.

  Vote Required for Certain Transactions. In connection with the approval of proposed mergers and share exchanges, the GBCC generally requires the affirmative vote of a majority of all votes entitled to be cast on the plan for such transaction by all shares entitled to vote on the plan, voting as a single group, and the affirmative vote of a majority of the votes entitled to be cast by holders of shares of each voting group entitled to vote as a group under the corporation's articles of incorporation. The sale of all or substantially all of the assets of a corporation must be approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter, regardless of voting groups. Shareholders of the surviving corporation need not approve a merger if the number and kind of shares outstanding immediately after the merger, plus the number and kind of shares issuable as a result of the merger, do not exceed the total number and kind of shares of the surviving corporation authorized by its articles of incorporation immediately before the merger.

  Under the Delaware GCL, a merger, consolidation or sale of all or substantially all of a corporation's assets generally must be approved by the stockholders of each constituent corporation by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the transaction. Stockholders of the surviving corporation need not approve a merger if:

  (i) the corporation's certificate of incorporation will not be amended as a result of the merger;

  (ii) each share of the corporation's stock outstanding immediately prior to the effective date of the merger will be an identical outstanding or treasury share of the corporation after the effective date of the merger; and

  (iii) either no shares of the corporation's common stock and no securities convertible into such stock will be issued pursuant to the merger or the authorized unissued shares or treasury shares of the corporation's common stock to be issued pursuant to the merger plus those initially issuable upon conversion of any other securities to be issued to the merger do not exceed 20% of the shares of the corporation's common stock outstanding immediately prior to the effective date of the merger.

  Both the Delaware GCL and the GBCC permit corporations to require higher votes for approval of the transactions described above in their charters or bylaws. Neither the Delaware Certificate of Incorporation nor the Georgia Articles of Incorporation require super-majority votes for business combinations.

  Shareholder Action Without a Meeting. Under the GBCC, unless a corporation's articles of incorporation provide otherwise, any action which may be taken at a meeting of the shareholders of a corporation may be taken without a meeting if such action is taken by all of the shareholders entitled to vote on such action executing a written consent action.

  Under the Delaware GCL, unless a corporation's certificate of incorporation provides otherwise, any action which may be taken at a meeting of the stockholders of a corporation may be taken without a meeting by the execution of a written consent by the holders of outstanding stock having not less than the minimum amount of votes necessary to take such action at a meeting where all stockholders entitled to vote on such action are present. The Delaware Certificate of Incorporation does not permit stockholder action by written consent.

  Business Combinations. The provisions of the GBCC regarding transactions with "interested shareholders" do not apply to a Georgia corporation unless it has affirmatively elected in its bylaws to be governed by them. The provisions of the GBCC concerning "Business Combinations with Interested Shareholders" (the "Business Combination Provisions"), also require certain super-majority votes for transactions with any "interested shareholders" (generally defined as any person, other than the corporation or any subsidiary, beneficially owning at least 10% of the voting stock of the corporation). Repeal or amendment of such a bylaw must be approved by at least two-thirds of the directors who are not affiliates of the interested shareholder and by a majority of the votes entitled to be cast by the holders of shares not beneficially owned by the interested shareholder.

  The GBCC's Business Combination Provisions generally prohibit Georgia corporations from entering into certain business combination transactions with any "interested shareholder" (generally defined as any person, other than the corporation or any majority-owned subsidiary, beneficially owning at least 15% of the voting stock of the corporation) for a period of five years from the time such shareholder becomes an interested shareholder (the "Determination Date") unless:

  (i) the corporation's Board of Directors has approved the business combination or the transaction resulting in interested shareholder status prior to the Determination Date;

  (ii) the interested shareholder acquires 90% or more of the outstanding voting stock of the corporation (excluding "affiliated shares" held by affiliates, subsidiaries or benefit plans) as part of the transaction in which it becomes an interested shareholder; or

  (iii) after the Determination Date, the interested shareholder acquires 90% or more of the outstanding voting stock of the corporation (excluding affiliated shares) and a majority of the remaining outstanding voting stock (excluding affiliated shares) approve the business combination.

  The Company has adopted the Business Combination Provisions of the GBCC. Unlike the Georgia provisions, Section 203 of the Delaware GCL prohibits a corporation that does not opt out of its provisions from entering into certain business combination transactions with any interested stockholder for a period of three years from the time such stockholder becomes an interested stockholder unless certain super-majority votes are obtained. The prohibition will not apply if:

  (i) the Board of Directors has approved either the proposed business combination or the transaction resulting in interested stockholder status prior to the Determination Date;

  (ii) the interested stockholder obtains at least 85% of the shares not held by such stockholder, the corporation or an affiliate or the corporation in a single transaction; or

  (iii) the interested stockholder obtains the approval of two-thirds of the shares outstanding that are not held by the interested stockholder.

  A Delaware corporation may "opt out" of the requirements of Section 203 of the Delaware GCL if a majority of the outstanding shares entitled to vote adopt an amendment to the corporation's certificate of incorporation or bylaws expressly electing not to be governed by Section 203. Because Pameco Delaware has not "opted out" of Section 203, the Company will be governed by its provisions after the Reincorporation Merger.

  Fair Price Provisions. The GBCC contains fair price provisions that apply to any corporation electing to be governed by such provisions. If a corporation elects to be governed by these provisions, the board of directors and/or shareholders of the corporation must give their special approval for business combinations unless fair price criteria are met. The Company has elected to be governed by those provisions. The Delaware GCL does not contain any specific fair price provisions.

  Conflicting Interest Transactions. The GBCC states that a director has a conflicting interest with respect to a transaction effected or proposed by a corporation (or any other entity in which the corporation has a controlling interest) if:

  (i) whether or not the transaction is brought before the board for action, to the knowledge of the director at the "time of commitment" (as defined in the GBCC) the director or a related person is a party to the transaction or has a beneficial financial interest in or so closely linked to the transaction and of such financial significance to the director or a related person that it would reasonably be expected to exert an influence on the director's judgment if he or she were called upon to vote on the transaction, or

  (ii) the transaction is brought (or is of such character and significance to the corporation that it would in the normal course be brought) before the Board of Directors for action, and to the knowledge of the director at the time of the commitment any of the following persons is either a party to the transaction or has a beneficial financial interest so closely linked to the transaction and of such financial significance to such person that it would reasonably be expected to exert an influence on the director's judgment if he or she were called upon to vote on the transaction:

        (a) an entity (other than the corporation) of which the director is a director, general partner, agent or employee;

        (b) a person that controls one or more of the entities specified in subparagraph (a) above or an entity that is controlled by, or is under common control with, one or more of the entities specified in subparagraph (a) above; or

        (c) an individual who is a general partner, principal or employer of the director.

A director's conflicting interest transaction may not be enjoined, set aside or give rise to an award of damages or other sanctions, in an action by a stockholder or by or in the right of the corporation, on the ground of an interest in the transaction of such director or any person with whom such director has a personal, economic or other association, if:

  (i) the transaction receives the affirmative vote of a majority (but not less than two) of the disinterested directors or a committee thereof who voted on the transaction after required disclosure to them to the extent the information is not known by them,

  (ii) a majority of the votes entitled to be cast by disinterested stockholders were cast in favor of the transaction after:

      (a) notice to the stockholders describing the conflicting interest transactions;

      (b) disclosure by such director, prior to the stockholders' vote, to the Secretary of the Company of the number, and identity of the persons holding or controlling the vote, of all shares that to the knowledge of the director are beneficially owned (or the voting of which is controlled) by such director or by a related person of the director, or both; and

      (c) required disclosure to the stockholders who voted on the transaction to the extent the required information was not known by them; or

  (iii) the transaction, judged in the circumstances at the time of commitment, is established to have been fair to the corporation. The provisions of the GBCC that are applicable to directors also apply to officers.

  The Delaware GCL states that contracts and transactions between a Delaware corporation and one or more of its directors or officers, or organizations in which they serve in such capacities or have a financial interest, will not be void or voidable solely because such director or officer acts or participates in a board or committee meeting authorizing the contract or transaction if:

  (i) the material facts of the relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or committee and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors (even if the disinterested directors are less than a quorum); or

  (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by the stockholders; or

  (iii) the contract or transactions is fair to the corporation as of the time that it is authorized by the Board of Directors, a committee thereof or the stockholders.

  Appraisal Rights. The GBCC grants shareholders the right to dissent and receive payment of the fair value of their shares in the event of:

  (i) amendments to the articles of incorporation materially and adversely affecting their right or interests as shareholders;
  (ii) sales of all or substantially all of the corporation's assets (unless the sale is pursuant to a court order and the proceeds are distributed to the shareholders within one year after the sale); or

  (iii) mergers or share exchanges on which the shareholders are entitled to vote.

This right is not available when the affected shares are listed on a national securities exchange or held of record by more than 2,000 shareholders unless:

  (i) the articles of incorporation or a resolution of the Board of Directors approving the transaction provides otherwise; or

  (ii) in a plan of merger or share exchange, the holders of such shares are required to accept anything other than shares of the surviving corporation or another publicly-held corporation listed on a national securities exchange or held of record by more than 2,000 shareholders, except for cash in lieu of fractional shares.

Shareholders entitled to appraisal rights subsequently receive cash from the corporation equal to the value of their shares as established by judicial appraisal.

  Under the Delaware GCL, shareholders entitled to vote on a merger or consolidation have the right to serve upon the corporation a written demand for appraisal of their shares when the shareholders receive any form of consideration for their shares other than (i) shares of the surviving corporation, (ii) shares of any other corporation listed on a national securities exchange or held of record by more than 2,000 shareholders, or
(iii) cash (or stock and cash) in lieu of fractional shares or any combination thereof.

  Special Meetings of Shareholders. The GBCC permits the Board of Directors or any person specified in the corporation's articles of incorporation or bylaws to call special meetings of shareholders. A special meeting also may be called by the owners of at least 25%, or such greater or lesser percentages as the articles of incorporation or bylaws provide, of the votes entitled to be cast on any issue proposed to be considered at the special meeting. Written notice of the time, place and specific purposes of such meeting must be given by mail to each shareholder entitled to vote at the meeting not less than 10 nor more than 60 days prior to the scheduled date of the special meeting, unless such notice is waived as the bylaws stipulate.

  Under the Delaware GCL, special meetings of shareholders may be called by the Board of Directors or those persons authorized by the corporation's certificate of incorporation or bylaws. The provisions of the Delaware GCL regarding notice of meetings are essentially the same as the provisions of the GBCC.

  The Georgia Bylaws state that special meetings of shareholders may be called by the Chief Executive Officer or the Secretary when so directed by the Chairman of the Board of Directors or by a majority of the entire Board of Directors. Special meetings of shareholders may not be demanded or called by the shareholders at any time when the Company has more than 100 shareholders, except upon the demand of holders of all shares entitled to vote on each issue to be considered at a proposed special meeting of shareholders. The Delaware Bylaws include a provision to restrict similarly those entitled to call a special meeting under the Delaware GCL.

  Record Date. Under the GBCC, the record date is to be fixed not more than 70 days before a meeting, nor more than 70 days prior to any other action. Under the Delaware GCL, a corporation may fix the record date at not more than 60 nor less than 10 days before a meeting, nor more than 60 days prior to any other action.

  Shareholder List. Under the Delaware GCL, the stockholders of a corporation have the right to examine the list of stockholders entitled to vote during ordinary business hours, for a period beginning at least 10 days prior to the meeting at the place where the meeting will be held or, if specified in the notice for the meeting, at a place in the city where the meeting will be held. Under the GBCC, shareholders have the right to examine the shareholder list only at the time and place of the meeting.

  Duration of Proxy. Under the GBCC, no proxy may be voted after 11 months from its effective date, unless the proxy provides for a longer period. Under the Delaware GCL, no proxy may be voted after three years from its date, unless the proxy provides for a longer period.

  Preemptive Rights. Neither the Delaware GCL nor the GBCC automatically confers preemptive rights on stockholders; therefore, stockholders have no preemptive rights unless and except to the extent the corporation's certificate or articles of incorporation expressly grant such rights. The Delaware Certificate of Incorporation and the Delaware Bylaws and the Georgia Articles of Incorporation and the Georgia Bylaws are silent as to preemptive rights.

  Directors; Removal of Directors. Under the GBCC, unless the articles of incorporation provide otherwise, a corporation's shareholders may remove any director, with or without cause, by the vote of the holders of a majority of the outstanding shares of the corporation entitled to vote. If a director is elected by a voting group of shareholders, only shareholders of that voting group may participate in the vote to remove him. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If cumulative voting is not authorized, a director may be removed only by a majority of the votes entitled to be cast. Directors elected to staggered terms may be removed only for cause, unless the articles of incorporation or a bylaw adopted by the shareholders provide otherwise. Under the Georgia Articles of Incorporation and the Georgia Bylaws, the Company's directors do not serve staggered terms. The Georgia Articles of Incorporation do not provide for cumulative voting.

  The Delaware GCL permits any director or the entire Board of Directors to be removed, with or without cause, by the holders of a majority of the stock entitled to vote for directors, except that:

  (i) directors elected to staggered terms may be removed only for cause unless the certificate of incorporation provides otherwise; or

  (ii) if the corporation's Board of Directors is elected by cumulative voting and less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there are classes of directors, at an election of the class of directors of which he is a part. The Delaware Certificate of Incorporation provides for the election of directors for staggered terms with the Board of Directors being divided into three separate classes of three members each. The members of each class are elected every three years with members of one of each of the three classes being elected at each annual meeting of the stockholders. The Delaware Certificate of Incorporation does not provide for cumulative voting but provides that directors may be removed with or without cause.

The Delaware Certificate of Incorporation does not establish a classified Board of Directors nor does it permit cumulative voting.

  Upon effectiveness of the Reincorporation, there will be only one class of Common Stock. In connection with the Shareholders Agreement, subject to maintaining certain beneficial ownership percentage, the Littlejohn Fund will retain the right to nominate five persons to stand for election to serve as directors, Quilvest will retain the right to nominate one person to stand for election to serve as a director and the remaining three directors will be nominated in accordance with the requirements of applicable law.

Indemnification of Directors and Officers

  Under both the Delaware GCL and the GBCC, a corporation is required to indemnify a director to the extent that the director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because of his status as a director of the corporation. It may indemnify any director or officer made a party to a proceeding if such director or officer acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation unless the court determines that such indemnification is fair, or (under the GBCC only) in connection with any other proceeding in which he is adjudged liable on the basis that he improperly received a personal benefit.

  The Delaware Certificate of Incorporation provides that directors and officers will be indemnified under all circumstances for which indemnification is permitted under Delaware law. The Articles of Incorporation and Bylaws of the Company currently require indemnification under all circumstances for which indemnification is permitted under the GBCC.

  Both the Delaware GCL and the GBCC allow a corporation to enter into indemnification agreements with its officers and directors. As described below in Proposal 6, the Company has entered into indemnification agreements with each of its directors and executive officers, pursuant to which the Company has agreed to indemnify each such individual for any losses suffered due to any investigations, claims or proceedings brought against such individual because he or she served as a director or officer of the Company. Even though they cover Georgia law, these Indemnification Agreements will remain in effect after the Reincorporation and will protect the Company's directors and officers who are parties to such agreements. Pameco Delaware also intends to enter into similar agreements under Delaware law with its directors and officers which would come into effect after the Reincorporation is completed.

Amendments to Certificate or Articles of Incorporation

  Under the GBCC, the Board of Directors may amend the articles of incorporation to take the following actions without obtaining shareholder approval:

  (i) delete the names and addresses of the initial directors, initial registered agent or registered office,

  (ii) change each issued and unissued authorized share of an outstanding class of stock into a greater number of whole shares if the corporation has only shares of that class outstanding,

  (iii) change the corporate name,

  (iv) extend the corporation's duration if it was incorporated at a time the law required limited duration, or

  (v) change or eliminate the par value of each issued and unissued share of an outstanding class if the corporation has only shares of that class outstanding.

Other amendments must be approved by the Board of Directors and by the shareholders by a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment unless the articles of incorporation, the bylaws or another provision of the GBCC require a higher vote. Class voting on an amendment will be permitted if the amendment would change the number of authorized shares of a class (unless the articles of incorporation provide otherwise) or adversely affect the rights, powers or preferences of the shares of a class.

  The Delaware GCL permits a corporation to amend its certificate of incorporation so long as the amended certificate of incorporation contains only provisions that could be lawfully and properly included in an original certificate of incorporation filed at the time the amendment is filed. Amendments must be adopted by the Board of Directors and approved by a majority of the outstanding stock entitled to vote thereon and by a majority of the outstanding stock of each class entitled to vote as a class with respect to the amendment. Class voting will be permitted when a proposed amendment would increase or decrease the number or par value of the authorized shares of a class or adversely affect the powers, preferences or rights of the shares of a class. If, however, the certificate of incorporation permits the number of authorized shares of a class to be increased or decreased without the separate approval of the affected class, such amendment may be approved by the affirmative vote of the holders of a majority of the stock entitled to vote on the amendment, voting as a single class. The Delaware Certificate of Incorporation does not modify these provisions.

Amendments to Bylaws

  The GBCC permits a corporation's Board of Directors to amend, repeal or adopt bylaws, unless (i) the articles of incorporation reserve this power exclusively to the shareholders in whole or in part, or (ii) the shareholders, in amending or repealing a particular bylaw, expressly reserve the power to amend or repeal that particular bylaw. The shareholders alone may amend, repeal or adopt bylaws limiting the authority of the Board of Directors or establishing staggered terms for directors; in addition, the Board of Directors may not amend, repeal or adopt a bylaw fixing a greater shareholder quorum or voting requirement unless the bylaw relates to the GBCC's business combination or fair practice provisions. Unless provided otherwise in a corporation's articles of incorporation or bylaws, a bylaw fixing a greater quorum or voting requirement for the Board of Directors may be adopted, amended or repealed by the affirmative vote of a majority of the votes entitled to be cast by the shareholders or by a majority of the directors.

  Under the Delaware GCL, the power to adopt, amend or repeal bylaws rests with those stockholders entitled to vote on such matters, provided, however, a corporation's certificate of incorporation additionally may confer such power upon the directors. Conferring the power to adopt, amend or repeal bylaws upon the directors shall not divest, nor shall it limit, the stockholders' power to adopt, amend or repeal bylaws.

  The Delaware Bylaws permit the Board of Directors to amend those Bylaws.

Certain Federal Income Tax Consequences

  The following discussion is a summary of the federal income tax consequences expected to result to holders of the Common Stock from the receipt of the Delaware Common Stock in connection with the Reincorporation. The summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the IRS will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders.

  The tax treatment of a Company shareholder may vary depending upon his or her particular situation. Certain holders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below.

  Subject to the limitations, qualifications, and exceptions described herein, and assuming the Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Code, the following tax consequences generally should result:

      (a) No gain or loss should be recognized by holders of the Common Stock upon receipt of Delaware Stock pursuant to the Reincorporation;

      (b) The aggregate tax basis of the Delaware Stock received by each stockholder in the Reincorporation should be equal to the aggregate tax basis of Common Stock exchanged therefor; and

      (c) The holding period of the Delaware Stock received by each stockholder of the Company should include the period for which such stockholder held the Common Stock exchanged therefor, provided that such Common Stock was held by such stockholder as a capital asset at the time of the Reincorporation.

  The Company has not requested a ruling from the IRS with respect to the federal income tax consequences of the Reincorporation under the Code. A successful IRS challenge to the reorganization status of the Reincorporation would result in a shareholder recognizing gain or loss with respect to each share of Common Stock exchanged in the Reincorporation equal to the difference between that shareholder's basis in such share and the fair market value, as of the time of the Reincorporation, of Delaware Stock received in exchange therefor. In such event, a stockholder's aggregate basis in the shares of Delaware Stock received in the exchange would equal such fair market value, and such stockholder's holding period for such shares would not include the period during which such stockholder held Common Stock.

  Each shareholder should consult such shareholder's own tax advisor as to the specific tax consequences of the Reincorporation on such shareholder, including the application and effect of federal, state, local and other tax laws and the possible effects of changes in such tax laws.

APPROVAL AND ADOPTION OF THE DELAWARE CERTIFICATE OF INCORPORATION ELIMINATING
  THE CLASS B COMMON STOCK AND DECREASING THE NUMBER OF AUTHORIZED SHARES OF
                                 COMMON STOCK

                                 (Proposal 4)

Description

  For reasons set forth in this Proxy Statement, the Board of Directors believes that the best interests of the Company and its shareholders will be served by the Delaware Certificate of Incorporation eliminating the Class B Common Stock and decreasing the Class A Common Stock from 40,000,000 shares to 20,000,000 shares of Pameco Delaware Common Stock. Shareholders are urged to read carefully this section of the Proxy Statement, including the related exhibit, before voting on the approval and adoption of the Delaware Certificate of Incorporation.

  As described above in Proposal 3, the Georgia Articles of Incorporation authorize 5,000,000 shares of "blank check" preferred stock, of which 600,000 shares have been designated Series A Preferred Stock and are convertible into shares of Class A Common. Initially, each share of Series A Preferred Stock is convertible into 100 shares of the Company's Class A Common Stock. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes, except with respect to: (1) the election of directors, (2) certain "Going Private Transactions" (as defined in the Company's Articles of Incorporation), and (3) any other matters required by law. Assuming receipt of the Required Approval described in Proposal 2, in addition to the right to approve certain matters separately as a class, the holders of Series A Preferred Stock will be entitled to vote together with the holders of Class A Common Stock on an as converted basis.

  The Delaware Certificate of Incorporation authorizes 20,000,000 shares of one class of Common Stock, par value $.01 per share, and 5,000,000 shares of "blank check" preferred stock, of which 600,000 shares are designated as Pameco Delaware Preferred Stock that are convertible into shares of Pameco Delaware Common Stock. Initially, each share of Pameco Delaware Preferred Stock is convertible into 100 shares of Pameco Delaware Common Stock. The holders of Pameco Delaware Common Stock will be entitled to one vote per share. Assuming the receipt of the Required Approval described in Proposal 2, in addition to the rights to approve certain matters separately as a class, the holders of Pameco Delaware Preferred Stock will be entitled to vote together with the holders of Pameco Delaware Common Stock on an as converted basis. As contemplated in this Proposal 4, there will only be one class of Common Stock for Pameco Delaware, the supervoting rights which the holders of the Class B Common Stock of the Company currently enjoy will be eliminated.

Vote Required; Board Recommendation

  Approval and adoption of the Delaware Certificate of Incorporation in connection with the Reincorporation Merger eliminating the Class B Common Stock and decreasing the Class A Common Stock from 40,000,000 shares to 20,000,000 shares of Pameco Delaware Common Stock, will require the affirmative vote of holders of a majority of the outstanding shares of Common Stock.

  Assuming the presence of a quorum, the proposal to approve and adopt the Delaware Certificate of Incorporation requires the favorable vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, in person or by proxy. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and, if no specification is made, will be voted FOR such approval.

  The Company's Board of Directors unanimously has approved the Delaware Certificate of Incorporation and recommends that Company shareholders vote "for" the Delaware Certificate of Incorporation eliminating the Class B Common Stock and decreasing the Class A Common Stock from 40,000,000 shares to 20,000,000 shares of Pameco Delaware Common Stock. Certain holders of the Common Stock which together control more than the requisite voting power of the Company necessary to approve the Delaware Certificate of

Incorporation have agreed to vote to approve the Delaware Certificate of Incorporation and, accordingly, Proposal 4 will be approved.

Principal Reasons for Eliminating the Class B Common Stock and Decreasing the Number of Authorized Shares of Common Stock

  The elimination of the Class B Common Stock and the creation of a single class of Pameco Delaware Common Stock will provide that each holder of Pameco Delaware Common Stock will be entitled to one vote per share. The holders of Class B Common stock no longer will enjoy supervoting rights of ten votes per share. As a consequence, all holders of common stock in Pameco Delaware will have equal voting rights. The Board of Directors believes that all holders of common stock should have the same voting rights with respect to such common stock.

                      APPROVAL OF THE REVERSE STOCK SPLIT

                                 (Proposal 5)

The Reverse Stock Split

  As part of the Reincorporation, the Company will effect the Reverse Stock Split of the Common Stock pursuant to which each share of Pameco Delaware Common Stock will represent three shares of Common Stock of the Company outstanding immediately prior to the Effective Time. No fractional shares of Pameco Delaware Common Stock will be issued as a result of the Reverse Stock Split. The number of shares of the Company's Common Stock held by each shareholder will be aggregated. If such aggregated number of shares is not evenly divisible immediately prior to the Reverse Stock Split, in lieu of receiving fractional shares, such shareholder will be entitled to receive a cash payment in an amount equal to the value of any fractional shares held by such shareholder. The management of the Company does not expect the aggregate cash payments to be made in connection with such fractional interests to be material.

Vote Required; Board Recommendation

  Approval of the Reverse Stock Split to be effected pursuant to the Reincorporation Merger will require the affirmative vote of holders of a majority of the outstanding shares of Common Stock. Assuming the presence of a quorum, the proposal to approve the Reverse Stock Split requires the favorable vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, in person or by proxy. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and, if no specification is made, will be voted FOR such approval.

  The Company's Board of Directors unanimously has approved the Reverse Stock Split and recommends that Company shareholders vote "for" the Reverse Stock Split. Certain holders of the Common Stock which together control more than the requisite voting power of the Company necessary to approve the Reverse Stock Split have agreed to vote to approve the Reverse Stock Split and, accordingly, Proposal 5 will be approved.

Principal Reasons for the Reverse Stock Split

  The closing price per share of the Class A Common Stock as reported on the NYSE on June 20, 2000, the last trading day prior to the date of this Proxy Statement, was $2.62. The Board of Directors believes that the current low per share price of the Class A Common Stock has had a negative effect on the price and marketability of existing shares, the amount and percentage (relative to share price) of transaction costs paid by individual shareholders and the potential ability of the Company to raise capital by issuing additional shares. Reasons for these effects include internal policies of certain institutional investors which prevent the purchase of low-priced stocks, the fact that many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin and a variety of brokerage house policies and practices which tend to discourage individual brokers within those firms from dealing in low-priced stocks.

  In addition, since brokers' commissions on the low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Class A Common Stock can result in individual shareholders paying transaction costs which are a higher percentage of the share price than would be the case if the share price were substantially higher. The Board of Directors also believes that a lower stock price limits the willingness of certain institutional investors to purchase the Class A Common Stock. The Board of Directors believes that the proposed Reverse Stock Split in connection with the Reincorporation Merger will enhance the Company's flexibility in the future for financing and capitalization needs. There can, however, be no assurance that any of the foregoing effects will occur.

  There can be no assurance that the total market capitalization of the Pameco Delaware common stock after the proposed Reverse Stock Split will be equal to the total market capitalization before the Reverse Stock Split or that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

             RATIFICATION AND APPROVAL OF DIRECTORS' AND OFFICERS'
                          INDEMNIFICATION AGREEMENTS

                                 (Proposal 6)

Description

  The directors' and officers' indemnification agreements would require indemnification (including advancement of expenses) of the Company's directors to the fullest extent permitted under applicable law as from time to time in effect. Such indemnification agreements serve to ensure that the directors and officers receive the protection to which they are entitled under the Company's bylaws and under the Georgia Business Corporation Code ("GBCC"). Even though they cover Georgia law, the indemnification agreements would remain in effect after the Reincorporation and would protect the Company's directors and officers who are party to such agreements. As directors are elected or officers are appointed, Pameco Delaware, intends to enter into indemnification agreements under Delaware law with them. A vote "FOR" this proposal also approves such indemnification agreements entered into with the officers and members of the Board of Directors of Pameco Delaware.

Directors' Rationale

  The Board of Directors believes that this proposal is desirable for the Company to be able to continue to attract and retain responsible individuals to serve as its directors and officers, in light of the present difficult environment in which such persons must serve. In recent years, investigations, claims, actions, suits or proceedings (including derivative actions) seeking to impose liability on directors of corporations have become increasingly common. Such proceedings can be extremely expensive, whatever their eventual outcome. In view of the costs and uncertainties of litigation in general, it is often prudent to settle proceedings in which claims against a director are made. Settlement amounts, even if immaterial to the corporation involved and minor compared to the enormous amounts frequently claimed, often exceed the financial resources of most individual director defendants. As a result, an individual may conclude that potential exposure to the costs and risks of proceedings in which he or she may become involved may exceed any benefit to him or her from serving as a director or officer of a corporation.

Reason for Submitting this Matter to Shareholders

  Although shareholder approval of the indemnification agreements is not required by law, the Board of Directors considers it appropriate to submit the indemnification agreements to the shareholders of the Company for their ratification and approval, because the members of the Board of Directors are parties to the agreements and, therefore the beneficiaries of the rights contained in, the indemnification agreements.

Effect of the Failure to Approve this Proposal

  Failure to approve this proposal will make it more difficult for the Company to attract and retain qualified directors and officers.

Recommendation and Vote

  The Board of Directors of the Company has the ability to authorize the execution of indemnification agreements without submitting such agreements to a shareholder vote. The Board of Directors has determined that, in light of the nature of the agreements and their potential effect of being viewed as self-dealing, the shareholders should be provided with the opportunity to approve such agreements. In the event that the shareholders do not approve this Proposal, the Board of Directors will exercise its authority to ratify and execute the agreements as set forth herein.

  The Board of Directors of the Company unanimously recommends a vote "for" the approval of the indemnification agreements. Certain holders of the Common Stock which together control more than the requisite voting power of the Company necessary to approve the indemnification agreements have agreed to vote to approve the indemnification agreements and, accordingly, approval of Proposal 6 is assured.

              APPROVAL OF AMENDMENT TO THE 1999 STOCK AWARD PLAN

                                 (Proposal 7)

  At the Annual Meeting, the shareholders will be asked to approve an amendment to the 1999 Plan (1) increasing the number of shares of Common Stock available for issuance upon the exercise of options granted under the 1999 Plan from 1,000,000 to 4,287,500 and (2) increasing the number of shares that may be subject to options granted under the 1999 Plan to a single individual in a single year from 250,000 to 2,294,000. The approval requires the affirmative vote of the holders of a majority of the outstanding Common Stock. The Board of Directors believes that the amendment to the 1999 Plan is necessary in order to fulfill the Company's needs of attracting and retaining talented employees because talented employees increasingly prefer having an equity interest in their employer and because the present pool of shares available to be subject to options is insufficient to reward the talented employees that the Company wishes to attract and retain. The amendment will increase the number of shares currently available for issuance upon the exercise of options granted under the 1999 Plan from 712,500 to 4,000,000 of which 2,290,000 shares are allocated to the options granted to Mr. Walker and 1,710,000 shares remain available for future grants. The material features of the 1999 Plan and information regarding options granted thereunder are summarized below. If Proposals 4 and 5 regarding the Delaware Certificate of Incorporation and the Reverse Stock Split are approved and the Reincorporation Merger described in Proposal 3 is consummated, the number of shares available for issuance upon the exercise of options granted under the 1999 Plan and the number of shares underlying the outstanding stock options will be reduced by two thirds.

Summary of the 1999 Plan

  The purpose of the Company's 1999 Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in stock ownership in the Company by employees, consultants and other persons who perform services for the Company, and who are largely responsible for its future growth and continued success. The 1999 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants (as defined below) upon whose judgment, interest and special effort the successful conduct of its operation largely depends. The 1999 Plan will continue in effect, unless earlier terminated as provided therein, for ten years. The 1999 Plan became effective on May 28, 1999 and will continue in effect, unless earlier terminated, until May 27, 2009. However, awards issued pursuant to the 1999 Plan ("Awards") prior to the relevant termination date which have not expired or otherwise terminated as of such date may be exercised after such time in accordance with their terms.

  A maximum of 4,287,500 shares of Common Stock (1,000,000 prior to the approval of the amendment) are available for the grant of Awards under the 1999 Plan. The 1999 Plan is administered by the Compensation Committee. Every key employee of the Company (including an employee who is a member of the Board) or of a subsidiary in which the Company has a 50% or greater interest, and any consultant or other person who performs services for the Company or a subsidiary, whose judgment, initiative and efforts contribute or may be expected to contribute materially to the successful performance of the Company or any subsidiary, is eligible to participate in the 1999 Plan. Individuals who are not employees of the Company or a subsidiary will not be eligible to receive grants of incentive stock options. The Compensation Committee is empowered to select the individuals who will participate in the 1999 Plan (the "Participants"), the form and amount of the Awards, the dates of grant and the terms and provisions of each Award, and to interpret the 1999 Plan and any agreement entered into pursuant to the 1999 Plan. All decisions and determinations of the Compensation Committee in the administration of the 1999 Plan and on all questions concerning the 1999 Plan are final and conclusive. Participants in the 1999 Plan are selected in the discretion of the Compensation Committee. As of February 29, 2000, approximately 25 persons had received grants with respect to 492,500 shares at a weighted average exercise price of $5.10 per share of which 10,000 grants were cancelled. As of that date, those grants were vested with respect to 270,837 shares. Awards granted under the 1999 Plan are evidenced by a written agreement (the "Award Agreement") in such form and containing such terms and conditions (which need not be identical for all Award Agreements) as the Compensation Committee determines, so long as the Award Agreement is in compliance with the terms of the 1999 Plan.

  Stock options granted under the 1999 Plan may be incentive stock options ("ISOs") or nonqualified stock options ("NQSOs" and, collectively with ISOs, "Options"). An Option entitles a Participant to purchase shares of Common Stock from the Company at the option price. An Option may be granted with or without a corresponding stock appreciation right. The option price will be fixed by the Compensation Committee at the time the Option is granted, but the price for each ISO cannot be less than the share's fair market value (as defined in the 1999 Plan) on the date of grant. Up to 2,294,000 shares of Common Stock (250,000 prior to the approval of the amendment) subject to Options may be granted to an individual under the 1999 Plan during any calendar year. Full payment of the option price must be made when an Option is exercised. The purchase price may be paid in cash or in such other form of consideration as the Compensation Committee may approve, which may include shares of Common Stock valued at their fair market value on the date of exercise, or by any other means which the Compensation Committee determines to be consistent with the 1999 Plan's purpose and applicable law.

  Options granted under the 1999 Plan will be exercisable, in whole or in part, by the option holder upon such terms and conditions as may be determined by the Compensation Committee. Options vest according to the schedule provided for by the Compensation Committee in the corresponding Award Agreement and are not exercisable later than ten years after the date of grant. Certain ISOs are not exercisable later than five years after the date of grant. A Participant will have no rights as a shareholder with respect to the shares subject to his or her Option until the Option is exercised.

  The 1999 Plan establishes additional terms for ISOs which, if the conditions are met, will qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). For example, the value of stock with respect to which ISOs are exercisable for the first time in any year under the terms of the 1999 Plan and any other incentive stock option plans of the Company and its subsidiaries by a Participant may not exceed $100,000. To the extent that Options granted pursuant to the 1999 Plan exceed such amount, they will constitute NQSOs. For ISOs granted to individuals possessing more than 10% of the combined voting power of all classes of stock of the Company on the date the Option is granted, the option price per share may not be less than 110% of the fair market value of a share of Common Stock on the date the Option is granted, and the Option may not be exercisable for more than five years.

  The 1999 Plan also provides for the award of stock appreciation rights ("SARs"). SARs entitle the Participant to receive a payment, with respect to each share of Common Stock encompassed by the exercise of each SAR, of an amount determined by the Compensation Committee and specified in an Award Agreement. The Compensation Committee will designate Participants to whom SARs are granted and will specify the number of shares of Common Stock subject to each grant. A SAR may be granted with or without a related Option. A payment to the Participant upon the exercise of a corresponding SAR may not be more than the difference between the fair market value of the shares subject to the ISO on the date of grant and the fair market value of the shares on the date of exercise of the corresponding SAR. The amount payable as a result of the exercise of a SAR may be settled in cash, in Common Stock or by a combination of the two. Up to 250,000 shares of Common Stock underlying SAR Awards may be awarded to an individual under the 1999 Plan during any calendar year.

  The duration of a SAR will be set forth in an Award Agreement as determined by the Compensation Committee. A SAR that is granted as a corresponding SAR will have the same duration as the Option to which it relates. A SAR will terminate due to the Participant's termination of employment at the same time as the date specified in the 1999 Plan with respect to Options, regardless of whether the SAR was granted in connection with the grant of an Option. A SAR may be exercised in whole at any time or in part from time to time and at such times and in compliance with such requirements as the Compensation Committee determines as set forth in an Award Agreement; provided, however, that a corresponding SAR that is related to an ISO may be exercised only to the extent that the related Option is exercisable and only when the fair market value of the shares exceeds the option price of the related ISO. No Participant shall have any rights as a shareholder with respect to shares subject to a SAR until the issuance of shares (if any) to the Participant pursuant to the exercise of such SAR.

  Participants also may be awarded shares of Common Stock pursuant to a stock award. The Compensation Committee, in its discretion, may prescribe that a Participant's rights in a stock award shall be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated objectives. In addition, the restrictions may lapse incrementally. Up to 250,000 shares of restricted stock may be granted to an individual under the 1999 Plan during any calendar year.

  At the time a grant of restricted stock is made, the Compensation Committee shall establish a period or periods of time (the "Restricted Period") applicable to such grant which, unless the Compensation Committee otherwise provides, shall not be less than one year. All shares of restricted stock awarded to a Participant will be forfeited unless such Participant remains an employee of (or active consultant providing services to) the Company or any of its subsidiaries until the expiration or termination of the Restricted Period and the satisfaction of all other conditions prescribed by the Compensation Committee. Subject to certain provisions, at the end of the Restricted Period, all restrictions shall lapse and the restricted stock shall vest in the Participant. The Compensation Committee, in its discretion, may shorten or terminate the Restricted Period, or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the restricted stock at any time after the date the grant is made.. Upon a grant of restricted stock, a stock certificate representing the number of shares of restricted stock granted to the Participant shall be registered in the Participant's name and shall be held in custody by the Company or a bank selected by the Compensation Committee for the Participant's account. Following such registration, the Participant shall, subject to certain restrictions, have the rights and privileges of a shareholder as to such restricted stock, including the right to receive dividends and to vote such restricted stock, except that the right to receive cash dividends shall be the right to receive such dividends either in cash currently or by payment in restricted stock, as the Compensation Committee shall determine.

  The 1999 Plan also provides for the award of performance shares. A performance share award entitles the Participant to receive Common Stock, a payment equal to the fair market value of a specified number of shares of Common Stock, or a combination thereof, if certain performance standards are met. The Compensation Committee will prescribe the requirements that must be satisfied before a performance share award is earned. The performance share requirements may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated objectives. To the extent that performance shares are earned, the obligation may be settled in cash, in Common Stock or by a combination of the two. Up to 250,000 performance share awards may be earned by an individual under the 1999 Plan during any calendar year. No Participant shall have, as a result of receiving a performance share award, any rights as a shareholder until and to the extent that the performance shares are earned and Common Stock is transferred to such Participant. If the Award Agreement so provides, a Participant may receive a cash payment equal to the dividends that would have been payable with respect to the number of shares of Common Stock covered by an Award between (a) the date that the performance shares are awarded and (b) the date that a transfer of Common Stock to the Participant, cash settlement, or combination thereof is made pursuant to the performance share award.

  The grant of any Award pursuant to the 1999 Plan will not confer upon any recipient thereof any rights of employment with the Company or affect the right of the Company to terminate the employment of the holder at any time.

  Generally, holders of Options may not sell, assign, transfer or hypothecate their rights thereunder to any person, except in the event of the death of the holder, in which case the rights granted may be transferred by will or by the laws of descent and distribution. During the lifetime of a Participant, Options may be exercised only by such Participant. Notwithstanding the foregoing, if permitted by the Compensation Committee and stated in the Award Agreement, a Participant may transfer an Option (other than an ISO) with respect to all or part of the shares of Common Stock subject to such Option to the Participant's spouse, children or grandchildren (or such other person or entity as may be permitted by the Compensation Committee); to a trust for the benefit of such family members or to a partnership in which such family members are the only partners if (a) no consideration is received by the Participant in exchange for the Option; (b) the transfer is permitted under applicable tax laws; (c) the transfer is permitted under Rule 16(b)(3) under the Securities Exchange Act of 1934, as amended, and (d) the Option continues to be subject to the same terms and conditions after the transfer.

  Other than as permitted in the immediately preceding paragraph, each SAR granted under the 1999 Plan may not be transferred except by will or by the laws of descent and distribution. A corresponding SAR will be subject to the same restrictions on transfer as the ISO to which it relates.

  Unless the Compensation Committee provides otherwise in an Award Agreement, no grant of, nor any right or interest of a Participant in or to, any restricted stock under the 1999 Plan, may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

  A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a performance share award or the right to receive Common Stock thereunder other than by will or the laws of descent and distribution.

  No Option or stock award may be granted and no performance shares may be awarded under the 1999 Plan after May 27, 2009. The Board of Directors may at any time terminate, suspend or amend the 1999 Plan. An amendment will not become effective without shareholder approval if the amendment (a) materially modifies the eligibility requirements; (b) increases the total number of shares which may be granted under the 1999 Plan (except as discussed in the immediately following paragraph); (c) extends the term of the 1999 Plan; or
(d) amends the 1999 Plan in any other manner which the Board of Directors determines should become effective only if approved by the Company's shareholders.

  The Compensation Committee, in such manner as it determines in its sole discretion, appropriately may adjust the number of shares subject to Awards under the 1999 Plan and the aggregate number of shares available for issuance under the 1999 Plan in the event of any change in the Company's capitalization, including any stock dividend issued by the Company, or any corporate transaction such as an exchange of the outstanding shares of Common Stock for shares of another class or company.

  Section 162(m) of the Code denies a deduction by an employer for certain compensation in excess of $1.0 million per year paid by a publicly traded corporation to the chief executive officer or any of the four most highly compensated executive officers other than the chief executive officer (the "Designated Executive Officers"). Compensation with respect to stock options, including upon exercise of a NQSO or upon a disqualifying disposition of an ISO, as described below, or other compensation pursuant to the 1999 Plan, will be excluded from this deduction limit if it satisfies certain requirements. The requirements include: (1) the stock option must be granted at an exercise price not lower than fair market value on the date of grant; (2) the stock option grant must be made by a committee composed of two or more "outside directors" within the meaning of Section 162(m); (3) the plan under which the stock option is granted must state the maximum number of shares with respect to which options may be granted during a specified period to any individual; and (4) the material terms pursuant to which the compensation is to be paid must be disclosed to, and approved by, the public stockholders of the corporation in a separate vote prior to payment. The 1999 Plan meets the requirements of paragraphs (1) through (3) above, and approval of the 1999 Plan by the Company's public stockholders is being proposed in order to comply with requirement (4) so that compensation with respect to stock options may be excluded from the deduction limit under Section 162(m) of the Code.

  The federal, state and local income tax consequences associated with the grant or purchase of Common Stock or Options under the 1999 Plan will depend upon each individual Participant's circumstances. Each Participant should seek the advice of a qualified tax adviser regarding the tax consequences of participation in the 1999 Plan.

  The statements pertaining to the federal income tax consequences regarding participation in the 1999 Plan are based upon the Code, regulations promulgated by the Internal Revenue Service (the "IRS" ) thereunder, published revenue rulings issued by the IRS, and case law as of the date of this Proxy Statement. Such laws and regulations are subject to change. Such statements reflect existing law and reasonable interpretations thereof and do not, in any instance, purport to indicate the trend of the law in the future. As a result, no assurance can be given that there will be no s statutory, judicial or administrative changes that would modify these summaries and/or statements. No ruling from the IRS or any state agency has been requested and no ruling has been issued with respect to any transactions described herein.

  There are generally no federal tax consequences either to the employee receiving Options (the "Optionee") or to the Company upon the grant of an Option. Upon exercise of an ISO, the Optionee will not recognize any income and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to a liability for the Optionee under the alternative minimum tax provisions of the Code. Generally, if the Optionee disposes of shares acquired upon exercise of an ISO within two (2) years of the date of grant or one (1) year of the date of exercise, the Optionee will recognize compensation income and the Company will be entitled to a deduction for tax purposes in the taxable year in which such disposition occurred in the amount of the excess of the fair market value of the shares of Common Stock on the date of exercise over the option exercise price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the Optionee will be treated as a capital gain. On exercise of a NQSO, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will generally be taxable to the Optionee as compensation income and generally will be deductible for tax purposes by the Company. The disposition of shares of Common Stock acquired upon exercise of a NQSO will generally result in a capital gain or loss for the Optionee, but will have no tax consequences for the Company.

  No income is recognized by a Participant upon the grant of a SAR. The exercise of a SAR is generally a taxable event. A Participant generally must recognize income equal to any cash that is paid to the Participant and the fair market value of the shares of Common Stock that is received by the Participant in settlement of a SAR. The Company is of the opinion that it will be entitled to a deduction for tax purposes in the amount and at the time that compensation income is realized by the Participant.

  With respect to outright grants of Common Stock under the 1999 Plan, the Company is of the opinion that the Participant will realize compensation income at the time of grant in an amount equal to the fair market value of the Common Stock less any amount paid for such Common Stock. The Company is also of the opinion that it will be entitled to a deduction under the Code in the amount and at the time that compensation income is realized by the Participant.

  With respect to the grant of restricted stock under the 1999 Plan, the Company is of the opinion that the Participant will realize compensation income in an amount equal to the fair market value of the restricted stock (whether received as a grant or as a dividend), less any amount paid for such restricted stock, at the time when the Participant's rights with respect to such restricted stock are no longer subject to a substantial risk of forfeiture, unless the Participant elected, pursuant to a special election provided in the Code, to be taxed on the restricted stock at the time it was granted or received as a dividend, as the case may be. Dividends paid to the Participant during the Restricted Period will be taxable as compensation income, rather than as dividend income, unless the election referred to above was made. The Company is also of the opinion that it will be entitled to a deduction under the Code in the amount and at the time that compensation income is realized by the Participant.

  Unless an election is made under Section 83(b) of the Code, a Participant will recognize income on account of the settlement of a performance share award. The amount of such income will be equal to any cash that is paid and the fair market value of Common Stock (on the date that the shares are first transferable or not subject to a substantial risk of forfeiture) that is received in settlement of the award, and the Company is of the opinion that it will generally be entitled to claim a deduction of such amount for tax purposes.

  The Board of Directors of the Company unanimously recommends a vote "for" the approval of the amendment to the 1999 Plan. Certain holders of the Common Stock which together control more than the requisite voting power of the Company necessary to approve the amendment have agreed to vote to approve the amendment and, accordingly, approval of Proposal 7 is assured.

                                 MISCELLANEOUS

Incorporation of Financial Information

  Certain financial information of the Company included in the Company's Annual Report on Form 10-K for the year ending on February 29, 2000 (the "Form 10-K") filed with the Securities and Exchange Commission on May 18, 2000, a copy of which is being delivered with this Proxy Statement, are incorporated herein by reference as listed below:

  .  Selected Financial Data of the Company appearing under the caption "Item
     6. Selected Financial Data" in Part I of the Form 10-K;

  . Management's Discussion and Analysis of Financial Condition and Results of Operations appearing under the caption "Item 7. Management's Discussion and Analysis of Financial Condition" in Part II of the Form 10-K;

  . Quantitative and Qualitative Disclosures about Market Risk appearing under the caption "Item 7A. Quantitative and Qualitative Disclosures about Market Risk" in Part II of the Form 10-K; and

  . Supplementary Financial Information appearing under the caption "Item 8. Consolidated Financial Statements and Supplementary Data" in Part II of the Form 10-K.

  All documents filed with the Securities and Exchange Commission by us pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Proxy Statement and prior to the date of the Annual Meeting are incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Information Concerning the Company's Accountants

  Ernst & Young LLP was the principal independent public accountant for the Company during Fiscal 2000. The Board of Directors has re-appointed Ernst &Young LLP as independent auditor for the fiscal year ending February 28, 2001. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement and to respond to questions.

Other Business

  Management knows of no other matters that will be presented at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

Annual Reports

  A copy of the Company's Form 10-K is being delivered with this Proxy Statement. Shareholders may obtain a copy of all of all Fiscal Year 2000 Quarterly reports on Form 10-Q, without charge by writing to Investor Relations, Office of the Chairman of the Board of Directors, at the Company's principal executive offices: Pameco Corporation, 1000 Center Place, Norcross, Georgia 30093.

Restriction on Incorporation by Reference of Certain Information

  The information contained in this Proxy Statement under the captions "Board Compensation Committee Report on Executive Compensation" and "Stock Performance Chart" shall not be, or be deemed to be, incorporated by reference into the Company's Annual Report on Form 10-K for Fiscal 2000.

Submission of Shareholder Proposals for 2001 Annual Meeting

  In order for a nomination for the election of a director or any other proposal to be presented by any shareholder at the Annual Meeting of Shareholders to be held in 2001, notice of the nomination or other proposal must be delivered by the shareholder to the Secretary of the Company at its principal executive offices on or before February 23, 2001, and, in the case of a proposal, the proposal must be an appropriate subject for shareholder action under applicable law. In the event that the Company receives notice of a shareholder proposal within the time frame set forth above, then so long as the Company includes in its proxy statement for the advice on the nature of the matter and how the named proxyholders intend to vote the shares for which they have received discretionary authority, such proxyholders may exercise discretionary authority with respect to such proposal, except to the extent limited by the SEC's rules governing shareholder proposals. In order for a shareholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2001 Annual Meeting, the proposal must be received by the Company at its principal executive offices no later than February 23, 2001.

  It is important that your shares be represented at the Annual Meeting. Therefore, whether or not you expect to be present in person, you are respectfully requested to complete and sign the enclosed Proxy and promptly return it in the enclosed stamped addressed envelope. This will not prevent you from voting in person at the Annual Meeting. It will, however, help to assure a quorum and avoid added proxy solicitation costs.

                                          By Order of the Board of Directors

                                          /s/ Richard S. Martin
                                          --------------------------
                                          Richard S. Martin
                                          Secretary

Norcross, Georgia
Dated: June 23, 2000

                                                                        ANNEX I

February 28, 2000

Board of Directors
Pameco Corporation
1000 Center Plaza
Norcross, Georgia 30093

To the Board of Directors

  We understand that Littlejohn Fund II, L.P. ("Littlejohn") and Quilvest American Equity, Ltd. ("Quilvest") (Littlejohn and Quilvest are collectively referred to as the "Purchasers") have agreed to invest $35 million in Pameco Corporation ("Pameco") in exchange for (i) Convertible Preferred Stock in Pameco, convertible at a price of $2.50 per share; and (ii) warrants to buy Convertible Preferred Stock equal to the number of Convertible Preferred Shares purchased by each of the Purchasers, which may be exercised at a price of $300 per warrant. Dividends on the Preferred Stock will be at a rate of 14% per annum Paid-In-Kind ("PIK") for the first thirty-six months, and thereafter, at the Company's option, at a rate of 14% PIK, 14% cash, or 16% accrued cash. Upon conversion of the Preferred Stock, the Purchasers will control approximately 60.3% of the outstanding common stock of Pameco; upon conversion of the Preferred Stock and exercise of the warrants, the Purchaser will control approximately 75.2% of the outstanding common stock of Pameco. Such transaction and all related transactions are referred to collectively herein as the "Transaction". We are not rendering an opinion as to the fairness of the Transaction from the standpoint of Quilvest.

  You have requested our opinion (the "Opinion") as to the matters set forth herein. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

  In connection with this Opinion, we have made such reviews, analysis and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1. reviewed the Company's annual reports to shareholders and on Form 10-K for the fiscal year ended February 28, 1999 and quarterly reports on Form 10-Q for the quarters ended August 31, 1999 and November 30, 1999, and Company-prepared interim financial statements for the period ended December 31, 1999 and January 31, 2000, which the Company's management has identified as being the most current financial statements available;

  2. reviewed the Revised Proposal for Investment in Cumulative Convertible Pay-in-Kind Preferred Stock and Warrants of Pameco Corporation, dated February 9, 2000;

  3. reviewed undated executive versions of the following agreements, received on February 25, 2000 and February 28, 2000, which Pameco management has represented as the final documents related to the Transaction:

  (i) Voting Agreement by and among Pameco, Litttlejohn, and Terbem Limited ("Terbem");

  (ii)  Voting Agreement by and among Pameco, Littlejohn, and J. William
        Uhrig;

  (iii) Irrevocable Proxy by and between Quilvest and Littlejohn;

  (iv)  Irrevocable Proxy by and between Terbem and Littlejohn;

  (v)   Irrevocable Proxy by and between J. William Uhrig and Littlejohn;

  (vi) Securities Purchase Agreement by and among Pameco, Littlejohn, and Quilvest;

  (vii) Shareholders Agreement by and among Pameco, Littlejohn, Quilvest and William F.P. de Vogel;

  (viii) Irrevocable Proxy by and between William F.P. de Vogel and
         Littlejohn;

  (ix)   Registration Rights Agreement among Pameco, Littlejohn and Quilvest;

  (x) Form of Certificate of Designation of Series A Cumulative Pay-In-Kind Preferred Shares;

  (xi) Securities Purchase Agreement related to $20 million senior subordinated notes;

  (xii)  Note Agreement related to $20 million senior subordinated notes;

  (xiii) Loan and Security Agreement by and among Pameco and Fleet Capital Corporation;

  (xiv) Warrants to Subscribe for and Purchase Series A Cumulative Pay-In-Kind Preferred Stock;

  4. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and met with representatives of the Company's independent accounting firm, investment bankers and counsel to discuss certain matters;

  5. visited certain facilities and business offices of the Company;

  6. reviewed forecasts and projections prepared by the Company's management with respect to the Company for the years ended February 28, 2001 through February 28, 2005;

  7. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

  8. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction;

  9. reviewed drafts of certain documents to be delivered at the closing of the Transaction; and

  10. conducted such other studies, analyses and inquiries as we have deemed appropriate.

  We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

  We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any properties or assets of the Company. Our opinion is necessary based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

  Based upon the foregoing, and in reliance thereon, it is our opinion that the Transaction is fair to the Public Shareholders of the Company, other than Quilvest, from a financial point of view. We are not rendering an opinion as to the fairness of the Transaction from the standpoint of Quilvest.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

/s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

                                                                       ANNEX II

                      OFFICIAL CODE OF GEORGIA ANNOTATED
                Copyright(C) 1982-1999 by The State of Georgia
                             All rights reserved.

       *** THIS SECTION IS CURRENT THROUGH THE 1999 GENERAL ASSEMBLY ***
        *** ANNOTATIONS CURRENT THROUGH 2000 CUMULATIVE SUPPLEMENT ***

            TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS

                       CHAPTER 2. BUSINESS CORPORATIONS

                        ARTICLE 13. DISSENTERS' RIGHTS

            PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

                         O.C.G.A. (S) 14-2-1301 (1999)

  (S) 14-2-1301. Definitions

  As used in this article, the term:

  (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

  (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

  (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

  (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

  (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

  (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

  (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

  (8) "Shareholder" means the record shareholder or the beneficial shareholder.

  HISTORY: Code 1981, (S) 14-2-1301, enacted by Ga. L. 1988, p. 1070, (S) 1;
Ga. L. 1993, p. 1231, (S) 16.

                      OFFICIAL CODE OF GEORGIA ANNOTATED
                Copyright(C) 1982-1999 by The State of Georgia
                             All rights reserved.

       *** THIS SECTION IS CURRENT THROUGH THE 1999 GENERAL ASSEMBLY ***

        *** ANNOTATIONS CURRENT THROUGH 2000 CUMULATIVE SUPPLEMENT ***

            TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS

                       CHAPTER 2. BUSINESS CORPORATIONS

                        ARTICLE 13. DISSENTERS' RIGHTS

            PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

                         O.C.G.A. (S) 14-2-1302 (1999)

  (S) 14-2-1302. Right to dissent

  (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

  (1) Consummation of a plan of merger to which the corporation is a party:

    (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or 14-2-1104 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

    (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

  (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

  (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

  (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

    (A) Alters or abolishes a preferential right of the shares;

    (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

    (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

    (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

    (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

    (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

  (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

  (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

  (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

  (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

  (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

  HISTORY: Code 1981, (S) 14-2-1302, enacted by Ga. L. 1988, p. 1070, (S) 1;
Ga. L. 1989, p. 946, (S) 58; Ga. L. 1999, p. 405, (S) 11.

                      OFFICIAL CODE OF GEORGIA ANNOTATED
                Copyright(C) 1982-1999 by The State of Georgia
                             All rights reserved.

       *** THIS SECTION IS CURRENT THROUGH THE 1999 GENERAL ASSEMBLY ***
        *** ANNOTATIONS CURRENT THROUGH 2000 CUMULATIVE SUPPLEMENT ***

            TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS

                       CHAPTER 2. BUSINESS CORPORATIONS

                        ARTICLE 13. DISSENTERS' RIGHTS

            PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

                         O.C.G.A. (S) 14-2-1303 (1999)

  (S) 14-2-1303. Dissent by nominees and beneficial owners

  A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

  HISTORY: Code 1981, (S) 14-2-1303, enacted by Ga. L. 1988, p. 1070, (S) 1.

                      OFFICIAL CODE OF GEORGIA ANNOTATED
                Copyright(C) 1982-1999 by The State of Georgia
                             All rights reserved.

       *** THIS SECTION IS CURRENT THROUGH THE 1999 GENERAL ASSEMBLY ***
        *** ANNOTATIONS CURRENT THROUGH 2000 CUMULATIVE SUPPLEMENT ***

            TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS

                       CHAPTER 2. BUSINESS CORPORATIONS

                        ARTICLE 13. DISSENTERS' RIGHTS

             PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

                         O.C.G.A. (S) 14-2-1320 (1999)

  (S) 14-2-1320. Notice of dissenters' rights

  (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

  (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

  HISTORY: Code 1981, (S) 14-2-1320, enacted by Ga. L. 1988, p. 1070, (S) 1;
Ga. L. 1993, p. 1231, (S) 17.

                       OFFICIAL CODE OF GEORGIA ANNOTATED
                 Copyright(C) 1982-1999 by The State of Georgia
                              All rights reserved.

       *** THIS SECTION IS CURRENT THROUGH THE 1999 GENERAL ASSEMBLY ***
         *** ANNOTATIONS CURRENT THROUGH 2000 CUMULATIVE SUPPLEMENT ***

             TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS

                        CHAPTER 2. BUSINESS CORPORATIONS

                         ARTICLE 13. DISSENTERS' RIGHTS

              PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

                         O.C.G.A. (S) 14-2-1321 (1999)

  (S) 14-2-1321. Notice of intent to demand payment

  (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

  (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

  (2) Must not vote his shares in favor of the proposed action.

  (b) A record shareholder who does not satisfy the requirements of subsection
(a) of this Code section is not entitled to payment for his shares under this article.

  HISTORY: Code 1981, (S) 14-2-1321, enacted by Ga. L. 1988, p. 1070, (S) 1.

                      OFFICIAL CODE OF GEORGIA ANNOTATED
                Copyright(C) 1982-1999 by The State of Georgia
                             All rights reserved.

       *** THIS SECTION IS CURRENT THROUGH THE 1999 GENERAL ASSEMBLY ***
        *** ANNOTATIONS CURRENT THROUGH 2000 CUMULATIVE SUPPLEMENT ***

            TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS

                       CHAPTER 2. BUSINESS CORPORATIONS

                        ARTICLE 13. DISSENTERS' RIGHTS

             PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

                         O.C.G.A. (S) 14-2-1322 (1999)

  (S) 14-2-1322. Dissenters' notice

  (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

  (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

  (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

  (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

  (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

  (4)  Be accompanied by a copy of this article.

  HISTORY: Code 1981, (S) 14-2-1322, enacted by Ga. L. 1988, p. 1070, (S) 1.

                      OFFICIAL CODE OF GEORGIA ANNOTATED
                Copyright(C) 1982-1999 by The State of Georgia
                             All rights reserved.

       *** THIS SECTION IS CURRENT THROUGH THE 1999 GENERAL ASSEMBLY ***
        *** ANNOTATIONS CURRENT THROUGH 2000 CUMULATIVE SUPPLEMENT ***

            TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS

                       CHAPTER 2. BUSINESS CORPORATIONS

                        ARTICLE 13. DISSENTERS' RIGHTS

             PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

                         O.C.G.A. (S) 14-2-1323 (1999)

  (S) 14-2-1323. Duty to demand payment

  (a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

  (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

  (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

  HISTORY: Code 1981, (S) 14-2-1323, enacted by Ga. L. 1988, p. 1070, (S) 1.

                      OFFICIAL CODE OF GEORGIA ANNOTATED
                Copyright(C) 1982-1999 by The State of Georgia
                             All rights reserved.

       *** THIS SECTION IS CURRENT THROUGH THE 1999 GENERAL ASSEMBLY ***
        *** ANNOTATIONS CURRENT THROUGH 2000 CUMULATIVE SUPPLEMENT ***

            TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS

                       CHAPTER 2. BUSINESS CORPORATIONS

                        ARTICLE 13. DISSENTERS' RIGHTS

             PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

                         O.C.G.A. (S) 14-2-1324 (1999)

  (S) 14-2-1324. Share restrictions

  (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

  (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

  HISTORY: Code 1981, (S) 14-2-1324, enacted by Ga. L. 1988, p. 1070, (S) 1.

                      OFFICIAL CODE OF GEORGIA ANNOTATED
                Copyright(C) 1982-1999 by The State of Georgia
                             All rights reserved.

       *** THIS SECTION IS CURRENT THROUGH THE 1999 GENERAL ASSEMBLY ***
        *** ANNOTATIONS CURRENT THROUGH 2000 CUMULATIVE SUPPLEMENT ***

            TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS

                       CHAPTER 2. BUSINESS CORPORATIONS

                        ARTICLE 13. DISSENTERS' RIGHTS

             PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

                         O.C.G.A. (S) 14-2-1325 (1999)

  (S) 14-2-1325. Offer of payment

  (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

  (b) The offer of payment must be accompanied by:

  (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

  (2) A statement of the corporation's estimate of the fair value of the shares;

  (3) An explanation of how the interest was calculated;

  (4) A statement of the dissenter's right to demand payment under Code
      Section 14-2-1327; and

  (5) A copy of this article.

  (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

  HISTORY: Code 1981, (S) 14-2-1325, enacted by Ga. L. 1988, p. 1070, (S) 1;
Ga. L. 1989, p. 946, (S) 59; Ga. L. 1993, p. 1231, (S) 18.

                      OFFICIAL CODE OF GEORGIA ANNOTATED
                Copyright(C) 1982-1999 by The State of Georgia
                             All rights reserved.

       *** THIS SECTION IS CURRENT THROUGH THE 1999 GENERAL ASSEMBLY ***
        *** ANNOTATIONS CURRENT THROUGH 2000 CUMULATIVE SUPPLEMENT ***

            TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS

                       CHAPTER 2. BUSINESS CORPORATIONS

                        ARTICLE 13. DISSENTERS' RIGHTS

             PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

                         O.C.G.A. (S) 14-2-1326 (1999)

  (S) 14-2-1326. Failure to take action

  (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

  (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

  HISTORY: Code 1981, (S) 14-2-1326, enacted by Ga. L. 1988, p. 1070, (S) 1;
Ga. L. 1990, p. 257, (S) 20.

                      OFFICIAL CODE OF GEORGIA ANNOTATED
                Copyright(C) 1982-1999 by The State of Georgia
                             All rights reserved.

       *** THIS SECTION IS CURRENT THROUGH THE 1999 GENERAL ASSEMBLY ***
        *** ANNOTATIONS CURRENT THROUGH 2000 CUMULATIVE SUPPLEMENT ***

            TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS

                       CHAPTER 2. BUSINESS CORPORATIONS

                        ARTICLE 13. DISSENTERS' RIGHTS

             PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

                         O.C.G.A. (S) 14-2-1327 (1999)

  (S) 14-2-1327. Procedure if shareholder dissatisfied with payment or offer

  (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

  (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

  (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

  (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection
(a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

  (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

  (1) The shareholder may demand the information required under subsection
      (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

  (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

  HISTORY: Code 1981, (S) 14-2-1327, enacted by Ga. L. 1988, p. 1070, (S) 1;
Ga. L. 1989, p. 946, (S) 60; Ga. L. 1990, p. 257, (S) 21; Ga. L. 1993, p.
1231, (S) 19.

                      OFFICIAL CODE OF GEORGIA ANNOTATED
                Copyright(C) 1982-1999 by The State of Georgia
                             All rights reserved.

       *** THIS SECTION IS CURRENT THROUGH THE 1999 GENERAL ASSEMBLY ***
        *** ANNOTATIONS CURRENT THROUGH 2000 CUMULATIVE SUPPLEMENT ***

            TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS

                       CHAPTER 2. BUSINESS CORPORATIONS

                        ARTICLE 13. DISSENTERS' RIGHTS

                     PART 3. JUDICIAL APPRAISAL OF SHARES

                         O.C.G.A. (S) 14-2-1330 (1999)

  STATUS: CONSULT SLIP LAWS CITED BELOW FOR RECENT CHANGES TO THIS DOCUMENT LEXSEE 1999 Ga. ALS 918 -- See section 3.

  (S) 14-2-1330. Court action

  (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

  (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

  (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

  (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

  (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

  HISTORY: Code 1981, (S) 14-2-1330, enacted by Ga. L. 1988, p. 1070, (S) 1;
Ga. L. 1989, p. 946, (S) 61; Ga. L. 1993, p. 1231, (S) 20.

                      OFFICIAL CODE OF GEORGIA ANNOTATED
                Copyright(C) 1982-1999 by The State of Georgia
                             All rights reserved.

       *** THIS SECTION IS CURRENT THROUGH THE 1999 GENERAL ASSEMBLY ***
        *** ANNOTATIONS CURRENT THROUGH 2000 CUMULATIVE SUPPLEMENT ***

            TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS

                       CHAPTER 2. BUSINESS CORPORATIONS

                        ARTICLE 13. DISSENTERS' RIGHTS

                     PART 3. JUDICIAL APPRAISAL OF SHARES

                         O.C.G.A. (S) 14-2-1331 (1999)

  (S) 14-2-1331. Court costs and counsel fees

  (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

  (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

  (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

  (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

  (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

  HISTORY: Code 1981, (S) 14-2-1331, enacted by Ga. L. 1988, p. 1070, (S) 1.

                      OFFICIAL CODE OF GEORGIA ANNOTATED
                Copyright(C) 1982-1999 by The State of Georgia
                             All rights reserved.

       *** THIS SECTION IS CURRENT THROUGH THE 1999 GENERAL ASSEMBLY ***
        *** ANNOTATIONS CURRENT THROUGH 2000 CUMULATIVE SUPPLEMENT ***

            TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS

                       CHAPTER 2. BUSINESS CORPORATIONS

                        ARTICLE 13. DISSENTERS' RIGHTS

                     PART 3. JUDICIAL APPRAISAL OF SHARES

                         O.C.G.A. (S) 14-2-1332 (1999)

  (S) 14-2-1332. Limitation of actions

  No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

  HISTORY: Code 1981, (S) 14-2-1332, enacted by Ga. L. 1988, p. 1070, (S) 1.

                                                                      EXHIBIT A

                         AGREEMENT AND PLAN OF MERGER

  THIS AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of
, 2000, is entered into between PAMECO CORPORATION, a Georgia corporation ("Pameco Georgia"), and PAMECO ACQUISITION CORPORATION, a Delaware corporation ("Pameco Delaware"). Pameco Georgia and Pameco Delaware are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                              W I T N E S E T H:

  WHEREAS, Pameco Georgia is a corporation duly organized and existing under the laws of the State of Georgia;

  WHEREAS, Pameco Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

  WHEREAS, on the date of this Agreement, Pameco Georgia has authority to issue 60,000,000 shares of capital stock, consisting of: (i) 40,000,0000
shares of Class A common stock, par value $0.01 per share,      of which
shares are issued and outstanding; (ii) 20,000,000 shares of Class B common stock, par value $0.01 per share (collectively "Pameco Georgia Common Stock"), of which are issued and outstanding; and (iii) 5,000,000 shares of preferred stock, par value $1.00 per share ("Pameco Georgia Preferred Stock"), of which 600,000 shares of Pameco Georgia Preferred Stock have been designated as Series A Cumulative Pay-in-Kind Preferred Stock (the "Georgia Series A Preferred Stock") and 140,000 shares of Georgia Series A Preferred Stock are issued and outstanding;

  WHEREAS, on the date of this Agreement, Pameco Delaware has authority to issue 25,000,000 shares of capital stock, consisting of: (i) 20,000,000 shares of common stock, par value $0.01 per share ("Pameco Delaware Common Stock") , of which 100 shares are issued and outstanding; (ii) 5,000,000 shares of preferred stock, par value $1.00 per share ("Pameco Delaware Preferred Stock"), of which 600,000 shares of Pameco Delaware Preferred Stock have been designated as Series A Cumulative Pay-in-Kind Preferred Stock (the "Delaware Series A Preferred Stock"), and none of which are issued and outstanding;

  WHEREAS, the respective Boards of Directors of Pameco Georgia and Pameco Delaware have determined that it is advisable and in the best interests of the Constituent Corporations that Pameco Georgia merge with and into Pameco Delaware upon the terms and subject to the conditions set forth in this Agreement for the purpose of effecting the change of the state of incorporation of Pameco Georgia from Georgia to Delaware (the "Merger");

  WHEREAS, the respective Boards of Directors of Pameco Georgia and Pameco Delaware have, by resolutions duly adopted, approved this Agreement;

  WHEREAS, Pameco Georgia has approved this Agreement as the sole stockholder of Pameco Delaware; and

  WHEREAS, the stockholders of Pameco Georgia have approved this Agreement;

  WHEREAS, this merger is being done solely to effectuate a change of place of incorporation of Pameco Georgia and is intended to qualify as a reorganization under section 368(a)(1)(f) of the Internal Revenue Code of 1986 as amended (the "Code").

  NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Pameco Georgia and Pameco Delaware hereby agree as follows:

  1. Merger. Subject to the conditions of this Agreement, Pameco Georgia shall be merged with and into Pameco Delaware, and Pameco Delaware shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective upon the date and at the time of filing of an appropriate certificate or articles of merger, providing for the Merger, with the Secretary of State of the State of Georgia and with the Secretary of State of the State of Delaware, whichever later occurs (the "Effective Time").

  2. Governing Documents. The Certificate of Incorporation of Pameco Delaware, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation (the "Surviving Corporation Certificate of Incorporation") without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws, except that the Surviving Corporation Certificate of Incorporation shall be amended to change the name of Pameco Delaware to "Pameco Corporation." The Bylaws of Pameco Delaware, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof, of the Surviving Corporation Certificate of Incorporation and applicable law.

  3. Succession. At the Effective Time, the separate corporate existence of Pameco Georgia shall cease, and Pameco Delaware shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to each of the Constituent Corporations on whatever account, including subscriptions for shares, and all other chooses in action, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall thereafter effectively be the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of such Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of Pameco Georgia shall be preserved unimpaired. To the extent permitted by law, any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place. All debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Pameco Georgia, its stockholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Pameco Georgia. The employees and agents of Pameco Georgia shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of Pameco Georgia. The requirements of any plans or agreements of Pameco Georgia involving the issuance or purchase by Pameco Georgia of certain shares of its capital stock shall be satisfied by the issuance or purchase of a like number and same class of shares of the Surviving Corporation.

  4. Directors and Officers. The directors and officers of Pameco Georgia on the Effective Time shall be and become the sole directors and officers, holding the same titles and positions, of the Surviving Corporation on the Effective Time, and after the Effective Time shall serve in accordance with the Bylaws of the Surviving Corporation.

  5. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Pameco Georgia such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving

Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Pameco Georgia, and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Pameco Georgia or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

  6. Cancellation and Conversion of Shares. Each share of Pameco Delaware Common Stock issued and outstanding to Pameco Georgia shall be cancelled and retired for no consideration and resume the status of authorized and issued shares of Pameco Delaware Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, (a) each three shares of Pameco Georgia Common Stock outstanding immediately prior to the Effective Time shall be changed and converted into and shall be one fully paid and non-assessable share of Pameco Delaware Common Stock (the "Reverse Stock Split"), and (b) each share of Georgia Series A Preferred Stock outstanding, immediately prior to the Effective Time shall be changed and converted into and shall be one fully paid and non-assessable share of Delaware Series A Preferred Stock (with the Reverse Stock Split, collectively the "Conversion"). All certificates of a single holder of Pameco Georgia Common Stock and Georgia Series A Preferred will be aggregated (respectively) for the purpose of the Conversion.

  7. No Fractional Shares. No fractional shares of Pameco Delaware Common Stock and Delaware Series A Preferred Stock shall be issued. In lieu of fractional shares, the former holders of Pameco Georgia Common affected by the Conversion pursuant to the Merger who would otherwise be entitled to fractional shares of Pameco Delaware Common Stock, shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Pameco Delaware Common Stock , multiplied by
(ii) the closing price per share of Pameco Delaware Common Stock on the New York Stock Exchange ("NYSE") on the business day immediately prior to the Effective Time.

  8. Conditions to Obligations. The obligations of each party to complete the Merger are subject to the following conditions:

    (a) Pameco Georgia Shareholder Approval of the Merger. The Merger shall have received the requisite approval of the shareholders of Pameco Georgia pursuant to the General Business Corporation Code of the State of Georgia.

    (b) Pameco Georgia Shareholder Approval of the Surviving Corporation Certificate of Incorporation. The Surviving Corporation Certificate of Incorporation shall have received the requisite approval of the shareholders of Pameco Georgia pursuant to the General Business Corporation Code of the State of Georgia and the General Corporation Law of the State of Delaware.

    (c) Pameco Georgia Shareholder Approval of the Reverse Stock Split. The Reverse Stock Split shall have received the requisite approval of the shareholders of Pameco Georgia pursuant to the General Business Corporation Code of the State of Georgia and the General Corporation Law of the State of Delaware.

    (d) Approval from Government Agencies. All governmental approvals and other actions required to effect the Merger and related transactions shall have been obtained, if any, without conditions or restrictions that the affected party reasonably considers unduly burdensome.

    (e) Approval from Fleet Capital Corporation. All approvals and other actions required to effect the Merger and related transactions shall have been obtained from Fleet Capital Corporation, if any, without conditions or restrictions that the affected party reasonably considers unduly burdensome.

    (f) Limited Dissenters' Rights. The holders of not more than 5% of the outstanding shares of any class of capital stock of Pameco Georgia shall have properly sought and not withdrawn a request to invoke dissenters' rights under Section 14-2-1301, et seq. of the Georgia Business Corporation Code, which may be waived by Pameco Delaware in its sole discretion.

  9. Stock Certificates. At and after the Effective Time, all of the outstanding certificates which, immediately prior to the Effective Time, represented shares of Pameco Georgia Common Stock and Georgia Series A Preferred Stock shall be deemed for all purposes to evidence ownership of, and to represent, respectively, shares of Pameco Delaware Common Stock, and Delaware Series A Preferred Stock into which the shares of Pameco Georgia Common Stock and Georgia Series A Preferred Stock, formerly represented by such certificates, have been converted as herein provided. The registered owner on the books and records of the Surviving Corporation or its transfer agents of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agents, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Pameco Delaware Common Stock and Delaware Series A Preferred Stock evidenced by such outstanding certificate as above provided.

  10. Options and Warrants.

  (a) Each option to purchase, or other award of shares of, Pameco Georgia Common Stock outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, shall cease to represent a right to acquire shares of Pameco Georgia Common Stock and shall be converted into and become an option to purchase, or award of, that number of shares of Pameco Delaware Common Stock determined by multiplying the number of shares of Pameco Georgia Common Stock granted under each option, or other award, by the ratio of one-third ( 1/3), at an exercise price for shares of Pameco Georgia Common Stock equal to the original exercise price to purchase shares of Pameco Georgia Common Stock multiplied by three
(3), and upon the same terms and subject to the same conditions as set forth in each of the respective options or other awards, as in effect at the Effective Time.

  (b) Each warrant to purchase, or other award of shares of Georgia Series A Preferred Stock outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a warrant to purchase, or award of, the same number of shares of Delaware Series A Preferred Stock at the same exercise price per share, and upon the same terms and subject to the same conditions as set forth in each of the respective options or other awards, as in effect at the Effective Time.

  (c) The adjustment provided herein with respect to any option to purchase, or other award of shares of Pameco Georgia Common Stock ("Original Stock Options") which are "incentive stock options" (as defined in Section 422 of the Code) shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code. Pameco Delaware acknowledges and confirms that the option plans of Pameco Georgia under which the Original Stock Options were issued are assumed by Pameco Delaware, and the duration and other terms of the new option shall be the same as the Original Stock Option, except that all references to Pameco Georgia shall be deemed to be references to Pameco Delaware. As soon as practicable after the Effective Time, Pameco Delaware shall deliver to holders of Original Stock Options appropriate option agreements representing the right to acquire Pameco Delaware Common Stock on the terms and conditions set forth in this Section 10.

  (d) Pameco Delaware shall take all corporate action necessary to reserve for issuance a sufficient number of Pameco Delaware Common Stock for delivery upon exercise of options or warrants and/or upon the Conversion of Delaware Series A Preferred Stock in accordance with this Section 10. Pameco Delaware shall file a registration statement on Form S-8 (or any successor form) or another appropriate form, effective promptly after the Effective Time, with respect to Pameco Delaware Common Stock subject to the new options and shall use all reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

  11. Other Employee Benefit Plans. As of the Effective Time, Pameco Delaware acknowledges and confirms its assumption by operation of law all obligations under any and all employee benefit plans of Pameco Georgia in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

  12. Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that no such amendment, modification or supplement not adopted and approved by the stockholders of Pameco Georgia and Pameco Delaware shall affect the rights of either or both of such stockholders in a manner which is materially adverse to either or both of them.

  13. Termination. At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of Pameco Georgia, notwithstanding approval of this Agreement by the sole stockholder of Pameco Delaware or by the stockholders of Pameco Georgia, or both, if, in the opinion of the Board of Directors of Pameco Georgia, circumstances arise which, in the opinion of such Board of Directors, make the Merger for any reason inadvisable.

  14. Counterparts; Facsimile. In order to facilitate the filing and recording of this Agreement, the same may be executed in two or more counterparts (including by facsimile signature), each of which shall be deemed to be an original and the same agreement.

  15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

  IN WITNESS WHEREOF, Pameco Georgia and Pameco Delaware have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                          PAMECO ACQUISITION CORPORATION

                                          By:


                                          Name:


                                          Title:


                                          PAMECO CORPORATION

                                          By:


                                          Name:


                                          Title:

                                                                      EXHIBIT B

                        CERTIFICATE OF INCORPORATION OF
                        PAMECO ACQUISITION CORPORATION

ARTICLE I. NAME.

  The name of the corporation is Pameco Acquisition Corporation (hereinafter referred to as the "Company").

ARTICLE II. REGISTERED OFFICE AND AGENT.

  The name and address of the registered office of the Company in the State of Delaware is Corporate Trust Company, Corporate Trust Center, 1209 Orange Street Wilmington, Delaware 19801.

ARTICLE III. NATURE OF BUSINESS.

  The nature of the business or purposes to be conducted by the Company is to engage in any lawful act or activity for which companies may be organized under the Delaware General Corporation Law ("DGCL").

ARTICLE IV. CAPITAL STOCK.

  The Company shall have authority to issue Twenty Million (20,000,000) shares of common stock, par value $.01 per share (the "Common Stock). The Company shall also have authority to issue Five Million (5,000,000) shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"). Shares of Common Stock and Preferred Stock are referred to herein as the "Shares."

  Section 1. Common Stock. All shares of Common Stock shall be identical, and shall entitle the holders thereof to the same rights and preferences, all dividends declared and all assets of the Company upon dissolution, subject to the rights and preferences, if any, of the holders of the Preferred Stock to such dividends and assets upon dissolution pursuant to applicable law and the resolution or resolutions of the Board of Directors providing for the issue of one or more series of Preferred Stock. At each meeting of stockholders of the Company, each holder of the Company's Common Stock shall be entitled to one vote for each share on each matter to come before the meeting. Subject to the rights of the holders of Preferred Stock outstanding from time to time, dividends may be declared upon and paid to the holders of the Common Stock as the Board of Directors shall determine, and in the event of voluntary or involuntary liquidation or dissolution of the Company, the holders of the Common Stock shall be entitled to share ratably in all assets of the Company.

  Section 2. Preferred Stock. The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of shares of Preferred Stock from time to time in one or more series, and by filing any certificate of designations required under
Section 151(g) of the GCL(or its successor statute as in effect from time to time), to fix or alter the number of shares of any series of Preferred Stock, and to fix the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions granted to or imposed upon the shares of any unissued series of Preferred Stock. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of:

  (A) the number of shares constituting and the distinctive designation of such series;

  (B) the dividend rights of the shares of such series, including whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

  (C) whether such series shall have voting rights, and, if so, the terms of such voting rights, including the number of votes per share, the number of members of the Board of Directors or the percentage of members of the Board of Directors each class or series of Preferred Stock may be entitled to elect;

  (D) whether such series shall have conversion rights and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

  (E) whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary as the Board of Directors determines under different conditions and at different redemption dates;

  (F) whether such series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund;

  (G) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of such series; and

  (H) any other relative rights, preferences and limitations of such series.

The Board of Directors may, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. Shares of Preferred Stock that are redeemed, purchased or otherwise acquired by the Company may be reissued except as otherwise provided by law or the applicable certificate of designations.

  Section 3. Series A Preferred Shares. The first such series of Preferred Stock shall consist of 600,000 shares of Series A Cumulative Pay-In-Kind Preferred Shares ("Series A Preferred Shares"), and shall have the following powers, designations, preferences and rights:

  (A) Definitions.

    "Approval Date" means the date on which the Holders of the requisite number of shares of Common Stock approve, at a special meeting of the shareholders entitled to vote thereon duly called and held in accordance with applicable law, including the (Georgia Business Corporation Code "GBCC"), and for which a proxy statement has been distributed and filed in accordance with the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), the agreement pursuant to which the Series A Preferred Shares are being issued and the transactions contemplated thereby.

    "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors, as the same may be constituted from time to time.

    "Business Day" means any day other than a Legal Holiday.

    "Business Combination Proposal" means any proposal made to the Company or its shareholders involving (a) a sale of a substantial portion of the Capital Stock of, or other equity interest in, the Company, (b) a sale of a substantial portion of the assets of the Company, or (c) a merger, business combination, recapitalization or other similar transaction involving the Company.

    "Capital Stock" means (i) in the case of a corporation, corporate stock,
  (ii) in the case of a limited liability company or association, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "Compounding Date" has the meaning set forth in Section 3(C)(1) below.

    "Conversion Price" means $7.50, as the same may be adjusted from time to time.

    "Dividend Series A Preferred Shares" means unissued Series A Preferred Shares to which a Holder is entitled as of a particular date, assuming the declaration of dividends payable in the form of Series A Preferred Shares under Section 3(C)(1) or 3(C) (2) below.

    "Holder" means the record holder of one or more Series A Preferred Shares, as shown on the books and records of the Company.

    "Issue Date" means the first date on which any Series A Preferred Shares are issued by the Company.

    "Junior Securities" has the meaning set forth in Section 3 (B) below.

    "Liquidation Preference" means an amount per Series A Preferred Share, equal to $250.00 plus accrued and unpaid dividends (whether or not declared and including, without limitation, Dividend Series A Preferred Shares and Warrant Series A Preferred Shares, if any), and the Penalty Amount (if
  any), subject to adjustment from time to time to accurately reflect stock splits, subdivisions or combinations with respect to the Series A Preferred Shares.

    "Penalty Amount" means the contingent amount that exists only if the Company has not notified the Holders that it elected to accrue and pay dividends after the Initial Dividend Period in the same manner as during the Initial Dividend Period and the Company thereafter failed to declare and pay the applicable cash dividend in full on a relevant Compounding Date, and which is equal to the difference between the accrued and unpaid dividend attributable to the relevant Compounding Date and the amount that would have been the accrued and unpaid dividend attributable to the relevant Compounding Date had the dividend rate set forth in Section 3 (C) of this Certificate been calculated at 16% per annum, not 14% per annum.

    "Person" means any individual, corporation, partnership, firm, joint venture, association, limited liability company or partnership, joint-stock company, trust, unincorporated organization or Governmental Body.

    "Series A Preferred Shares" means the Company's Series A Cumulative Pay-in-Kind Preferred Stock, par value $1.00 per share , as the same may be amended or modified from time to time.

    "Stated Value" means an amount per Series A Preferred Share, equal to $250.00, subject to adjustment from time to time to accurately reflect stock splits, subdivisions or combinations with respect to the Series A Preferred Shares.

    "Subsequent Preferred Shares" means any shares of preferred stock, par value $1.00 per share, of the Company, issued pursuant to that certain Securities Purchase Agreement dated as of February 18, 2000, among, Pameco Corporation, a Georgia corporation, Littlejohn Fund II, L.P. and Quilvest American Equity, Ltd., other than the Series A Preferred Shares.

    "Trading Day" means with respect to the Common Stock (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trading may be made on the Nasdaq National Market or
  (z) if the applicable security is not otherwise listed, admitted for trading or quoted, any day other than a Legal Holiday.

    "Weighted Average Trading Price" means the volume weighted average sales price per share of Class A Common Stock as reported by Bloomberg Information Systems, Inc.; provided, however, if there shall occur any adjustment to the Conversion Price as a result of Section 3(H)(4), the Weighted Average Trading Price shall be proportionally adjusted to the extent not so reflected in the report of Bloomberg Information Systems, Inc.

  (B) Ranking.

    The Series A Preferred Shares shall, with respect to dividends, distributions and distributions upon the liquidation, winding-up or dissolution of the Company, rank: (i) senior to all classes of Common Stock of the Company and to each other class of Capital Stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Series A Preferred Shares as to dividends, distributions and distributions upon the liquidation, winding-up and dissolution of the Company (together with the Common Stock of the Company, collectively referred to as "Junior Securities"); and (ii) on a parity with any additional shares of Series A Preferred Shares issued by the Company in the future in accordance with this
    Article IV hereof and any other class of Capital Stock or series of preferred stock established after the Issue Date by the Board of Directors (including any series of Subsequent Preferred Shares), the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Shares as to dividends, distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities").

  (C) Dividends.

    (1) For the three-year period following the Issue Date (the "Initial Dividend Period"), the Holders of the Series A Preferred Shares shall be entitled to receive on each such share, when, as and if declared by the Board of Directors, out of funds of the Company legally available therefor, cumulative preferential dividends, compounding quarterly to the extent unpaid on each March 1, June 1, September 1 and December 1 (each a "Compounding Date"), commencing on June 1, 2000, and accruing from the date of issuance at the rate of 14% per annum on the Stated Value of each Series A Preferred Share and of each Dividend Series A Preferred Share then deemed to have been issued (the "Initial Dividend Rate"); provided, however, if with respect to a particular period, the Company's earnings before interest, taxes, depreciation and amortization, as determined in accordance with generally accepted accounting principles consistently applied and maintained, is at least equal to $25.5 million for the year ended February 28, 2002 and/or $35.4 million for the year ended February 28, 2003, then with respect to a particular one-year period, the rate at which dividends would accrue, accumulate and compound during such one year period would be recalculated retroactively to 8% instead of 14%, such recalculation to occur as soon as practicable after the receipt of the Company's audited financial statements, accompanied by a signed opinion of its independent accountants, relating to the applicable one year period. When and if declared by the Board of Directors, such dividends shall be payable by issuance of such number of additional Series A Preferred Shares (including fractional shares) determined by dividing the dollar amount of the dividend to be paid by the Stated Value on the date such dividend is so paid; provided, however, if a dividend is declared and paid in the form of Series A Preferred Shares and the dividend rate is subsequently recalculated pursuant to this Section 3(C)(1), then the Company shall promptly advise the Holders of the recalculated dividend amount (which recalculation shall be binding absent manifest error) and the Holders shall promptly surrender for cancellation certificates representing a sufficient number of Series A Preferred Shares so that the number of Series A Preferred Shares issued to them in such dividend is appropriately adjusted to reflect the retroactive reduction of the dividend rate.

    (2) From and after the Initial Dividend Period, the Holders of the Series A Preferred Shares shall be entitled to receive on each such share, when, as and if declared by the Board of Directors, out of funds of the Company legally available therefor, cumulative preferential cash dividends, compounding quarterly to the extent unpaid, on each Compounding Date commencing on June 1, 2003 and accruing thereafter at the rate of 14% per annum on the Stated Value of each Series A Preferred Share and of each Dividend Series A Preferred Share then deemed to have been issued, except that the Company may provide written notice to the Holders at least 30 days prior to the end of the Initial Dividend Period, that such dividends, with respect to periods after the Initial

       Dividend Period shall continue to accrue and be payable in the same manner as during the Initial Dividend Period.

    (3) To the extent a Holder of Series A Preferred Shares receives payment of a dividend pursuant to Sections 3(C)(1) or 3(C)(2) in the form of additional Series A Preferred Shares, then, such Holder shall also be entitled to receive a warrant to purchase such number of additional Series A Preferred Shares equal to the number of Series A Preferred Shares received in payment of such dividend, having an exercise price equal to 12,500% of the conversion price of the Series A Preferred Shares in effect at the time of payment of such dividend, such warrant to be in substantially the form of the warrants originally issued to Holders on the Issue Date (the "Additional Warrants").

    (4) In addition to the dividends described in Section 3(C), if the Company declares and pays a dividend on the Common Stock, a Holder of Series A Preferred Shares shall be entitled to 50% of the dividends such Holder would have been entitled to had such Holder fully converted the Series A Preferred Shares into Common Stock pursuant to Section G immediately prior to the record date for the distribution. Dividend distributions under this Section 3(C) shall be made pro rata among the Holders of Series A Preferred Shares and holders of Class A Common Stock.

    (5) All dividends paid with respect to Series A Preferred Shares pursuant to this Section 3 (C) shall be made pro rata among the Holders based upon the aggregate Series A Preferred Shares held by each such Holder. If and when any Series A Preferred Shares are issued under Section 3(C) for the payment of dividends, such Shares shall be validly issued and outstanding and fully paid and nonassessable, and shall initially have a Conversion Price equal to that of the Series A Preferred Shares then in effect on the date such Series A Preferred Shares are issued.

    (6) In the case of Series A Preferred Shares issued on the Issue Date, dividends shall accrue from such date. In the case of Series A Preferred Shares issued as a dividend on Shares of Series A Preferred Shares or the Series A Preferred Shares issued upon exercise of any warrants to purchase Series A Preferred Shares, dividends shall accrue from the date on which such Series A Preferred Shares were issued.

    (7) Each fractional Series A Preferred Share outstanding shall also be entitled to a ratably proportionate amount of any other distributions made with respect to each outstanding or due to be issued and outstanding Series A Preferred Share, and all such distributions shall be payable in the same manner and at the same time as distributions on each outstanding or due to be issued and outstanding Series A Preferred Share.

  (D) Distributions upon liquidation, dissolution or winding up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (which for purposes of Section 3 shall include any transaction effected pursuant to a Business Combination Proposal), or any reduction or decrease in its Capital Stock resulting in a distribution of assets to the Holders of any class or series of the Company's Capital Stock (the date of such occurrence, the "Liquidation Date"), the Company shall, out of the assets of the Company available for distribution, make the following payments in respect of its Capital
      Stock:

    (1) first, payments on any Senior Securities;

    (2) second, on a pro rata basis, (i) to Holders of the Series A Preferred Shares equal to the greater of (A) the aggregate Liquidation Preference with respect to the Series A Preferred Shares held by such Holder on the Liquidation Date (including the Dividend Series A Preferred Shares to which such Holder would be entitled as of such date), plus the aggregate Liquidation Preference with respect to the Warrant Series A Preferred Shares deemed held by such Holder on the Liquidation Date (which cannot be less than zero), or
        (B) the amount which would be payable to such Holder in respect of Common Stock if such Holder had been deemed to have converted all Series A Preferred Shares, all Dividend Series A Preferred Shares and all Warrant Series A Preferred Shares whether or not convertible by the terms hereof, held (or deemed held) by such Holder as of the Liquidation Date into Common Stock immediately prior to the Liquidation Date; and (ii) due on Parity Securities; and

    (3) third, payments on any Junior Securities.

  (E) Redemption by the Company.

    (1) From time to time, on and after the sixth anniversary of the Issue Date, the Company may redeem the Series A Preferred Shares held by a Holder on the Redemption Date at a price per share, payable in cash, equal to 105% of the Liquidation Preference (the "Redemption Price"). If there shall be a legal impediment imposed by the DGCL to the Company's repurchase of any such shares, the Company shall use its best efforts to remove or remedy such impediment.

    (2) In case of redemption of less than all of the Series A Preferred Shares, such Series A Preferred Shares to be redeemed shall be redeemed on a pro rata basis among all Holders.

    (3) Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (the "Redemption Date"), by U.S. express mail, overnight courier guaranteeing next Business Day delivery, postage or charges prepaid, to all Holders of record of the Series A Preferred Shares at their last addresses as they shall appear on the books of the Company; provided, however, the validity of the proceedings for the redemption of any Series A Preferred Shares shall only be affected with respect to any Holder to whom the Company has failed to give notice or except as to the Holder to whom notice was defective. In addition to any information required by law, such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of Series A Preferred Shares to be redeemed and, if less than all such shares held by such Holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for the Series A Preferred Shares are to be surrendered for payment of the Redemption Price;
        (v) the Conversion Price then in effect; (vi) that the Holder's right to convert the Series A Preferred Shares into Common Stock shall terminate on the close of business on the third Business Day preceding such Redemption Date; and (vii) that dividends on the Series A Preferred Shares to be redeemed will cease to accumulate on the Redemption Date. Upon the sending of any such notice of redemption, the Company shall become obligated to redeem on the applicable Redemption Date all such Series A Preferred Shares called for redemption and the Company shall take all steps necessary to pay the Redemption Price on the Redemption Date.

    (4) If notice has been sent in accordance with Section 3 (E) (3) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the Holders of such Series A Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the applicable Redemption Date, dividends on the Series A Preferred Shares so called for redemption shall cease to accumulate, and such shares shall no longer be deemed to be outstanding and shall not have the status of Series A Preferred Shares, and all rights of the Holders thereof as shareholders of the Company (except the right to receive from the Company the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any Series A Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Redemption Price.

    (5) Any deposit of funds with a bank or trust company for the purpose of redeeming Series A Preferred Shares shall be irrevocable except that any balance of monies so deposited by the Company and unclaimed by the Holders of the Series A Preferred Shares entitled thereto at the expiration of one year from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings; provided, however, that any funds deposited for the purpose of redeeming Series A Preferred Shares which are subsequently converted in accordance with Section 3 (G) hereof shall be repaid to the Company upon such conversion.

  (F) Put Right.

    (1) Commencing upon the fifth anniversary of the Issue Date, each Holder may elect to sell to the Company all or any part of the Series A Preferred Shares held by a Holder, and to require the Company to purchase from such Holder such shares at a per share price, payable in cash, equal to the Liquidation Preference (the "Put Price") applicable to such shares (the "Put Right"). The Company shall take all necessary actions to pay the Put Price on the Put Date. If there shall be a legal impediment imposed by DGCL to the Company's repurchase of any such shares, the Company shall use its best efforts to remove or remedy such impediment. The Company shall pay the Put Price on a pro rata basis among all Holders exercising a Put Right based on the number of shares sought to be repurchased.

    (2) Notice of any Put Right shall be sent to the Company by or on behalf of a Holder exercising such right not less than 5 nor more than 30 days prior to the date specified for sale in such notice (the "Put Date"), by U.S. express mail or overnight courier guaranteeing next Business Day delivery, postage or charges prepaid. Such notice shall state: (i) the Put Date; (ii) the number of Series A Preferred Shares to be sold to the Company; and (iii) the date and the place where for the closing of the Put Right so as to pay the Put Price as soon as possible as set forth herein.

  (G) Conversion.

    (1) At any time after the Approval Date and subject to compliance with applicable law, including the HSR Act, by a particular Holder, any such Holder shall have the right to convert any of the then outstanding Series A Preferred Shares owned by it which have not been previously redeemed or repurchased into fully paid, nonassessable shares of Common Stock. For the purpose of conversion, each Series A Preferred Share shall be valued at the Liquidation Preference, which shall be divided by the Conversion Price in effect on the conversion date to determine the number of shares issuable upon such conversion. In case any Series A Preferred Shares are to be redeemed pursuant to Section (3) (E) above or repurchased in connection with Section 3 (F) above, such right of conversion shall cease and terminate as to the Series A Preferred Shares to be redeemed or repurchased at the close of business on the third Business Day preceding the date fixed for redemption (in the case of Section 3 (E) above) or repurchase (in the case of Section 3 (F) above), unless the Company shall default in the payment of the applicable price prior to the close of business on the date fixed for redemption or repurchase. Any Holder desiring to convert such shares into Common Stock shall surrender the certificate or certificates (unless such certificates have not yet been issued by the Company but are otherwise due such Holder pursuant to Section 3 hereof) evidencing such Series A Preferred Shares at the office of the transfer agent (which may be the Company) for the Series A Preferred Shares, which certificate or certificates, if the Company shall so require, shall be duly endorsed to the Company or in blank, or accompanied by proper instruments of transfer to the Company or in blank, accompanied by an irrevocable written notice to the Company that the Holder elects so to convert such Series A Preferred Shares and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued. In the event that a Holder fails to notify the Company of the number of Series A Preferred Shares which such Holder wishes to convert, such Holder shall be deemed to have elected to convert all shares represented by the certificate or certificates so surrendered for conversion.

    (2) Holders at the close of business on a record date for such dividend actually paid shall be entitled to receive the dividend payable on the Series A Preferred Shares being converted on the corresponding dividend payment date notwithstanding the conversion thereof following such record date and prior to such dividend payment date.

    (3) The Company shall, as soon as practicable after such deposit of certificates (to the extent required above) evidencing Series A Preferred Shares accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such Series A Preferred Shares were so surrendered, or to the nominee or nominees of such Person, certificates evidencing the number of full shares of Common Stock to which such Person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction a share of Common Stock as hereinafter provided. Subject to the following provisions of this paragraph (3), each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series A Preferred Shares to be converted shall have been surrendered (to the extent required above) together with the irrevocable written notice and payment of taxes (if applicable) as provided for in paragraphs (1) and (2) above, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such Series A Preferred Shares shall be treated for all purposes as the record holder or holders of such Common Stock at such time on such date, unless the stock transfer books of the Company shall be closed on such date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Series A Preferred Shares shall have been surrendered for conversion and such notice (and, if applicable, payment) received by the Company. Immediately following such conversion, the rights of the Holders with respect to converted Series A Preferred Shares shall cease.

    (4) Any conversion of Series A Preferred Shares hereunder shall also be deemed, automatically and without any further action on the part of the Holder or the Company, to be a conversion of the Series A Preferred Shares issuable upon exercise of the Warrant Series A Preferred Shares.

  (H) The Conversion Price at which Series A Preferred Shares are convertible into Common Stock shall be subject to adjustment from time to time, as follows:

    (1) In case at any time after the date hereof, the Company shall pay or make a dividend or other distribution on all or any portion of its Common Stock or shall make a dividend or other distribution on any other class of Capital Stock of the Company, which dividend or distribution consists of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be decreased by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares plus the total number of shares constituting such dividend or other distribution, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, but shall include shares issuable in respect of scrip Common Stock. If any dividend or distribution of the type described in this paragraph
        (1) is declared but not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

    (2) In case at any time after the date hereof, the Company shall pay or make a dividend or other distribution on all of its Common Stock consisting of, or shall otherwise issue, rights, warrants, options, or convertible or exchangeable securities (not being available on an equivalent basis to Holders upon conversion) entitling the holders thereof to subscribe for or purchase, Common Stock at a price per share less than the Current Market Price Per Share of the Common Stock (determined as provided in paragraph (8) of this Section 3(H)) on the date of or distribution or issuance such rights, warrants, options, or convertible or exchangeable securities (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date of such distribution or issuance shall be decreased by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock immediately prior to such distribution or issuance plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would receive at such Current Market Price Per Share, and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date of such distribution or issuance plus the number of shares of Common Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but will include shares issuable in respect of scrip certificates, if any, issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, warrants or options in respect of Common Stock held in the treasury of the Company (or, if rights, warrants or options are issued in respect of all of the Common Stock of the Company, will not exercise any such rights, warrants or options in respect of Common Stock held in the treasury of the Company). The value of such consideration, if other than cash, shall be determined in the reasonable good faith judgment of the Board of Directors, whose determination shall be conclusive. To the extent any securities are issued which give rise to an adjustment to the Conversion Price pursuant to this paragraph (2), and such securities expire unexercised, then the Conversion Price shall be readjusted as if such expired securities had never been issued.

    (3) In case at any time after the date hereof, the Company shall issue Common Stock at a price per share less than the Current Market Price Per Share of the Common Stock on the date of such issuance of Common Stock, the Conversion Price in effect at the opening of business on the day following such issuance date shall be decreased by multiplying such Conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to issuance plus the number of shares of Common Stock which the aggregate of the offering price of the shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price Per Share, and the denominator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the day following the date of such issuance.

    (4) In case at any time after the date hereof, all or any portion of the Common Stock outstanding shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced and, conversely in case at any time after the date hereof, all or any portion of the shares of Common Stock outstanding shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

    (5) In case at any time after the date hereof, the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, rights, warrants or options, but excluding any rights, warrants, or options referred to in paragraph (2) of this Section 3(H)) entitling the holders of Common Stock to subscribe for or purchase Common Stock at a price per share less than the Current Market Price Per Share of the Common Stock, the Conversion Price in effect at the opening of business on the date fixed for the determination of shareholders entitled to such distribution shall be by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price Per Share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidence of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price Per Share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. If any dividend or distribution of the type described in this Section 3(H)(5) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

    (6) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 3(J) below applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the date fixed for such determination within the meaning of paragraph (2) of this Section 3(H)), and (B) a subdivision or combination, as the case may be, of the number of Common Stock outstanding immediately prior to such reclassification into the number of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of the paragraph (4) of this Section 3(H)).

    (7) Intentionally Omitted.

    (8) For the purpose of any computation under paragraphs (2), (3) or (5) of this Section 3(H), the Current Market Price Per Share of Common Stock on any date shall be deemed to be the Weighted Average Trading Price for the 20 consecutive Trading Days immediately preceding the day in question.

    (9) Notwithstanding any other provision of this Section 6, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value. The Company hereby covenants not to take any action (A) to increase the par value per share of the Common Stock or (B) that would or does result in any adjustment in the Conversion Price that would cause the Conversion Price to be less than the then par value per share of the Common Stock.

    (10) Notwithstanding any other provision of this Section 3 (H), no adjustment in the Conversion Price need be made until all cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

    (11) Whenever the Conversion Price is adjusted as herein provided:

      (a) the Company shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Series A Preferred Shares; and

      (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record Holders at their last addresses as they shall appear upon the stock transfer books of the Company.

    (12) In any case in which this Section 3(H) provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event
         (A) issuing to the Holder of any Series A Preferred Share converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such Holder any amount in cash in lieu of any fractional share of Common Stock pursuant to Section 3(I).

  (I) The Company shall not issue fractional shares or scrip representing fractional shares of Common Stock upon conversion of Series A Preferred Shares. Instead the Company shall make a cash payment equal to the value of such fractional amount. If more than one certificate evidencing Series A Preferred Shares shall be surrendered for conversion at one time by the same Holder, the number of shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Preferred Shares so surrendered.

  (J) In the event that the Company shall be a party to any transaction, including without limitation any (i) recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock),
      (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (iii) any sale or transfer of all or substantially all of the assets of the Company or (iv) any compulsory share exchange, pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of each Series A Preferred Share then outstanding shall have the right thereafter, to convert such share into the kind and amount of securities, cash and other property receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such Series A Preferred Share might have been converted immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange. The Company or the Person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The above provisions shall similarly apply to successive recapitalization, reclassifications, consolidations, mergers, sales, transfers or share exchanges.

  (K) The Company shall at all times reserve and keep available, out of its authorized and unissued Capital Stock, solely for the purpose of effecting the conversion of the Series A Preferred Shares, such number of shares of its Common Stock, free of preemptive rights, as shall from time to time be sufficient to effect the conversion of all Series A Preferred Shares from time to time outstanding. The Company shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Series A Preferred Shares. The Company shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series A Preferred Shares. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the Series A Preferred Shares so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established, to the satisfaction of the Company, that such tax has been paid.

  (L) In case:

    (1) the Company shall authorize or take an action that would, upon consummation, require a Conversion Price adjustment pursuant to paragraphs (1), (3), (4) or (5) of Section 3(H); or

    (2) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

    (3) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

    then the Company shall cause to be mailed to the Holders, at their last addresses as they shall appear upon the stock transfer books of the Company, at least 20 days prior to the proposed record or effective date, as the case may be, notice stating (x) the date on which a record (if any) is to be taken for the purpose of such action, dividend or distribution, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined or (y) the date on which such action, reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such action, reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

  (M) Notwithstanding the foregoing provisions, (i) neither the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date, nor (ii) the issuance of any Subsequent Preferred Shares, shall be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies.

  (N) For purposes of this Section 3, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company.

  (O) Voting Rights

    (1) Holders shall vote their Series A Preferred Shares as a separate class as set forth in paragraph (3) hereof and as otherwise expressly permitted by the DGCL.

    (2) In addition to the rights set forth in Section 3(O)(1) above, after the Approval Date, and subject to compliance with applicable law, including the HSR Act, by a particular Holder, with no further action upon the part of such Holder or the Company, such Holder shall be entitled to one vote for each share of Common Stock to which such Holder is entitled to receive at such time upon conversion of the Series A Preferred Shares in accordance with Section (3) (O) hereof, whether or not such Holder has actually converted such shares, and shall vote such shares together with the Common Stock as a single class on all matters brought before a vote of the holders of the Common Stock.

    (3) The Company shall not, without the affirmative vote of the Holders of a majority of the Series A Preferred Shares then outstanding:

      (a) authorize, create (by way of reclassification or otherwise) or issue any securities which are senior to the Series A Preferred Shares as to dividends, distributions or distributions upon liquidation, winding up or dissolution of the Company ("Senior Securities"), any Parity Securities (other than additional Series A Preferred Shares issued in accordance with Section 3 hereof or Subsequent Preferred Shares) or any obligation or security convertible into, exchangeable for or evidencing the right to purchase any Senior Securities or Parity Securities;

      (b) amend or otherwise alter this Certificate of Incorporation in any manner that adversely affects the rights, privileges and preferences of the Series A Preferred Shares set forth herein; or

      (c) take any action requiring a vote of shareholders of the Company that adversely affects the rights, preferences and privileges of the Series A Preferred Shares set forth in this Certificate of Designation.

  (P) Payment.

    (1) All amounts payable in cash with respect to the Series A Preferred Shares shall be payable in United States dollars at the principal executive office of the Company or, at the option of the Holder, payment of dividends (if any) may be made by official bank check sent by overnight courier guaranteeing next Business Day delivery to such Holder of the Series A Preferred Shares at its address set forth in the register of Holders maintained by the Company.

    (2) Any payment on the Series A Preferred Shares due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

  (Q) Exclusion of Other Rights. Except as may otherwise be required by law, the Series A Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as it may be amended from time to time) and in the Certificate of Incorporation. The Series A Preferred Shares shall have no preemptive or subscription rights.

  (R) Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Section 3 (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Section 3 (as it may be amended from time to time) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Shares and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Shares and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Shares and qualifications, limitations and restrictions thereof unless so expressed herein.

  (S) Reissuance of Series A Preferred Shares. Series A Preferred Shares that have been issued and reacquired in any manner, including shares purchased, redeemed, exchanged or converted, shall (upon compliance with any applicable provisions of the DGCL) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issue of such shares as Series A Preferred Shares must be in compliance with the terms hereof.

  (T) Amendments. This Section 3 may be amended only with the consent of the Holders of a majority of the Series A Preferred Shares then outstanding, except that the Board of Directors may file amendments to this Section 3 without the consent of the Holders of the Series A Preferred Shares in order to increase the number of Series A Preferred Shares authorized by this Designation but only to permit the issuances of such Series A Preferred Shares as Dividend Series A Preferred Shares and Warrant Series A Preferred Shares, and only if such additional shares are reserved for issuance as Dividend Series A Preferred Shares or Warrant Series A Preferred Shares.

ARTICLE V. INCORPORATOR.

  The name and mailing address of the incorporator is Sedesh Doobay, Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth and Arch Streets,
Philadelphia, Pennsylvania 19103.

ARTICLE VI. BOARD OF DIRECTORS.

  Section 1. Number of Directors. The properties, business and affairs of the Company shall be managed and controlled by a Board of Directors, which shall consist of nine (9) members. The number of directors may be changed from time to time by resolution duly adopted by the affirmative vote of a majority of the Board of Directors then in office, provided that a quorum is present. In no case shall a decrease in the number of directors shorten the term of any incumbent director.

  Section 2. Initial Directors. The initial directors shall be W. Michael Clevy, Earl Dolive, James R. Balkcom, Jr., Edmund J. Feeley, Michael Ira Klein, Angus C. Littlejohn, Jr., Dixon R. Walker, Harry F. Weyher III and Willem F.P. de Vogel.

  Section 3. Term. The initial directors shall hold office for a term expiring at the next succeeding annual meeting. Subject to the foregoing, at each annual meeting of stockholders the successors to the directors whose term shall then expire shall be elected to hold office for a term expiring at the next annual meeting and each director so elected shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

  Section 4. Removal. Directors may be removed with or without cause.

  Section 5. Vacancies. Any vacancy on the Board of Directors for any reason, whether arising through death, resignation or removal of a director or through an increase in the number of directors, shall be filled by a majority vote of the remaining directors, although less than a quorum, or by a sole remaining director. The term of office of any director elected to fill such a vacancy shall expire at the expiration of the term of office in which the vacancy occurred.

  Section 6. Elections. Elections of the Board of Directors need not be by written ballot except to the extent provided in the Bylaws of the Company.

ARTICLE VII. BYLAWS.

  A majority of the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Company. The stockholders, by a majority vote of shares entitled to vote, of the Company may adopt, amend or repeal the Bylaws of the Company.

ARTICLE VIII. STOCKHOLDER MEETINGS; BOOKS.

  Meetings of stockholders shall be held at such time, on such date and at such place (within or without the State of Delaware) as provided in the Bylaws of the Company. Any action required or permitted to be taken by the stockholders, whether voting as a single voting group or as separate voting groups, must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders. The books of the Company may be kept, subject to any applicable statutory provision, outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.

ARTICLE IX. SPECIAL STOCKHOLDER MEETINGS.

  A special meeting of stockholders may be called at any time by a majority of the Board of Directors or Chief Executive Officer of the Company. At any time when a special meeting of stockholders has been called pursuant hereto and upon receipt of request from the persons calling the meeting, it shall be the duty of the Secretary to fix the time and place of the meeting, which shall be held not more than sixty (60) days after receipt of the request. If the Secretary neglects or refuses to fix the time or place of the meeting, the person(s) calling the meeting may do so.

ARTICLE X. VESTING OF POWER.

  All of the powers of the Company, insofar as the same may now or hereafter be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Company's Board of Directors. In furtherance and not in limitation of that power, the board shall have the power to make, adopt, alter, amend and repeal from time to time bylaws of the Company, subject to the right of the stockholders entitled to vote with respect thereto to adopt, amend and repeal bylaws.

ARTICLE XI. INDEMNIFICATION.

  Section 1. Officers and Directors--Direct Actions. The company shall indemnify any director or officer of the company (as used in this Article XI; the phrase "director or officer of the company" shall mean any person who is or was a director or officer of the company, or is or was serving at the request of the company as a director or officer of another domestic or foreign company for profit or not-for-profit, partnership, joint venture, trust or other enterprise), any person who was or is a party (other than a party plaintiff suing on his or her own behalf), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) by reason of the fact that he or she is or was a director or officer of the company, against expenses (including fees for legal counsel), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she met the standard of conduct of
(a) acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the company and (b) with respect to any criminal proceeding, having no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgement, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person (a) did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the company and (b) with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

  Section 2. Officers and Directors--Derivative Actions. The company shall indemnify any director or officer of the company who was or is a party (other than a party suing in the right of the company), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in the company's favor by reason of the fact that he or she is or was a director or officer of the company, against expenses (including fees for legal counsel) actually and reasonably incurred by him or her in connection with the defense or settlement of the action, suit or proceeding if he or she met the standard of conduct of acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the company. Indemnification shall not be made under this
Section 2 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the company unless and only to the extent that the Court of Chancery is located or the court in which the action, suit or proceeding was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses that the Court of Chancery or other court deems proper.

  Section 3. Employees and Agents. The company may, to the extent permitted by applicable law, indemnify any employee or agent of the corporation (as used in this Article XI; the phrase "employee or agent of the company" shall mean any person who is or was an employee or agent of the company, other than an officer, or is or was serving at the request of the company as an employee or agent of another domestic or foreign company for profit or not-for-profit, partnership, joint venture, trust or other enterprise) who was or is a party, or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses (including fees for legal counsel), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the company, provided he or she has met the standard of conduct set forth in
Section 1 and 2 of this Article XI, subject to the limitations set forth in
Section 2 of this Article XI in the case of an action, suit or proceeding by or in the right of the corporation to procure a judgement in the corporation's favor.

  Section 4. Any indemnification under Sections 1, 2 or 3 of this Article XI (unless ordered by a court) shall be made by the company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

  (A) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

  (B) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

  (C) by the stockholders.

  Section 5. Expenses (including attorney's fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company as authorized in this Article XI. Such expenses (including attorney's fees) incurred by employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

  Section 6. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

  Section 7. The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article.

  Section 8. The indemnification and advancement of expenses provided by or granted pursuant to, this Article XI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  Section 9. For purposes of this Article XI, references to "the Company" shall include, in addition to the resulting Company, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

  Section 10. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the company" shall include any service as a director, officer, employee or agent of the company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the company" as referred to in this Article XI.

  Section 11. No director of the Company or such other person or persons, if any, who, pursuant to a provision of this Certificate of Incorporation or in accordance with the DGCL (S)141(a), exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors, shall be personally liable to the or to any stockholder of the Company for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director's or the officer's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under DGCL 174, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

ARTICLE XII. NO PERSONAL LIABILITY.

  The personal liability of the directors of the Company is hereby eliminated to the fullest extent expressly or otherwise permitted by Section 102(b)(7) (or any other provision) of the DGCL, as the same may be amended from time to time.

ARTICLE XIII. AMENDMENTS.

  The Company reserves the right to amend this Certificate of Incorporation in any manner permitted by the Delaware General Corporation Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles X, XI, XII and this Article XIII may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in Articles X, XI, XII and this
Article XIII, unless such action is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of the Company entitled to vote on the matter.

  IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named for the purpose of forming a corporation to do business both within and without the State of Delaware, do make and file this Certificate, hereby declaring under penalties of perjury that it is my act and deed and that the facts stated herein are true.

ARTICLE XIV.

Dated: ________________________, 2000     By: _________________________________
                                             Incorporator

                                                                      EXHIBIT C

                                    BYLAWS
                                      OF
                        PAMECO ACQUISITION CORPORATION
                              (the "corporation")

ARTICLE I: MEETINGS OF STOCKHOLDERS.

  Section 1: Annual Meeting. The annual meeting of the stockholders of the corporation shall be held annually at such place within or without the State of Delaware, at such time and on such date as may from time to time be designated by the board of directors, for the election of directors and for the transaction of any other proper business.

  Section 2: Special Meetings. Special meetings of the stockholders may be called as and only as provided by the certificate of incorporation.

  Section 3: Notice of Meetings. Written notice of the each meeting stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which it is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

  Section 4: Stockholders List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholders, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

  Section 5: Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

  Section 6: Vote Required. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by applicable law or the certificate of incorporation, a different vote is required, in which case such law or provision in the certificate of incorporation shall govern and control the decision of such question.

  Section 7: Voting. Unless otherwise provided in the certificate of incorporation or board resolution, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

  Section 8: No Action Without Meeting. Any action required or permitted to be taken by the stockholders, whether as a single voting group or as separate voting groups, must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE II: DIRECTORS.

  Section 1: Number, Term and Election of Directors. The initial number of directors constituting the board of directors shall be nine (9). The number of directors may be changed by resolution duly adopted by the affirmative vote of a majority of the board of directors. Directors need not be stockholders of the corporation. As provided in the certificate of incorporation, each director shall be elected and hold office until his or her successor is elected and qualified or until his or her earlier death or resignation, or removal with or without cause. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director.

  Section 2: Powers of Directors. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

  Section 3: Place of Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

  Section 4: First Meeting. The first meeting of the newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors or as shall be specified in a written waiver signed by all of the directors.

  Section 5: Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors. The board of directors shall hold an annual meeting immediately following the annual meeting of the stockholders, at which time the board of directors shall elect a Chairman of the Board, who shall preside at all meetings of the board of directors and the stockholders and transact such other business as is appropriate.

  Section 6: Special Meetings. Special meetings of the board of directors may be called by the Chief Executive Officer upon not less than 10 nor more than 60 days' notice to each director; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors unless the board of directors consists of only one director; in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole director.

  Section 7: Quorum; Vote Necessary. At all meetings of the board of directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

  Section 8: Action Without Meeting. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

  Section 9: Telephonic Communications. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

  Section 10: Committees of Directors. The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors, which, to the extent provided in the resolutions, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation except as otherwise restricted by statute or the certificate of incorporation; provided, in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous resolution appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep regular minutes of its meetings and report the same to the board of directors at the next meeting of the board of directors following such committee meeting; except that when the board meeting is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the board of directors at its second meeting following such committee meeting.

  Section 11: Compensation of Directors. The board of directors may fix the compensation of directors.

ARTICLE III: NOTICES.

  Section 1: Form. Whenever, under the provisions of applicable law or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile or electronic mail.

  Section 2: Waiver. Whenever any notice is required to be given under the provisions of applicable law or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE IV: OFFICERS.

  Section 1: Officers. The officers of the corporation shall be chosen by the board and shall be a Chief Executive Officer ("CEO"), a President and a Secretary. The board may choose one or more Vice- Presidents, Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. The board of directors may appoint such other officers as it shall deem necessary who shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors. Election or appointment of an officer shall not of itself create contract rights. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged, or verified by two or more officers. The officers shall have the powers and duties set forth below, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

  Section 2: Appointment at Organizational Meeting. The board of directors, at its first meeting and after each annual meeting of stockholders, shall appoint a CEO, a President and a Secretary who shall serve in such capacity in accordance with these by-laws.

  Section 3: Salaries. The salaries of the CEO and the President of the corporation shall be fixed by the board of directors and the salaries of all other officers of the corporation shall be set by the CEO and confirmed by the board of directors.

  Section 4: Term; Removal; Vacancies; Resignation. The officers of the corporation shall hold office for a one-year term or until their successors are chosen and qualified, subject to earlier termination through removal with or without cause or through written resignation. Any officer elected or appointed by the board of directors may be removed with or without cause at any time by the affirmative vote of a majority of the board of directors present at a meeting at which there is a quorum. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

  An officer may resign by providing 30 days' prior written notice of such resignation to the corporation. Such resignation shall be effective on the 30th day after notice thereof is given to the corporation or on such later date as may be stated in such resignation.

  Section 5: Powers and Duties. Except as otherwise provided by law, the certificate of incorporation or these Bylaws, or as hereinafter provided, the officers of the corporation shall each have such powers and duties as from time to time may be conferred by the board.

  (a) Chief Executive Officer. The CEO shall, in the absence of the Chairman of the Board, preside as chairman at all meetings of stockholders, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The CEO shall have the authority to select and appoint employees and agents of the corporation. The CEO shall perform any other duties and have any other authority as may be delegated from time to time by the board of directors, and shall be subject to the limitations fixed from time to time by the board of directors.

  (b) President. The President shall be the chief operating officer of the corporation. He shall, under the direction of the CEO, supervise the management of the day-to-day business of the corporation. The President shall perform any other duties and have any other authority as may be delegated from time to time by the board of directors or the CEO.

  (c) Vice Presidents. The Vice President (if there be one) shall, in the absence or disability of the President, or at the direction of the President, perform the duties and exercise the powers of the President, whether the duties and powers are specified in these Bylaws or otherwise. If the corporation has more than one Vice President, the one designated by the board of directors or the CEO (in that order of precedence) shall act in the event of the absence or disability of the President. Vice Presidents shall perform any other duties and have any other authority as from time to time may be delegated by the board of directors, the Chief Executive Officer or the President.

  (d) Secretary. The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of such meetings in a book to be kept for that purpose and shall perform like duties for the standing committees of the board of directors when required. He or she or a designee shall give, or cause to be given, notice of all meetings of the stockholders, and shall perform such other duties as may be prescribed by the board of directors or Chief Executive Officer, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest to affixing by his or her signature.

  (e) Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the CEO and the board of directors at its regular meetings or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

  (f) Bonds and Sureties. If required by the board of directors, any officer or employee shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

  (g) Signatures. The signature of any officer, employee or agent upon any document of the corporation may be made by facsimile or machine signature under such limitations and circumstances as the board of directors or any appropriate committee of the board of directors may provide from time to time.

  Section 6: Duties of Officers May Be Delegated. The board of directors may delegate the powers or duties of any of the officers of the corporation to any other officer or to any director to the extent not prohibited by the certificate of incorporation or by statute.

ARTICLE V: CERTIFICATES OF STOCK.

  Section 1: Certificate of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the CEO, the President, the Secretary, the Treasurer or a Vice-President, an assistant Treasurer or an assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

  Section 2: Newly Issued Stock. If the corporation shall be authorized to issue more than one class of stock, or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General corporation Law of Delaware ("DGCL"), in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights or each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

  Section 3: Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

  Section 4: Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

  Section 5: Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

  Section 6: Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VI: GENERAL PROVISIONS.

  Section 1: Dividends. Dividends upon the common stock or preferred stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the common stock or preferred stock, subject to the provisions of the certificate of incorporation.

  Section 2: Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

  Section 3: Annual Statement. The board of directors shall present at each annual meeting a full and clear statement of the business and condition of the corporation.

  Section 4: Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

  Section 5: Fiscal Year. The fiscal year of the corporation shall be determined by the board of directors.

  Section 6: Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

  Section 7: Amendments. The board of directors shall have the power to make, adopt, alter, amend and repeal from time to time any provision of these bylaws, subject to the certificate of incorporation and the rights of stockholders entitled to vote with respect thereto to adopt, amend and repeal any provision of these bylaws.

ARTICLE VII: INDEMNIFICATION.

  Section 1: Officers and Directors--Direct Actions. The corporation shall indemnify any director or officer of the corporation (as used in this Article VII, the phrase "director or officer of the corporation" shall mean any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise), any person who was or is a party (other than a party plaintiff suing on his or her own behalf), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against expenses (including fees for legal counsel), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she met the standard of conduct of (a) acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and (b) with respect to any criminal proceeding, having no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgement, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person (a) did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and (b) with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

  Section 2: Officers and Directors--Derivative Actions. The corporation shall indemnify any director or officer of the corporation who was or is a party (other than a party suing in the right of the corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that he or she is or was a director or officer of the corporation, against expenses (including fees for legal counsel) actually and reasonably incurred by him or her in connection with the defense or settlement of the action, suit or proceeding if he or she met the standard of conduct of acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made under this Section 2 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery is located or the court in which the action, suit or proceeding was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses that the Court of Chancery or other court deems proper.

  Section 3: Employees and Agents. The corporation may, to the extent permitted by applicable law, indemnify any employee or agent of the corporation (as used in this Article VII; the phrase "employee or agent of the corporation" shall mean any person who is or was an employee or agent of the corporation, other than an officer, or is or was serving at the request of the corporation as an employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise) who was or is a party, or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses (including fees for legal counsel), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the corporation, provided he or she has met the standard of conduct set forth in Sections 1 and 2 of the Article VII, subject to the limitations set forth in Section 2 of this Article VII in the case of an action, suit or proceeding by or in the right of the corporation to procure a judgement in the corporation's favor.

  Section 4: Any indemnification under Sections 2 or 3 of this Article VII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

    (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

    (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

    (c) by the stockholders.

  Section 5: Expenses (including attorney's fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VII. Such expenses (including attorney's fees) incurred by employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

  Section 6: The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

  Section 7: The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

  Section 8: The indemnification and advancement of expenses provided by or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  Section 9: For purposes of this Article VII, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

  Section 10: For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

  Section 11: No director of the corporation or such other person or persons, if any, who, pursuant to a provision of these Bylaws or in accordance with the DGCL (S)141(a), exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors, shall be personally liable to the or to any stockholder of the corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director's or the officer's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under DGCL
(S)174, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

ARTICLE VIII: NO PERSONAL LIABILITY.

  The personal liability of the directors of the corporation is hereby eliminated to the fullest extent expressly or otherwise permitted by Section 102(b)(7) (or any other provision) of the DGCL, as the same may be amended from time to time.

PROXY                          PAMECO CORPORATION                          PROXY
         Class A Common Stock Proxy for Annual Meeting of Shareholders
                      Solicited by the Board of Directors
  The undersigned hereby appoints Dixon R. Walker and Richard S. Martin as attorneys and proxies of the undersigned, with the full power of substitution, to represent the undersigned and to vote all of the shares of Class A Common Stock of Pameco Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on July 21, 2000, at 9:00 a.m., local time, at the Marriott Hotel, Technology Parkway, Norcross, Georgia 30093, and any adjournments thereof: (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournments thereof.
The Board of Directors Recommends a Vote FOR the Proposals Listed Below.
1. To elect Directors by Holders of Class A Common Stock

  [_] FOR all nominees listed below         [_] WITHHOLD AUTHORITY to vote for
      (except as marked to the contrary)        all nominees below.
      Earl Dolive
      W. Michael Clevy

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

--------------------------------------------------------------------------------

2. To approve the convertibility features and voting rights of the Series A Preferred Stock and any Additional Preferred Stock that may be issued in the future

      [_] FOR           [_] AGAINST              [_] ABSTAIN

3. To approve and adopt an Agreement and Plan of Merger for the Reincorporation of the Company in Delaware

      [_] FOR           [_] AGAINST              [_] ABSTAIN

4. To approve and adopt the Certificate of Incorporation of the Delaware corporation that survives the reincorporation of the Company in Delaware eliminating the Company's Class B Common Stock and decreasing the Company's Class A Common Stock from 40,000,000 shares to 20,000,000 shares of common stock

      [_] FOR           [_] AGAINST              [_] ABSTAIN

                                                     (Continued on reverse side)


5. To approve the 1-for-3 Reverse Stock Split of the Company's outstanding Common Stock to be effected pursuant to the Agreement and Plan of Merger involving the reincorporation of the Company in Delaware.

      [_] FOR           [_] AGAINST              [_] ABSTAIN

6.To ratify and approve directors' indemnification agreements

      [_] FOR           [_] AGAINST              [_] ABSTAIN

7. To approve an amendment to the Company's 1999 Stock Award Plan to increase the number of shares reserved for issuance upon exercise of options granted under it and to increase the number of shares that may be subject to options granted under it to a single individual in a single year

      [_] FOR           [_] AGAINST              [_] ABSTAIN


Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign.

                                           DATED: _______________________, 2000
                                                 (Be sure to date Proxy)

                                           ------------------------------------
                                            Signature and title, if applicable

                                           ------------------------------------
                                                Signature if held jointly
                                           When signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If a
                                           corporation, please sign the full
                                           corporate name by the president or
                                           other authorized officer. If a
                                           partnership, please sign in the
                                           partnership name by an authorized
                                           person.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                               PRE-PAID ENVELOPE.

PROXY                          PAMECO CORPORATION                          PROXY
         Class B Common Stock Proxy for Annual Meeting of Shareholders
                      Solicited by the Board of Directors

  The undersigned hereby appoints Dixon R. Walker and Richard S. Martin as attorneys and proxies of the undersigned, with the full power of substitution, to represent the undersigned and to vote all of the shares of Class B Common Stock of Pameco Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on July 21, 2000, at 10:00 a.m., local time, at 9:00 a.m., local time, at the Marriott Hotel, Technology Parkway, Norcross, Georgia 30093, and any adjournments thereof: (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournments thereof.
The Board of Directors Recommends a Vote FOR the Proposals Listed Below.
1. To elect Directors by Holders of Class B Common Stock

  [_] FOR all nominees listed below          [_] WITHHOLD AUTHORITY to vote for
      (except as marked to the contrary)         all nominees below.
      James R. Balkcom, Jr.
      Edmund J. Feeley
      Michael Ira Klein
      Angus C. Littlejohn, Jr.
      Dixon R. Walker
      Harry F. Weyher III
      William F.P. de Vogel

INSTRUCTION: To withhold authority to vote for any individual nominee, write than nominee's name in the space provided below:

--------------------------------------------------------------------------------
2. To approve the convertibility features and voting rights of the Series A Preferred Stock and any Additional Preferred Stock that may be issued in the future

      [_] FOR           [_] AGAINST              [_] ABSTAIN

3. To approve and adopt an Agreement and Plan of Merger for the Reincorporation of the Company in Delaware

      [_] FOR           [_] AGAINST              [_] ABSTAIN

4. To approve and adopt the Certificate of Incorporation of the Delaware corporation that survives the reincorporation of the Company in Delaware eliminating the Company's Class B Common Stock and decreasing the Company's Class A Common Stock from 40,000,000 shares to 20,000,000 shares of common stock

      [_] FOR           [_] AGAINST              [_] ABSTAIN

                                                     (Continued on reverse side)


5. To approve the 1-for-3 Reverse Stock Split of the Company's outstanding Common Stock to be effected pursuant to the Agreement and Plan of Merger involving the reincorporation of the Company in Delaware.

      [_] FOR           [_] AGAINST              [_] ABSTAIN

6.To ratify and approve directors' indemnification agreements

      [_] FOR           [_] AGAINST              [_] ABSTAIN

7. To approve an amendment to the Company's 1999 Stock Award Plan to increase the number of shares reserved for issuance upon exercise of options granted under it and to increase the number of shares that may be subject to options granted under it to a single individual in a single year

      [_] FOR           [_] AGAINST              [_] ABSTAIN


Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign.

                                           DATED: _______________________, 2000
                                                 (Be sure to date Proxy)

                                           ------------------------------------
                                            Signature and title, if applicable

                                           ------------------------------------
                                                Signature if held jointly
                                           When signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If
                                           a corporation, please sign the full
                                           corporate name by the president or
                                           other authorized officer. If a
                                           partnership, please sign in the
                                           partnership name by an authorized
                                           person.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                               PRE-PAID ENVELOPE.